                                                    EXHIBIT 4(u)







_________________________________________________________________

                   STONE CONTAINER CORPORATION

                          $850,000,000

                        CREDIT AGREEMENT

                   Dated as of October __, 1994

                              with

           THE FINANCIAL INSTITUTIONS SIGNATORY HERETO,

                      BANKERS TRUST COMPANY,
                            as Agent,

                               and

       BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                       THE BANK OF NEW YORK,
                      THE BANK OF NOVA SCOTIA,
                CAISSE NATIONALE DE CREDIT AGRICOLE,
                          CHEMICAL BANK,
                  THE CHASE MANHATTAN BANK, N.A.,
                  DRESDNER BANK AG CHICAGO BRANCH,
                 THE FIRST NATIONAL BANK OF CHICAGO,
               THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                 NATIONSBANK OF NORTH CAROLINA, N.A.,
                    THE SUMITOMO BANK, LTD. AND
                     THE TORONTO-DOMINION BANK,
                           AS CO-AGENTS

_________________________________________________________________

                              CREDIT AGREEMENT


            THIS CREDIT AGREEMENT is dated as of October __, 1994 and is made by and among Stone Container Corporation, a Delaware corporation (the "BORROWER"), the undersigned financial institutions in their capacities as lenders hereunder (hereinafter collectively, the "LENDERS," and each individually, a "LENDER"), Bankers Trust Company, as agent (the "AGENT") for the Lenders hereunder, and Bank of America National Trust & Savings Association, The Bank of New York, The Bank of Nova Scotia, Caisse Nationale de Credit Agricole, Chemical Bank, The Chase Manhattan Bank, N.A., Dresdner Bank AG Chicago Branch, The First National Bank of Chicago, The Long-Term Credit Bank of Japan, Ltd., NationsBank of North Carolina, N.A., The Sumitomo Bank, Ltd. and The Toronto-Dominion Bank, as co-agents for the Lenders (collectively, the "CO-AGENTS," and each individually, a "CO-AGENT").

                                RECITALS:

            A. The Borrower has requested the Lenders to make a Term Loan to the Borrower in the aggregate principal amount of $400,000,000 and to make available Revolving Loans to the Borrower under a revolving credit facility (including a letter of credit subfacility and a swing line facility), subject to certain restrictions set forth herein, in an aggregate principal amount not to exceed $450,000,000 at any time outstanding.

            B. The proceeds of the Term Loan, Revolving Loans, Letters of Credit and Swing Line Loans made or issued hereunder will be used by the Borrower (i) to provide all or a portion of the funds necessary to repay in full all of the indebtedness outstanding under the U.S. Credit Agreement on the Closing Date; (ii) to make loans and/or capital contributions on the Closing Date to Stone-Canada, which will, concurrently therewith, repay all of the indebtedness outstanding under the Canadian Credit Agreements; (iii) to provide all or a portion of the funds necessary to repay all of the indebtedness outstanding under the Stone Savannah Credit Agreement on the Closing Date and to consummate the Stone Savannah Transactions; (iv) in the case of Letters of Credit, to meet the ordinary course of business letter of credit needs of the Borrower and its Subsidiaries; and (v) for ongoing working capital and general corporate purposes of the Borrower and its Subsidiaries.

            C. The Lenders are willing to make the Term Loan and to extend commitments to make the Revolving Loans and Swing Line Loans, and to issue or participate, as the case may be, in Letters of Credit, to the Borrower, in each case for the respective purposes stated above on the terms and subject to the conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

            Section 1.1 DEFINITIONAL APPENDIX. Unless the context otherwise requires, each capitalized term used herein, including the preamble and recitals above, and defined in the attached Definitional Appendix (which shall be deemed to be a part of this Agreement) shall have the meaning ascribed to such term in the Definitional Appendix.

            Section 1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in the United States of America or Canada, as applicable, as in effect on the date hereof (as applicable, the "AGREEMENT ACCOUNTING PRINCIPLES"); and except as otherwise expressly provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with such generally accepted accounting principles. Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to SECTION
5.1.1 shall be prepared in accordance with generally accepted accounting principles in the United States or Canada, as applicable, as in effect on the respective dates of their preparation. Where the Handbook of the Canadian Institute of Chartered Accountants includes a statement on a method of accounting relating to a Canadian Subsidiary of the Borrower, such statement shall be regarded as the only generally accepted accounting principle in effect in Canada applicable to the circumstances that it covers.
Notwithstanding the foregoing, other than for purposes of the financial statements referenced in SECTIONS 5.1.1(b)(i) and 5.1.1(c)(i), in all computations of Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Net Income, Consolidated Net Loss, Consolidated Net Worth, Consolidated Tangible Net Worth, Total Consolidated Indebtedness for Borrowed Money and all other "consolidated" amounts, and in all computations referred to in the third sentence of SECTION 5.1.1(b) and clause (z) of the second sentence of SECTION 5.1.1(c), the assets, liabilities, income, losses, net worth and other relevant amounts concerning Seminole Kraft, S-CC and SVCPI shall not be consolidated but shall instead, as applicable, be excluded or accounted for utilizing the equity method.

                                 ARTICLE II

                               LOAN PROVISIONS

            Section 2.1       LOAN COMMITMENTS.

            (a) TERM LOAN. Each Term Lender severally, and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan to the Borrower on the Closing Date to, but not including, the Term Loan Maturity Date, in an aggregate principal amount equal to the Term Loan Commitment of such Lender. Each Term Lender's Term Loan Commitment shall expire immediately and without further action on the Closing Date if the Term Loan is not made on the Closing Date.
The Borrower may only make a Borrowing under the Term Loan Commitments on the Closing Date. No amount of the Term Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder. The Term Loan shall be a Prime Rate Loan unless and until converted, in whole or in part, to a Eurodollar Rate Loan pursuant to this Agreement; PROVIDED, HOWEVER, that Eurodollar Rate Term
Loans shall only have Interest Periods of one month during the first ninety (90) days following the date hereof.

            (b) REVOLVING LOANS. Each Revolving Lender severally, and for itself alone, agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to the Borrower on a revolving basis from time to time from and after the Closing Date to, but not including, the Revolver Termination Date, in its Revolving Loan Pro Rata Share of such aggregate amount as the Borrower may request, but not exceeding in an aggregate principal amount at any one time outstanding (giving effect to the contemporaneous application of any Revolving Loan proceeds to the payment of any L/C Obligations, Florence L/C Obligations or Swing Line Loans) the applicable Revolving Loan Commitment of such Revolving Lender at such time MINUS (i) such Revolving Lender's Revolving Loan Pro Rata Share of the L/C Obligations outstanding at such time, (ii) such Revolving Lender's Revolving Loan Pro Rata Share of Florence L/C Obligations outstanding at such time and (iii) such Revolving Lender's Revolving Loan Pro Rata Share of Swing Line Loans outstanding at such time. Prior to the Revolver Termination Date, Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

            Section 2.2       OBLIGATIONS; NOTES

            (a) TERM LOAN OBLIGATIONS. The Borrower's obligation to each Term Lender to repay the principal of, and interest on, the Term Loan made hereunder shall be evidenced by a promissory note (each a "TERM NOTE" and collectively the "TERM NOTES") duly executed and delivered by the Borrower substantially in the form of
EXHIBIT 2.2(a) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each Term Lender in the amount of such Lender's Term Loan Commitment, (ii) be dated the Closing Date, (iii) provide that the Term Loan evidenced thereby shall mature on the Term Loan Maturity Date, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to EXHIBIT 2.2(a). Each Term Lender shall, and is hereby authorized to, make a notation on the principal payments schedule of the date and the amount of any principal payments. Such schedules as maintained by each Term Lender shall, absent manifest error, constitute PRIMA FACIE evidence of the amount outstanding under the Term Loan. Notwithstanding the foregoing, the failure to make a notation with respect to any principal payment shall not limit or otherwise affect the obligation of the Borrower hereunder or under any Term Note with respect to the Term Loan and payments of principal or interest by the Borrower shall not be affected by the failure by any Term Lender to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Subject to the earlier acceleration or prepayment of the Term Loan as permitted or required by this Agreement, the Borrower shall repay the outstanding principal balance of the Term Loan in semi-annual installments payable to the order of the respective Term Lenders (according to their Term Loan Pro Rata Shares) on the dates and in the respective aggregate amounts as follows:

                  PAYMENT DATE                       AMOUNT

                  April 1, 1995                       $2,000,000
                  October 1, 1995                     $2,000,000
                  April 1, 1996                       $2,000,000
                  October 1, 1996                     $2,000,000
                  April 1, 1997                       $2,000,000
                  October 1, 1997                     $2,000,000
                  April 1, 1998                       $2,000,000
                  October 1, 1998                     $2,000,000
                  April 1, 1999                       $2,000,000
                  October 1, 1999                   $190,000,000
                  April 1, 2000                     $192,000,000

            (b) REVOLVING LOAN OBLIGATIONS. The Borrower's obligations to each Revolving Lender to repay the principal of, and interest on, all of the Revolving Loans made by each Revolving Lender hereunder shall be evidenced by a promissory note (each a "REVOLVING NOTE" and collectively the "REVOLVING NOTES") duly executed and delivered by the Borrower substantially in the form of EXHIBIT 2.2(b) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of each Revolving Lender in the amount of such Lender's Revolving Loan Commitment, (ii) be dated the Closing

Date, (iii) provide that each Revolving Loan evidenced thereby shall be repaid on the Revolver Termination Date as provided herein, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the Schedule to EXHIBIT 2.2(B). On the Closing Date and at the time of the making of each Revolving Loan or principal payment, as the case may be, such Revolving Lender shall, and is hereby authorized to, make a notation on the Principal Payments Schedule with respect to such Lender's Revolving Note of the date and the amount of each Revolving Loan or payment, as the case may be. Such schedule as maintained by each Revolving Lender shall, absent manifest error, constitute PRIMA FACIE evidence of the amounts outstanding under the Revolving Loans. Notwithstanding the foregoing, the failure by any Revolving Lender to make a notation with respect to any Revolving Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Lender's Revolving Note with respect to such Revolving Loan and payments of principal by the Borrower shall not be affected by the failure to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Although the Revolving Notes shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which the Revolving Loans evidenced thereby are outstanding and although the stated amount of the Revolving Notes shall be equal to each Revolving Lender's Revolving Loan Commitment, each Revolving Note shall be enforceable with respect to the Borrower's obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Revolving Loans at the time evidenced thereby. Subject to the earlier acceleration or prepayment of the Revolving Loans as permitted or required by this Agreement, the Borrower shall repay all Revolving Loans then outstanding on the Revolver Termination Date.

            (c) SWING LINE LOAN OBLIGATIONS. The Borrower's obligation to the Swing Line Lender to repay the principal of, and interest on, all of the Swing Line Loans made by the Swing Line Lender hereunder shall be evidenced by a promissory note (the "SWING LINE NOTE") duly executed and delivered by the Borrower substantially in the form of EXHIBIT 2.2(c) hereto, the terms of which are incorporated herein by reference in their entirety and made a part hereof and shall (i) be payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, (ii) be dated the Closing Date, (iii) provide that each Swing Line Loan evidenced thereby shall be repaid as provided herein, (iv) bear interest as provided in this Agreement and (v) have attached thereto a principal payments schedule substantially in the form of the schedule to EXHIBIT 2.2(c). On the Closing Date and at the time of the making of each Swing Line Loan or principal payment, as the case may be, the Swing Line Lender shall, and is hereby authorized to, make a notation on the principal payments schedule to the Swing Line Note of the date and the amount of each Swing Line Loan or payment, as the case may be. Such schedule as maintained by the Swing Line Lender shall, absent manifest error, constitute PRIMA FACIE evidence of the amounts outstanding under the Swing Line Loans. Notwithstanding the foregoing, the failure by the Swing Line Lender to make a notation with respect to any Swing Line Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Swing Line Lender's Swing Line Note with respect to such Swing Line Loan and payments of principal by the Borrower shall not be affected by the failure to make a notation thereof on the principal payments schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Although the Swing Line Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which the Swing Line Loans evidenced thereby are outstanding and although the stated amount of the Swing Line Note shall be equal to the Swing Line Commitment, the Swing Line Note shall be enforceable with respect to the Borrower's obligation to pay the principal amount thereof only to the extent of the unpaid principal amount of the Swing Line Loans at the time evidenced thereby. Subject to the earlier acceleration or prepayment of the Swing Line Loans as permitted or required by this Agreement, the Borrower shall repay all Swing Line Loans outstanding on the Revolver Termination Date.

            Section 2.3 BORROWING OPTIONS. The Term Loan and the Revolving Loans shall, at the option of the Borrower and except as otherwise provided in this Agreement, consist of (i) Prime Rate Loans, (ii) Eurodollar Rate Loans or (iii) part Prime Rate Loans and part Eurodollar Rate Loans, provided that all Loans made pursuant to the same Borrowing shall be of the same Type. As to any Eurodollar Rate Loan, any Lender may, if it so elects, fulfill its commitment to make such Loan by causing a foreign branch or affiliate of such Lender to make or continue such Loan, provided that in such event such Lender's Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as the case may be, of the Loan shall, for purposes of this Agreement, be considered to have been made by such Lender and the obligation of the Borrower to repay such Lender's Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as the case may be, of the Loan shall nevertheless be to such Lender and shall be deemed held by such Lender for the account of such branch or affiliate.

            Section 2.4 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing by the Borrower hereunder shall be not less than $5 million ($1 million in the case of Swing Line Loans) and, in each case, if greater, shall be in an integral multiple of $1 million above such minimum; PROVIDED, HOWEVER, that (i) any Borrowing consisting of Revolving Loans made pursuant to SECTION 2.11(c) may be in the amount of the Swing Line Loan(s) refunded thereby and (ii) such Revolving Loans shall be Prime Rate Revolving Loans unless and until converted into Eurodollar Rate Revolving Loans pursuant to the terms of SECTION 2.6.

            Section 2.5 NOTICE OF BORROWING. Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Agent at its office located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Prime Rate Loan, and at least (3) three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Rate Loan, to be made hereunder. In each case such notice shall be given prior to 1:00 p.m. (New York City time) on the date specified. Each such notice (a "NOTICE OF BORROWING"), which shall be in the form of EXHIBIT 2.5 hereto, shall be irrevocable, shall be deemed a representation by the Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the Loans being made pursuant to such Borrowing are to be Prime Rate Loans or Eurodollar Rate Loans and, with respect to Eurodollar Rate Loans, the Interest Period to be applicable thereto. The Agent shall as promptly as practicable give each Revolving Lender written notice (or telephonic notice confirmed in writing) of each proposed Borrowing with respect to the Revolving Loans, of such Revolving Lender's Revolving Loan Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation, with the Agent's records being, absent manifest error, conclusive and binding on all parties hereto.

            Section 2.6 CONVERSION OR CONTINUATION. The Borrower may elect (i) at any time to convert Prime Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Prime Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate principal amount of the Eurodollar Rate Loans for each Interest Period therefor must be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation of Term Loans shall be allocated among the Term Loans of the Term Lenders in accordance with their respective Term Loan Pro Rata Shares. Each conversion or continuation of Revolving Loans shall be allocated among the Revolving Loans of the Revolving Lenders in accordance with their respective Revolving Loan Pro Rata Shares.
Each such election shall be in substantially the form of EXHIBIT 2.6 hereto (a "NOTICE OF CONVERSION OR CONTINUATION") and shall be made by giving the Agent at least three Business Days' prior written notice thereof specifying (i) the amount and type of conversion or continuation, (ii)in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and
(iii) in the case of
a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Agent shall promptly notify each Revolving Lender or Term Lender, as applicable, of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Prime Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this
SECTION 2.6, the Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will automatically convert to Prime Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

            Section 2.7 DISBURSEMENT OF FUNDS. No later than 12:00 noon (New York City time) on the date specified in the applicable Notice of Borrowing, so long as the Agent has notified such Lender of such Notice of Borrowing, each Lender will make available its Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as the case may be, of the Borrowing requested to be made on such date in Dollars and in immediately available funds, at the office (the "PAYMENT OFFICE") of the Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 (for the account of such non-U.S. office of the Agent as the Agent may direct in the case of Eurodollar Rate Loans), and the Agent will promptly make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the applicable Lenders. Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as the case may be, of such Borrowing, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Borrower interest on such corresponding amount, in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to but excluding the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the rate applicable to Prime Rate Loans or Eurodollar Rate

Loans, as the case may be, applicable during the period in question and, upon payment of such amounts to the Agent, the Borrower shall be entitled to recover such amounts from such Lender. Any amounts due hereunder to the Agent from the Lenders which are not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for the first three days after the date such amount is due and thereafter at the Federal Funds Rate plus 1%, together with the Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments of principal and interest made on its Loans, amounts due with respect to Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to the Agent to fund any outstanding Loans made available on behalf of such Lender by the Agent pursuant to this SECTION 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as the case may be, of all Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against the Borrower with respect to any amounts paid to the Agent or any Lender with respect to the preceding sentence; PROVIDED, HOWEVER, that such Lender shall have full recourse against the Borrower to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            Section 2.8       INTEREST.

            (a) PRIME RATE REVOLVING LOANS. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Revolving Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to SECTION 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate Revolving Loan or until such Prime Rate Revolving Loan is converted into a Eurodollar Rate Revolving Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 1-5/8%, as such Borrowing Margin may from time to time be adjusted pursuant to SECTION 2.9.

            (b) EURODOLLAR RATE REVOLVING LOANS. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Revolving Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to SECTION 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate Revolving Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 2-5/8%, as such Borrowing Margin may from time to time be adjusted pursuant to SECTION 2.9.

            (c) PRIME RATE TERM LOANS. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to SECTION 2.6) until maturity (whether by acceleration or otherwise) of such Prime Rate Term Loan or until such Prime Rate Term Loan is converted into a Eurodollar Rate Term Loan, at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 2-1/8%.

            (d) EURODOLLAR RATE TERM LOANS. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Term Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or upon a conversion pursuant to SECTION 2.6) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate Term Loan at a rate per annum equal to the relevant Eurodollar Rate plus a Borrowing Margin of 3-1/8%.

            (e) SWING LINE LOANS. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Swing Line Loan from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) of such Swing Line Loan or until such Swing Line Loan is converted to a Revolving Loan at a rate per annum equal to the Prime Rate in effect from time to time plus a Borrowing Margin of 1-5/8%, as such Borrowing Margin may from time to time be adjusted pursuant to SECTION 2.9.

            (f) DEFAULT RATE INTEREST. Overdue principal and (to the extent permitted by applicable law) overdue interest in respect of each Loan shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to (i) if such Loan is a Prime Rate Loan, the Prime Rate plus the applicable Borrowing Margin set forth in SECTION 2.8(a), (c) OR (e) (as the same may be adjusted pursuant to SECTION 2.9), as the case may be, plus 2% per annum or (ii) if such Loan is a Eurodollar Rate Loan, the Eurodollar Rate then in effect plus the applicable Borrowing Margin set forth in SECTION 2.8(b) OR
(d) (as the same may be adjusted pursuant to SECTION 2.9), as the case may be, plus 2% per annum (any such applicable rate of interest in the foregoing clauses (i) and (ii) being the "DEFAULT RATE").

            (g) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing (whether pursuant to a new Borrowing or upon a conversion pursuant to SECTION 2.6) to but excluding the date of any repayment thereof. Interest on Eurodollar Rate Loans shall be payable by the Borrower in arrears on the last day of each Interest Period and, in the case of an Interest Period in excess of three months, at intervals of every three months after the initial date of such Interest Period. Notwithstanding the above, interest shall be due and payable on any amount repaid or reborrowed, as the case may be, on the date of such repayment or reborrowing, as the case may be, and upon final maturity of such Loan (whether by acceleration or otherwise) and after such maturity, on demand. Interest on Prime Rate Loans shall be due and payable quarterly in arrears on the Quarterly Payment Date of each year, on the date on which such Prime Rate Loan is converted to a Eurodollar Rate Loan, on the date of any voluntary or mandatory repayment, on maturity (whether by acceleration or otherwise) and after such maturity, on demand. Interest on all Eurodollar Rate Loans shall be computed on the basis of a year consisting of 360 days and actual days elapsed. Interest on all Prime Rate Loans shall be computed on the basis of a year consisting of 365 or 366 days, as the case may be, and actual days elapsed.

            (h) NOTIFICATION OF RATE. The Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly give the Borrower and the other Lenders written or telephonic notice thereof. Such determination shall, absent manifest error and subject to the provisions of SECTION 2.13, be final, conclusive and binding upon all parties hereto.

            (i) MAXIMUM INTEREST. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

            (j) REFERENCE BANKS. If any Reference Bank shall for any reason no longer have a Commitment or a Loan, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result thereof, there shall only be one Reference Bank remaining, the Borrower and the Agent (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Bank so that there shall at all time be at least two Reference Banks. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of SECTION 2.13, be determined on the basis of the quotations of the remaining Reference Banks.

            Section 2.9       INTEREST RATE ADJUSTMENTS.

            (a) Subject to SECTION 2.9(b), the Borrowing Margins set forth in SECTIONS 2.8(a), (b) AND (e) shall be subject to adjustment pursuant to the terms and conditions set forth on SCHEDULE 1.1(b) hereto. Subject to
SECTION 2.9(b), any such upward or downward adjustment shall be effective immediately upon receipt by the Lenders of the officer's certificate delivered pursuant to SECTION 5.1.1(b) OR (c) which gives rise to such adjustment.

            (b) The Borrowing Margin for any Eurodollar Rate Revolving Loan shall be the Borrowing Margin in effect on the first day of the Interest Period with respect to such Eurodollar Rate Revolving Loan. The Borrowing Margin for any Eurodollar Rate Revolving Loan shall not change during the Interest Period applicable to such Borrowing.

            Section 2.10 INTEREST PERIODS. At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation with respect to Eurodollar Rate Loans, the Borrower shall elect, by giving the Agent written notice, the interest period (each an "INTEREST PERIOD") applicable to the related Eurodollar Rate Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period, provided that: (i)the Interest Period for any Eurodollar Rate Loan shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of a continuation of such Eurodollar Rate Loan shall commence on the day on which the immediately preceding Interest Period for such Loan expires; (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, HOWEVER, that if any Interest Period in respect of a Eurodollar
Rate Loan would otherwise expire on a day which is not a Business Day and after which no Business Day occurs in the same month, such Interest Period shall expire on the immediately preceding Business Day; (iii) if an Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of the first, second, third or sixth, as applicable, succeeding calendar month; and
(iv) no Interest Period shall extend beyond the Revolver Termination Date for any Revolving Loans or the Term Loan Maturity Date for the Term Loan.

            Section 2.11      SWING LINE LOANS.

            (a) SWING LINE COMMITMENT. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("SWING LINE LOANS") to the Borrower on any Business Day from time to time from and after the Closing Date to, but not including, the Revolver Termination Date in an aggregate principal amount at any one time outstanding not to exceed $25,000,000; PROVIDED, HOWEVER, that in no event may the amount of any Borrowing of Swing Line Loans cause the outstanding Revolving Loans of any Lender (other than the Swing Line Lender), when added to such Lender's Revolving Loan Pro Rata Share of the then outstanding Swing Line Loans, L/C Obligations and Florence L/C Obligations (after giving effect to the use of proceeds of such Swing Line Loans) to exceed such Lender's Revolving Loan Commitment. Amounts borrowed by the

Borrower under this SECTION 2.11(a) may be repaid and, to but excluding the Revolver Termination Date, reborrowed.

            (b)   PROCEDURE FOR SWING LINE BORROWING.   The Swing Line Loans
shall be made and maintained as Prime Rate Loans and, notwithstanding SECTION 2.6, shall not be entitled to be converted into Eurodollar Rate Loans. The Borrower shall give the Agent and the Swing Line Lender irrevocable notice (which notice must be received by the Agent and the Swing Line Lender prior to 1:00 p.m., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $1,000,000 or an integral multiple thereof. The proceeds of each Swing Line Loan will then be made available to the Borrower by the Swing Line Lender by crediting the account of the Borrower on the books of the office of the Swing Line Lender specified in SECTION 2.7 with such proceeds.

            (c) REFUNDING OF SWING LINE LOANS. The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Loan in an amount equal to such Revolving Lender's Revolving Loan Pro Rata Share of the principal amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given. Unless any of the events described in SECTION 7.1(e) OR 7.1(f) shall have occurred (in which event the procedures of paragraph (d) of this SECTION 2.11 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Revolving Lender shall make the proceeds of its Revolving Loan available to the Agent at its office specified in SECTION 2.7 prior to 1:00 p.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and immediately applied to repay the Refunded Swing Line Loans, and, until converted into Eurodollar Rate Loans, shall constitute Prime Rate Revolving Loans.

            (d) PARTICIPATION IN SWING LINE LOANS. If, prior to the making of a Prime Rate Revolving Loan pursuant to paragraph (c) of this SECTION 2.11, one of the events described in SECTIONS 7.1(e) OR 7.1(f) shall have occurred, then, subject to the provisions of clause (e) below, each Revolving Lender will, on the date such Revolving Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Loan Pro Rata Share of such Refunded Swing Line Loan. Upon request, each Revolving Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such

Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (e) OBLIGATIONS UNCONDITIONAL. Each Revolving Lender's obligation to make Revolving Loans in accordance with clause (c) above and to purchase participating interests in accordance with clause (d) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (iv) any breach of this Agreement by the Borrower or any other Person; (v) any inability of the Borrower to satisfy the conditions precedent to Borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to the Swing Line Lender the amount required pursuant to clause (c) or (d) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first three days and at the Prime Rate thereafter. Notwithstanding the foregoing provisions of this
SECTION 2.11(e), no Revolving Lender shall be required to make a Revolving
Loan to the Borrower for the purpose of refunding a Swing Line Loan pursuant to clause (c) above or to purchase a participating interest in a Swing Line Loan pursuant to clause (d) above if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Revolving Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Revolving Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; PROVIDED, HOWEVER, that the obligation of such Revolving Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of
(i) the date upon which such Revolving Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

            Section 2.12      LETTERS OF CREDIT.

            (a) ISSUANCE BY FACING AGENT. Subject to the terms and conditions hereof and provided that no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Borrower may request, in accordance with this SECTION 2.12, that the Facing Agent issue on behalf of the Revolving Lenders Letters of Credit denominated in Dollars for the account of the Borrower with the face amount of each Letter of Credit in a minimum amount of $250,000 or such lesser amount as the Facing Agent may approve; PROVIDED, HOWEVER, that (i) each Letter of Credit shall be issued in favor of a Permitted Beneficiary; (ii) the Borrower shall not request the Facing Agent to issue any Letter of Credit if, after giving effect to such issuance, the sum of the aggregate Stated Amounts and unreimbursed drawings of the Letters of Credit then outstanding would exceed $50,000,000 or if the face amount of such requested Letter of Credit exceeds the Total Available Revolving Commitment then in effect, and (iii) in no event shall the Facing Agent issue any Letter of Credit having an expiration date later than one year from the date of issuance (or in any event later than thirty (30) days prior to the Revolver Termination Date), provided that any such Letter of Credit may be automatically extended to a date not later than one year from its expiration date (but in no event later than thirty (30) days prior to the Revolver Termination Date) on an annual basis upon the satisfaction of the applicable conditions set forth in SECTIONS 6.2(a),(b) and (d) hereof with respect to the issuance of any Letter of Credit, which satisfaction the Facing Agent may require the Borrower to certify in writing as a condition of any such extension. For each such automatic extension of a Letter of Credit, the Borrower shall deliver a written request to the Facing Agent (with a copy to the Agent) no earlier than 150 days and no later than 120 days prior to the expiration date thereof. Such request shall affirm that as of the date thereof the conditions for the issuance of a Letter of Credit set forth in SECTION 6.2 are satisfied. After receipt by the Facing Agent of such extension request, each such Letter of Credit shall be automatically extended under the terms and conditions provided above. Each request for an issuance of, or an amendment to, a Letter of Credit shall be in the form of EXHIBIT 2.12 hereto, appropriately completed. The issuance of a Letter of Credit pursuant to this
SECTION 2.12 shall be deemed (A) to be a Borrowing for purposes of, without limitation, the satisfaction of the applicable conditions set forth in ARTICLE VI hereof and (B) to reduce availability under the Revolving Loan Commitments of the Revolving Lenders (except for purposes of SECTION 3.7 with respect to the calculation of Commitment Fees) then in effect by an amount equal to the sum of the aggregate Stated Amounts and unreimbursed drawings of such Letter of Credit until such time as such Letter of Credit is no longer outstanding and any amounts drawn thereunder have been reimbursed.

            (b) PARTICIPATION OF REVOLVING LENDERS. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Facing Agent a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Revolving Loan Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. The Facing Agent shall give the Agent written notice of the issuance or amendment of a Letter of Credit on the date of issuance or amendment thereof and provide the Agent with a copy of each Letter of Credit and amendment thereto. The Agent shall give each Revolving Lender written notice of the issuance and amendment of a Letter of Credit within five (5) Business Days after each such Letter of Credit has been issued or amended pursuant to the terms hereof.

            (c) REQUESTS FOR ISSUANCE. Whenever the Borrower desires the issuance or extension (other than an automatic extension) of a Letter of Credit, it shall deliver to the Facing Agent and the Agent (with a duplicate copy to the Agent's Letter of Credit department at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attn: Commercial Loan Division, Standby L/C Unit, 14th Floor for Standby Letters of Credit and to the Agent's Global Assets Letter of Credit Division, 130 Liberty Street, New York, New York 10006, Attn:
Trade Letter of Credit, 12th Floor for Commercial Letters of Credit) a written notice in the form of EXHIBIT 2.12 hereto no later than 1:00 p.m., (New York City time) at least five (5) Business Days (or such shorter period as may be agreed to by the Facing Agent in any particular instance) in advance of the proposed date of issuance or extension. That notice shall specify (i) the proposed date of issuance or extension (which shall be a Business Day), (ii) the type of Letter of Credit, (iii) the Stated Amount of the Letter of Credit, (iv) the expiration date of the Letter of Credit, (v) the name and address of the beneficiary (which shall be a Permitted Beneficiary) and (vi) such other information as the Facing Agent may reasonably request. Prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary on or prior to the expiration date of the Letter of Credit, would require the Facing Agent to make payment under the Letter of Credit; PROVIDED, HOWEVER, that the Facing Agent, in its sole judgment, may require changes in any such documents and certificates. In determining whether to pay under any Letter of Credit, the Facing Agent shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. In the event that any terms or conditions of such written notice of issuance or amendment or any other document delivered in connection therewith are inconsistent with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

            (d) REIMBURSEMENT OF DRAWINGS. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Facing Agent shall notify the Borrower, the Agent and the Revolving Lenders prior to the date on which the Facing Agent intends to honor such drawing, and the Borrower shall reimburse the Facing Agent on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing, provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified the Facing Agent and the Agent prior to 1:00 p.m. (New York City time) one Business Day prior to such drawing that the Borrower intends to reimburse the Facing Agent for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent requesting the Revolving Lenders to make a Prime Rate Revolving Loan on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in SECTION 6.2, the Revolving Lenders shall, on the date of such drawing, make a Prime Rate Revolving Loan in the amount of such drawing, the proceeds of which shall be made available to the Facing Agent by the Agent and applied directly by the Facing Agent for the amount of such drawing; and PROVIDED FURTHER, that, if for any reason, proceeds of Revolving Loans are not received by the Facing Agent on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse the Facing Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in SECTION 2.12(f)(III).

            (e) FAILURE TO REIMBURSE. In the event that the Borrower shall fail to reimburse the Facing Agent as provided in SECTION 2.12(f) in an amount equal to the amount of any drawing honored by the Facing Agent under a Letter of Credit issued by it, the Facing Agent shall promptly notify the Agent and each Revolving Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Revolving Lender shall make available to the Agent for distribution to the Facing Agent an amount equal to its respective participation in same day funds at the office of the Agent specified in such notice not later than 1:00 p.m. (New York City time) on the Business Day after the date notified by the Facing Agent. In the event that any Revolving Lender fails to make available to the Facing Agent the amount of such Lender's participation in such Letter of Credit as provided in this SECTION 2.12(e), the Agent shall be entitled on behalf of the Facing Agent to recover such amount on demand from the Lender together with interest at the Federal Funds Rate until three days after the date on which the Facing Agent gives notice of payment and at the Prime Rate plus 2% for each day thereafter until such amount is paid. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit and any other amounts due to it hereunder to the Facing Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this SECTION 2.12(e) until such amount has been funded (as a result of such assignment or otherwise). The failure of any Lender to make funds available to the Facing Agent of such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Facing Agent pursuant to this SECTION
2.12(e).   The Agent shall distribute to each Revolving Lender which has paid all amounts payable by it under this SECTION 2.12(e) with respect to any Letter of Credit issued by the Facing Agent such Lender's Revolving Loan Pro Rata Share of all payments received by the Facing Agent from the Borrower in reimbursement of drawings honored by the Facing Agent under such Letter of Credit when such payments are received.

            (f) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Agent or the Facing Agent, as specified below, the following amounts with respect to each Letter of Credit issued by the Facing Agent:

                  (i) a facing fee to the Facing Agent in an amount separately agreed to by the Borrower and the Facing Agent;

                  (ii) a Letter of Credit fee (the "LETTER OF CREDIT FEE") per annum to the Agent equal to the greater of (A) the applicable Borrowing Margin for Eurodollar Rate Revolving Loans determined pursuant to SECTION 2.8(b) and SECTION 2.9 as in effect from time to time MINUS one-half percent ( 1/2%) per annum, and (B) one percent (1%) per annum, of the Stated Amount of such Letter of Credit, payable quarterly in arrears on each Quarterly Payment Date (or if such day is not a Business Day, then on and through the immediately preceding Business Day), on the expiration date and after the expiration date, on demand, commencing on the first such day of the issuance of such Letter of Credit, and calculated on the basis of a 360-day year and the actual number of days elapsed;

                  (iii) to the Agent with respect to drawings made under any such Letter of Credit, interest, payable on demand, on the amount paid by the Facing Agent in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to SECTION 2.1(b)) at a rate that is at all times equal to 2.0% per annum in excess of the greatest interest rate otherwise payable under this Agreement for Prime Rate Loans as then in effect; and

                  (iv) to the Facing Agent with respect to the issuance, amendment or transfer of any such Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

            Promptly upon receipt by the Agent of any amount described in clause
(ii) or (iii) of this SECTION 2.12(f), the Agent shall distribute to each Revolving Lender its Revolving Loan Pro Rata Share of such amount; PROVIDED, HOWEVER, that amounts described in clause (iii) above that accrue prior to the date upon which Revolving Lenders are required (x) to fund Prime Rate Revolving Loans pursuant to SECTION 2.12(d)(ii) or (y) to make available to the Facing Agent the amount of such Lender's participation in such Letter of Credit, as the case may be, in respect of any unreimbursed drawings under any Letter of Credit may be retained by the Agent.

            (g) REIMBURSEMENT OBLIGATION UNCONDITIONAL. The obligation of the Borrower to reimburse the Facing Agent for drawings made under the Letters of Credit issued by the Facing Agent shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

            (i)  any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Facing Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

         (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the Facing Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of the Facing Agent;

            (v) any other circumstance or happening whatsoever which is similar to any of the foregoing; or

          (vi) the fact that an Event of Default shall have occurred and be continuing.

            (h) INCREASED COSTS. If, after the date of this Agreement, by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by the Facing Agent, the Agent or any Revolving Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

            (A) the Facing Agent, the Agent or any Revolving Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this SECTION 2.12, whether directly or by such being imposed on or suffered by the Facing Agent, the Agent or such Revolving Lender (except for (x) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which such Lender's principal office or applicable lending office is located and (y) United States withholding taxes, which shall be governed by the provisions of SECTION 3.11);

            (B) any reserve, deposit or similar requirement of any Governmental Authority is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Facing Agent and participated in by the Lenders; or

            (C) there shall be imposed on the Facing Agent by any Governmental Authority any other condition regarding any Letter of Credit issued pursuant to this SECTION 2.12;

and the result of the foregoing is to directly or indirectly increase the cost to the Facing Agent, the Agent or any Revolving Lender of issuing, making or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by the Facing Agent, the Agent or any Revolving Lender, then and in any case the Agent may, notify the Borrower and the Borrower shall pay on demand such amounts as the Agent may reasonably specify to be necessary to compensate the Facing Agent, the Agent or any Revolving Lender for such additional cost or reduced receipt together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Default Rate. The determination by the Facing Agent, the Agent or any Revolving Lender of any amount due pursuant to this SECTION 2.12(h) shall be set forth in a certificate delivered to the Agent (which certificate the Agent shall promptly deliver to the Borrower) setting forth the calculation thereof in reasonable detail, and shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

            (i) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this SECTION 2.12, the Borrower hereby agrees to protect, indemnify, pay and hold the Facing Agent, the Agent and the Revolving Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Facing Agent, the Agent and the Revolving Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or payment of any drawing under, any Letter of Credit, other than as a result of the gross negligence or willful misconduct of the Facing Agent, the Agent or any Revolving Lender as determined by a court of competent jurisdiction, or (ii) the failure of the Facing Agent to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority (all such acts or omissions herein called "GOVERNMENT ACTS").

            (j) LETTER OF CREDIT BENEFICIARIES. As between (i) the Borrower and (ii) the Facing Agent, the Agent and the Revolving Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Facing Agent shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of any such Letter of Credit to comply fully with conditions required in order to draw on such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of the Facing Agent including, without limitation, any Government Acts, in each case other than as a result of the gross negligence or willful misconduct of the Facing Agent. None of the above shall affect, impair, or prevent the vesting of any of the Facing Agent's rights or powers hereunder.

            (k) FACING AGENT. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and not with gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not put the Facing Agent under any resulting liability to the Borrower or any Revolving Lender.

            (l) NO INDEMNIFICATION FOR CERTAIN ACTS. Notwithstanding anything to the contrary contained in this SECTION 2.12, the Borrower shall have no obligation to indemnify the Agent, the Facing Agent or any Revolving Lender in respect of any liability incurred by the Agent, the Facing Agent or any Revolving Lender arising out of the gross negligence or willful misconduct of the Agent, the Facing Agent or any Revolving Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Facing Agent of a proper demand for payment made under the Letters of Credit issued by it.

            Section 2.13      INCREASED COSTS, ILLEGALITY, ETC.

            (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

            (i) on any Interest Rate Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Obligations or any other amounts payable hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located and (b) United States withholding taxes, which shall be governed by the provisions of SECTION 3.11) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or
      (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market (excluding, however, differences in a Lender's cost of funds from those of the Agent which are solely the result of credit differences between such Lender and the Agent); or

         (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market in general;

then, and in any such event, such Lender (or the Agent, in the case of clause
(i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist,and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefore, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof in reasonable detail, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; PROVIDED, HOWEVER, that the failure to give any such notice (unless the respective
Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 2.13(a)(y) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this SECTION 2.13(a)(y), and
(z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in SECTION 2.13(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this SECTION 2.13(A).

            (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in SECTION 2.13(a)(ii) OR (iii), the Borrower may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in
SECTION 2.13(A)(III) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Agent pursuant to SECTION 2.13(a)(ii) OR
(iii), cancel the respective Borrowing, or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Lender to convert such Eurodollar Rate Loan into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
SECTION 2.13(b).

            (c) CAPITAL REQUIREMENTS. If at any time after the date hereof, any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments or Loans hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Commitments, Loans and obligations hereunder, cover all commitments and obligations similar to the Commitments, Loans and obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this SECTION 2.13(c), and such Lender's determination of compensation owing under this SECTION 2.13(c) shall, absent manifest error, be final, conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this SECTION 2.13(c), will give prompt written notice thereof to the Agent and the Borrower, which notice shall show the basis for calculation of such additional amounts in reasonable detail, although the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this SECTION 2.13(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this SECTION 2.13(c). The obligations of the Borrower under this SECTION 2.13(c) shall survive payment in full of the Obligations and termination of this Agreement.

            Section 2.14      REPLACEMENT OF AFFECTED LENDERS.   If any Lender
is owed increased costs under SECTION 2.13(a)(ii) OR (iii), SECTION 2.13(c),
SECTION 2.12(h) or SECTION 3.11 materially in excess of those of the other Lenders, the Borrower shall have the right, if no Unmatured Event of Default or Event of Default then exists, to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Assignee or Assignees (collectively, the "REPLACEMENT LENDER") reasonably acceptable to the Agent, PROVIDED that (i)
at the time of any replacement pursuant to this SECTION 2.14, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit and Swing Line Loans by, the Replaced Lender and all rights and obligations under any participation agreements to which the Replaced Lender is a party with respect to the L/C Agreement, and (ii) all obligations of the Borrower owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation and the payment of amounts referred to in clauses (i) and (ii) above, the Replaced Lender shall become a Lender hereunder and the Replaced Lender shall be released from its obligations under the Loan Documents and shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such
Replaced Lender.   Notwithstanding anything to the contrary contained above,
neither the Facing Agent nor the Swing Line Lender may be replaced hereunder at any time while it has Letters of Credit or Swing Line Loans, respectively, outstanding hereunder unless arrangements satisfactory to the Facing Agent or Swing Line Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to the Facing Agent or the furnishing of collateral of a kind, in amounts and pursuant to arrangements satisfactory to the Facing Agent) have been made with respect to such outstanding Letters of Credit or Swing Line Loans.

            Section 2.15 CHANGE OF LENDING OFFICE. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Rate Loans affected by the matters or circumstances described in SECTION 2.13 to reduce the liability of the Borrower or avoid the results described thereunder, so long as such designation is not financially disadvantageous to such Lender as determined by such Lender in its sole discretion and will not result in the imposition upon the Borrower of an increased liability for Taxes pursuant to SECTION 2.13(a) OR 3.11(a).

            Section 2.16 FUNDING LOSSES. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans to the extent not recovered by such Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Person to which the Lender has participated all or a portion of such Borrowing) and any loss sustained by such Lender in connection with the good faith liquidation or good faith re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurodollar Rate Loan remained outstanding until the last day of the Interest Period applicable to such Eurodollar Rate Loans) which the Lender may sustain as a result of: (i) for any reason (other than a default by such Lender or the Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn); (ii) any payment, prepayment or conversion or continuation of any of its Eurodollar Rate Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurodollar Rate Loans not being made on the date specified in a notice of payment given by the Borrower; or (iv) (A) any other failure by the Borrower to repay its Eurodollar Rate Loans when required by the terms of this Agreement or (B) an election made by the Borrower pursuant to SECTION 2.14. A written notice as to additional amounts owed such Lender under this SECTION 2.16 and delivered to the Borrower and the Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

            Section 2.17 PRO RATA BORROWINGS. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be loaned by the Term Lenders or Revolving Lenders pro rata on the basis of their Term Loan Pro Rata Share or Revolving Loan Pro Rata Share, as the case may be. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each

Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

            Section 2.18 FLORENCE LETTERS OF CREDIT. As soon as practicable after the Closing Date, the Agent shall cause the current expiration date of the Florence Letters of Credit to be extended to the Revolver Termination Date as contemplated in Section 3 of each of the L/C Agreement Amendments executed by Gelco Corporation and Westinghouse Electric Corporation as of the Closing Date.


                                 ARTICLE III

                   TERMINATION OF COMMITMENTS, PREPAYMENTS
                                 AND FEES

            Section 3.1 MANDATORY REVOLVING LOAN AND SWING LINE LOAN PREPAYMENTS AND COMMITMENT REDUCTIONS.

            (a) If at any time the sum of (i) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding plus (ii) the aggregate amount of L/C Obligations and Florence L/C Obligations outstanding exceeds the aggregate of the Revolving Loan Commitments of the Revolving Lenders then in effect, the Borrower shall immediately prepay the Revolving Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess. If at any time the aggregate principal amount of all Swing Line Loans outstanding exceeds the Swing Line Commitment of the Swing Line Lender then in effect, the Borrower shall immediately prepay the Swing Line Loan Obligations in an aggregate principal amount equal to such excess together with any accrued but unpaid interest with respect to such excess.

            (b) If an Event of Default shall have occurred and the Agent shall have notified the Borrower of the election of the Required Lenders to take any action specified in SECTION 7.2, the Revolving Loan Commitment of each Revolving Lender and the Swing Line Commitment of the Swing Line Lender shall, subject to reinstatement pursuant to SECTION 7.2, be automatically reduced to $0 without any action on the part of or the giving of notice to the Borrower by any Lender.

            Section 3.2 VOLUNTARY PREPAYMENTS. The Borrower may repay Revolving Loans, Terms Loans and Swing Line Loans in whole at any time or in part from time to time, without penalty or premium, on the following terms and conditions: (i) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by Borrower at least one Business Day prior to the date of such prepayment (or by 11:00 a.m. (New York City time) on the date of prepayment in the case of a prepayment of Swing Line Loans) and which notice shall promptly be transmitted by the Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing (other than a Borrowing of Swing Line Loans) shall be in an aggregate principal amount of at least $5,000,000 and in integral multiples of $1,000,000 above such minimum and each partial prepayment of a Swing Line Loan shall be an aggregate principal amount of at least $1,000,000 and in integral multiples of $1,000,000 above such minimum; PROVIDED, HOWEVER, that no partial prepayment of Eurodollar Rate Loans made pursuant to a single Borrowing under the Term Loan or the Revolving Loan shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the minimum borrowing amount as set forth in SECTION 2.4; (iii) any repayment of a Eurodollar Rate Loan on a day other than the last day of an Interest Period applicable thereto shall be subject to the provisions of SECTION 2.16; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. The notice provisions, the provisions with respect to the minimum amount of any prepayment and the provisions requiring prepayments in integral multiples above such minimum amount of this SECTION 3.2 are for the benefit of the Agent and may be waived unilaterally by the Agent.

            Section 3.3 VOLUNTARY COMMITMENT REDUCTIONS. After the Closing Date, the Borrower shall have the right, upon at least five (5) Business Days' prior written notice to the Agent and the Revolving Lenders given prior to 10:00 a.m. (New York City time) on the fifth Business Day preceding the proposed reduction date, without premium or penalty, to permanently reduce or terminate the unutilized portion of the aggregate of the Total Revolving Loan Commitments in whole at any time or in part from time to time, in a minimum amount of $5,000,000 (unless the Total Revolving Loan Commitment at such time is less than $10,000,000, in which case, in an amount equal to the Total Revolving Loan Commitment at such time) and, if such reduction is greater than $5,000,000, in integral multiples of $1,000,000 above such minimum; PROVIDED, HOWEVER, that no such reduction or termination of the Revolving Loan Commitments shall be permitted if, after giving effect thereto and to any prepayment or payment of the Revolving Loans and Swing Line Loans on the proposed reduction date, the then outstanding aggregate principal amount of Revolving Loans and Swing Line Loans plus the then aggregate amount of L/C Obligations and Florence L/C Obligations would exceed the aggregate Revolving Loan Commitments of the Revolving Lenders then in effect; and PROVIDED FURTHER, that all prepayments of Eurodollar Rate Loans shall be subject to SECTION 2.16. Any such reduction shall apply proportionately to the Revolving Loan Commitments of the Revolving Lenders based on such Lender's Revolving Loan Pro Rata Share. Simultaneously with each reduction or termination of the Revolving Loan Commitments, the Borrower shall pay to the Agent for the account of each Revolving Lender the Commitment Fee accrued on the amount of the

Revolving Loan Commitments so reduced or terminated through the date thereof. Any reduction in the Revolving Loan Commitment of the Swing Line Lender below $25,000,000 shall, without any further action on the part of the Borrower, cause a dollar for dollar reduction in the Swing Line Commitment of the Swing Line Lender. Notwithstanding the foregoing, the Borrower shall not be entitled to terminate the Total Revolving Loan Commitment in full unless, concurrently therewith, the Borrower terminates the Florence Letters of Credit (whether by obtaining a replacement letter of credit therefor, repaying the Florence Bonds or otherwise) such that no Florence L/C Obligations remain outstanding.

            Section 3.4 MANDATORY PREPAYMENTS. Subject in each case to the provisions of SECTION 3.5:

            (a) PREPAYMENTS FROM EXCESS CASH FLOW. Within five (5) Business Days after the delivery to the Agent of any Excess Cash Flow Schedule pursuant to SECTION 5.1.1(c), beginning with the Excess Cash Flow Schedule delivered in 1995 with respect to Fiscal Year 1994, the Borrower shall prepay the Term Loan in accordance with SECTION 3.6 if the Excess Cash Flow disclosed on such Excess Cash Flow Schedule with respect to the preceding Fiscal Year (i) is positive and (ii) is greater than $50 million. Any mandatory prepayment pursuant to this SECTION 3.4(a) shall be in an amount equal to (A) the amount of such positive Excess Cash Flow in excess of $50 million MULTIPLIED by (B) 50% or such lesser Excess Cash Flow Percentage in effect at such time.

            (b)   PREPAYMENTS FROM INCURRENCE OF INDEBTEDNESS.  If the
Borrower or any Wholly-Owned Subsidiary of the Borrower receives any proceeds (whether in cash or marketable securities) attributable to the issuance and sale or other disposition of any Indebtedness for Money Borrowed described in clause (i) of the definition of Indebtedness for Money Borrowed of the Borrower or any Wholly-Owned Subsidiary of the Borrower or any rights to acquire any such debtor debt security or other Indebtedness for Money Borrowed described in clause (i) of the definition of Indebtedness for Money Borrowed (other than (i) Indebtedness permitted by SECTION 5.2.2 other than SECTION 5.2.2(g), (l) or (p), (ii) proceeds received by a Person which cannot be remitted to the Borrower or a Subsidiary of the Borrower as a result of any legal or contractual restriction applicable to such Person existing on the date of this Agreement and identified on SCHEDULE 3.4 hereto and any legal or contractual restriction contained in any Indebtedness which refinances any Indebtedness referenced on SCHEDULE 3.4 provided that the terms thereof are no more onerous to the Borrower or any Subsidiary than those existing on the date hereof, (iii) Indebtedness permitted by SECTION 5.2.2(p) which is not by the terms of such Section required to be used to prepay the Loans and (iv) Indebtedness for Money Borrowed of Seminole Kraft), then the Borrower shall prepay the Term Loan Obligations promptly (but in any event within five Business Days after receipt of such proceeds) to the extent of all of such proceeds from debt or debt securities (net of any costs or expenses incurred in connection with the issuance or sale or other disposition thereof).

            (c) PREPAYMENTS FROM ASSET SALES. If the Borrower or any Wholly-Owned Subsidiary of the Borrower receives any Material Sale Proceeds, then the Borrower shall prepay the Obligations, to the extent of such proceeds, promptly (but in any event within five Business Days) after the first date on which such Persons have received Material Sale Proceeds totalling an aggregate amount of $5 million or more and within five Business Days after each date thereafter when such Persons have received additional Material Sale Proceeds totalling an aggregate of $5 million or more; PROVIDED, HOWEVER, that during the pendency of an Event of Default all Material Sales Proceeds shall be payable upon the demand of the Agent. "MATERIAL SALE PROCEEDS" means, without duplication, (i) the cash or cash equivalent proceeds or marketable securities resulting from the sale or other disposition (including, without limitation, by a sale-leaseback transaction) of (A) assets or other tangible or intangible property or rights ("ASSETS") not constituting CP&L Property, Collateral or Mortgaged Property (unless Substitute Collateral has been provided pursuant to SECTION 9.13(c)) and having an aggregate fair market value in excess of $1 million for each separate transaction or series of related transactions involving the same seller or (B) any Collateral or Mortgaged Property (and including any Net Awards and Net Proceeds required to be paid to the Agent pursuant to the terms of the Mortgages), LESS (ii) the amount of income taxes payable and any direct costs or expenses incurred in connection with such sale or disposition, LESS (iii) the amount of indebtedness secured by such Assets that are sold, which indebtedness is required to be and is repaid upon such sale, but Material Sales Proceeds shall not include: (A) proceeds of inventory sold or otherwise disposed of in the ordinary course of business; (B) subject to the giving of notice to and deposit of funds with the Agent as provided below, proceeds of Assets not constituting Collateral or Mortgaged Property (unless Substitute Collateral has been provided pursuant to SECTION 9.13(c)), sold or exchanged to the extent such proceeds are utilized in connection with the replacement thereof within 180 days of the sale or exchange of such assets;
(C) proceeds of Permitted Investments; (D) proceeds received by a Person which cannot be remitted to the Borrower or a Subsidiary of the Borrower as a result of any legal or contractual restriction applicable to such Person existing on the date of this Agreement and identified on SCHEDULE 3.4 hereto and any legal or contractual restriction contained in any Indebtedness which refinances any Indebtedness referenced on SCHEDULE 3.4 provided that the terms thereof are no more onerous to the Borrower or any Subsidiary than those existing on the date hereof; (E) proceeds resulting from the payment of insurance with respect to such Assets provided such proceeds are used for the replacement of such Assets or are required to be applied to a purpose specified in a legal instrument applicable to such Assets or from the payment of business interruption insurance; (F) proceeds resulting from the sale or other disposition of Assets between the Borrower and any Wholly-Owned Subsidiary (other than a Restricted Subsidiary) of the Borrower or Stone-Canada or between any Wholly-Owned Subsidiaries (other than Restricted Subsidiaries) of the Borrower or Stone-Canada; (G) up to an aggregate amount of $200 million of net proceeds from the sale or other disposition of Assets not constituting Collateral or Mortgaged Property or Assets constituting Collateral or Mortgaged Property for which Substitute Collateral has been provided pursuant to SECTION 9.13(c), designated by the Borrower in writing to the Agent as being excluded from the prepayment requirements of this Section (any amount so designated being "EXCLUDED SALE PROCEEDS"); (H) proceeds received by Seminole Kraft; or (I) proceeds from the sale or other disposition of any Assets constituting collateral which secures the Indebtedness under the First Mortgage Note Documents. The cash, cash equivalent proceeds or marketable securities resulting from the repayment or other liquidation of the investments permitted by SECTION 5.2.7(i) shall be included within the meaning of "MATERIAL SALE PROCEEDS." Proceeds described in subpart (B) of the exclusion from the definition of Material Sale Proceeds shall be so excluded only if, within five
(5) Business Days after such proceeds are received, the Borrower gives the Agent written notice of its intent to utilize such proceeds for replacement purposes and (to the extent such proceeds have not already been so utilized) delivers such proceeds to the Agent to be held in an account as security for the Obligations pursuant to documentation satisfactory to the Agent. During the period ending on the 180th day after receipt of such proceeds by the Borrower or one of its Subsidiaries, the Borrower may, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, withdraw funds from such account to pay or reimburse itself for such replacement costs. Funds in such account shall be held and invested in the manner prescribed for Deposited Monies pursuant to SECTION 3.5. All amounts remaining in such account at the conclusion of such 180 day period shall, subject to SECTION 3.6(f), be applied on such date as a prepayment pursuant to this Section and SECTIONS 3.5 and 3.6 as if constituting Material Sale Proceeds received on such date.

            Section 3.5 OTHER PROVISIONS WITH RESPECT TO THE LOANS. Subject to the obligations of the Agent provided for in this SECTION 3.5 and if no Event of Default or Unmatured Event of Default shall have occurred and be continuing, any monies otherwise required to be used to prepay a Eurodollar Rate Loan pursuant to SECTION 3.4 on a date other than the last day of the Interest Period applicable thereto shall be paid to the Agent (the "DEPOSITED MONIES") when due but, until the earlier of the occurrence of an Event of Default and the end of the applicable Interest Period when the Deposited Monies shall be applied to make such prepayment, shall be held in an account by the Agent for the benefit of the Lenders and the Borrower shall have no right to or interest in such funds and such funds shall be used to prepay such Eurodollar Rate Loan upon the earlier of the occurrence of an Event of Default or at the end of the applicable Interest Period; PROVIDED, HOWEVER, that any funds held in such account shall be invested by the Agent (to the extent the Agent is reasonably able to do so) on behalf of the Borrower at the direction of the Borrower in Permitted Investments selected by the Borrower and having a maturity not exceeding the Business Day prior to the end of the relevant Interest Period. Interest on the applicable Loans shall continue to accrue until the Deposited Monies are applied to the prepayment thereof. Any such investments shall be held by the Agent or under the control of the Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to such repayment of such Loans with the Deposited Monies, paid to the Borrower; PROVIDED, HOWEVER, that any loss resulting from such investments shall be charged to and be immediately payable by the Borrower upon demand of the Agent.


            Section 3.6       ORDER OF PREPAYMENT AND PAYMENT.

            (a) All prepayments of principal of Revolving Loans made by the Borrower pursuant to SECTIONS 3.1 AND 3.2 shall be made with interest on such repaid Revolving Loans and with respect to each Revolving Lender, in proportional amounts equal to such Revolving Lender's Revolving Loan Pro Rata Share of such payment and, shall be applied (i) first to the payment of Prime Rate Revolving Loans and second to the payment of Eurodollar Rate Revolving Loans, and (ii) with respect to Eurodollar Rate Revolving Loans, pro rata in order of the maturity of such Loans.

            (b) All prepayments of principal of the Term Loan made by the Borrower pursuant to SECTIONS 3.2 OR 3.4 (other than prepayments made under SECTION 3.4(c) with any Material Sale Proceeds derived from the sale of any Collateral or Mortgaged Property) shall be applied (i) to the unpaid principal amount of the Term Loan in the inverse order of the remaining regularly scheduled principal installments set forth in SECTION 2.2(A), together with accrued interest on such prepaid principal amount and with respect to each Term Lender, in proportional amounts equal to such Term Lender's Term Loan Pro Rata Share; and (ii) first to the payment of Prime Rate Term Loans and second to the payment of Eurodollar Rate Term Loans, and within such Eurodollar Rate Term Loans, pro rata in order of the maturity of such Loans.

            (c)   All prepayments of principal made by the Borrower pursuant to
SECTION 3.4(c) out of Material Sale Proceeds derived from the sale of Collateral or Mortgaged Property (other than Collateral or Mortgaged Property for which Substitute Collateral is provided in accordance with SECTION
9.13(C)) shall be applied on a pro rata basis (relative to the outstanding principal amount of the Term Loan and the aggregate amount of the Revolving Loan Commitments) to the unpaid principal amount of the Term Loan and to the unpaid principal amount of the Revolving Loans (to the extent thereof), and contemporaneously with such prepayment there shall be a permanent reduction of the aggregate outstanding Revolving Loan Commitments (and with respect to each Revolving Lender, based on such Lender's Revolving Loan Pro Rata Share)in an amount equal to such Revolving Loan pro rata portion of such Material Sale Proceeds (the "REVOLVING PORTION"). In the event that any Material Sale Proceeds relative to the Revolving Portion remain after the prepayment of Revolving Loans, any excess shall be deposited with the Agent to cash collateralize any L/C Obligations then outstanding, but only to the extent and in the aggregate amount of such Obligations; PROVIDED, HOWEVER, that the Borrower shall only be required to deposit such excess proceeds if and for so long as an Unmatured Event of Default or an Event of Default has occurred and is continuing at such time or if and to the extent the aggregate outstanding Revolving Loan Commitments have, pursuant to the preceding sentence, been reduced to an amount less than the L/C Obligations then outstanding. Prepayments of Loans described in this SECTION 3.4(C) shall be applied first to the payment of Prime Rate
Loans and second to the payment of Eurodollar Rate Loans, and, within such Eurodollar Rate Loans, pro rata in order of the maturity of such Loans.

            (d) All regularly scheduled principal installments on the Term Loan Obligations shall be applied first to the payment of Prime Rate Loans and second to the payment of Eurodollar Rate Loans.

            (e) During the pendency of an Event of Default, all payments in respect of the Obligations shall be applied first to interest, fees, costs, expenses and other amounts (other than principal) then owing, and second to principal; PROVIDED, HOWEVER, that proceeds of collateral realized pursuant to the exercise of remedies under any security instrument securing the Obligations shall be applied as specified in such security instrument.

            (f) Notwithstanding anything in SECTION 3.4, 3.6 OR 9.2 to the contrary, at the request of the Borrower any Term Lender may waive its right to receive all or any part of such Lender's portion of any mandatory prepayment of the Term Loan required to be made under SECTION 3.4 (such portion, "WAIVED PROCEEDS") by delivering such waiver in writing to the Agent and the Borrower, signed by an authorized officer of such Lender and in form satisfactory to the Agent. Upon receipt of such written waiver, the Borrower shall be relieved of its obligation to prepay such amount and may apply such Waived Proceeds to Permitted Uses. Any request by the Borrower for a waiver of any prepayment pursuant to this SECTION 3.6(f) shall be in writing and shall be delivered to the Agent, which shall promptly distribute such request to the Term Lenders. Each Term Lender shall use reasonable efforts to respond to such waiver request within five Business Days following receipt of a written request therefor. Any failure by a Term Lender to respond to such waiver request within such period shall be deemed to be an election by such Lender not to waive its right to receive its portion of such mandatory prepayment and shall in no event give rise to any obligation or liability of any kind on the part of such Term Lender.

            Section 3.7       COMMITMENT FEES.

            (a) The Borrower shall pay to the Agent for pro rata distribution to each Revolving Lender (based on its Revolving Loan Pro Rata Share) a commitment fee (the "COMMITMENT FEE") for the period commencing on the date of this Agreement to the Revolver Termination Date or the earlier termination of the Revolving Loan Commitments, computed at a rate equal to 1/2 of 1% per annum on the average daily unused portion of the aggregate Revolving Loan Commitments of the Revolving Lenders in effect at the time under this Agreement; PROVIDED, HOWEVER, that solely for purposes of computing Commitment Fees, all outstanding Swing Line Loans, L/C Obligations and Florence L/C Obligations shall at all times be deemed to be an unused portion of the aggregate Revolving Loan Commitments.

            (b) Unless otherwise specified herein, accrued Commitment Fees payable under SECTION 3.7(a) shall be due and payable (i) quarterly on the Quarterly Payment Dates of each year, (ii) on the Revolver Termination Date and
(iii) upon any reduction or termination in whole or in part of the Revolving Loan Commitments. The Commitment Fees shall be computed on the basis of a year consisting of 360 days and actual days elapsed.

            Section 3.8       CLOSING FEES.

            (a) On the Closing Date the Borrower shall pay to the Agent for distribution to the Lenders a closing fee (the "FACILITY FEE") comprised of the amounts set forth on SCHEDULE 3.8 hereto.

            (b) On the Closing Date the Borrower shall pay to the Agent for distribution to the Lenders a commitment fee (the "ADDITIONAL COMMITMENT FEE") comprised of the amounts set forth on SCHEDULE 3.8 hereto.

            Section 3.9 AGENT'S FEES. Without duplication as to any fees expressly set forth in this Agreement, the Borrower shall pay the separately negotiated Agent's fees (the "AGENT'S FEES") as and when required by the separate agreement between the Borrower and the Agent.

            Section 3.10 AGENT'S ADMINISTRATIVE FEE. The Borrower shall pay to the Agent for its own account a separately negotiated annual fee payable in arrears in equal semi-annual installments as required by the separate agreement between the Borrower and the Agent (the "AGENT'S ADMINISTRATIVE FEE").

            Section 3.11      PAYMENTS.

            (a) All payments by the Borrower under this Agreement or under any Loan Document shall be made without setoff, counterclaim or other defense and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes (withholding or otherwise), levies, imposts, duties, assessments or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any franchise tax or tax imposed on or measured by the income of a Lender pursuant to the income tax laws of the United States of America or the jurisdictions where such Lender's principal or lending offices are located (collectively the "TAXES")) shall not be less than the amounts otherwise specified to be paid under this Agreement. The Borrower shall indemnify and hold the Agent, the Facing Agent and the Lenders harmless against any and all such Taxes together with all interest or penalties owing in respect thereof. A certificate as to any additional amount payable to a Lender under this Section submitted to the Borrower and the Agent by such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount, and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to each Lender such certificates, receipts and other documents as may be reasonably required (in the judgment of such Lender) to establish any tax credit to which such Lender may be entitled.

            (b) All payments (including prepayments) to be made by the Borrower on account of principal or interest on any of its Obligations shall be made to the Agent at its Payment Office for the ratable account of the Revolving Lenders, the Term Lenders or for the Swing Line Lender or the Facing Agent, as the case may be, not later than 12:00 noon (New York City time) on the date when due, in each case in lawful money of the United States of America and in immediately available funds. Except as required under SECTION 2.12(H),
2.13 or 2.16 or as permitted under SECTION 3.6(f), all payments (including prepayments) received by the Agent on account of principal or interest on the Obligations or Letter of Credit Fees or Commitment Fees shall be deemed made, and shall be distributed by the Agent to the Revolving Lenders, the Term Lenders, the Swing Line Lender or the Facing Agent, as the case may be, and with respect to any such payments to the Revolving Lenders or the Term Lenders, distributed by the Agent to the Revolving Lenders and the Term Lenders in accordance with their Revolving Loan Pro Rata Shares and Term Loan Pro Rata Shares, respectively, and, as among all Lenders (including the Swing Line Lender and the Facing Agent), be applied ratably according to the amount of principal, interest, Letter of Credit Fees and Commitment Fees then due and owing to such Revolving Lenders, Term Lenders or the Swing Line Lender or the Facing Agent, at the time such payment is received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (PROVIDED, HOWEVER, that if a payment in respect of a Eurodollar Rate Loan would otherwise be made on a day which is not a Business Day and after which no Business Day occurs in the same month, such payment shall be made on the next preceding Business Day), and, with respect to payments on principal and, to the extent permitted by law, interest thereon, interest thereon shall be payable at the then applicable rate during such extension. Payments received after noon (New York City time) on any date shall be deemed received on the next succeeding Business Day.

            (c) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), shall submit to the Borrower within 31 days after it becomes a Lender hereunder duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from United States withholding on all amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement) or Form 4224 (relating to all amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement) of the United States Internal Revenue Service and Form W-8 (relating to the foreign status exemption from United States federal income tax backup withholding). Thereafter and from time to time, each such Lender shall submit to the Borrower such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower from such Lender and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payment in respect of all amounts to be received by such Lender at any Lending Office designated by such Lender, including fees, under this Agreement. Upon the request of the Borrower, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person. If any Lender determines that it is unable to submit to the Borrower any form or certificate that such Lender is obligated to submit pursuant to this Section, or that such Lender is required to withdraw or cancel any such form or certificate previously submitted, such Lender shall promptly notify the Borrower of such fact. Any amount that would otherwise have been required to be paid by the Borrower in respect of United States withholding Taxes pursuant to this Section shall not be payable by the Borrower to any Lender that (i) is neither (a) entitled to submit said Form 1001 or said Form 4224 (or said successor forms) other than on account of a change in applicable law or regulations or in any treaty nor (b) a United States person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to this Section and entitled to file under applicable law.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

            In order to induce the Agent, the Co-Agents and the Lenders to enter into this Agreement and the other Loan Documents and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations and warranties as of the Closing Date (both before and after giving effect to the consummation of the Related Transactions) and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and issuance of the Letters or Credit, with the occurrence of each Credit Event on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this
ARTICLE IV are true and correct on and as of the Closing Date and on and as of the date of each such Credit Event, PROVIDED that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct on the date of each Credit Event but only as of such specified date:

            Section 4.1 DUE ORGANIZATION AND STANDING. The Borrower and each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Borrower and each Subsidiary of the Borrower is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction in which the ownership or leasing of its or their properties or the conduct of its or their business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, either individually or in the aggregate.

            Section 4.2 POWER AND AUTHORITY. The Borrower and each Subsidiary of the Borrower has all requisite corporate power and authority to own, operate and encumber its property and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Borrower and its Subsidiaries has all requisite power and authority (corporate and otherwise) (i) to execute, deliver and perform its obligations under each of the Basic Agreements to which it is a party, (ii) to assign and grant a security interest or mortgage in the Collateral and the Mortgaged Property in the manner and for the purpose contemplated by the Security Agreements and the Mortgages, respectively, to which it is a party, and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with any Basic Agreement to which it is a party or bound thereby.

            Section 4.3       SUBSIDIARIES.   SCHEDULE 4.3 attached hereto
is a complete and correct list of all Subsidiaries of the

Borrower as of the date hereof and as of the Closing Date. Except as set forth on SCHEDULE 4.3, all of the issued and outstanding shares of capital stock of each such Subsidiary other than directors' qualifying shares, if any, are owned directly or indirectly by the Borrower as of the date hereof and as of the Closing Date. As of the date hereof and as of the Closing Date, all shares of capital stock of each Subsidiary of the Borrower have been validly issued, are fully paid and non-assessable and all such shares owned directly or indirectly by the Borrower are owned free and clear of all Liens other than Permitted Liens. Except as set forth on SCHEDULE 4.3, as of the date hereof and as of the Closing Date, no authorized but unissued or treasury shares of capital stock of any such Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on SCHEDULE 4.3, as of the date hereof and as of the Closing Date, the Borrower has no Subsidiaries other than Wholly-Owned Subsidiaries.

            Section 4.4 NO VIOLATION OF AGREEMENTS. The execution, delivery and performance by each of the Borrower and its Subsidiaries of each of the Basic Agreements to which it is a party and all other agreements and instruments to be executed and delivered by the Borrower or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith, the assignment of, and the grant of a security interest or mortgage in, the Collateral or on the Mortgaged Property in the manner and for the purpose contemplated by the Security Agreements and the Mortgages, respectively, do not and will not (i) violate in any material respect any provisions of any law, statute, rule, regulation (including, without limitation, Regulations G, T, U or X of the Board), order, license, permit, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries, (ii) conflict with or result in a breach of or constitute a tortious interference with or constitute a default under the certificate of incorporation or by-laws, or other organizational documents, as the case may be, of either the Borrower or any of its Subsidiaries or any indenture or loan or credit agreement, or any other material agreement or instrument, to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties are bound or affected, or any governmental permit, license or order, (iii) result in or require the creation or imposition of any Lien (except for Permitted Liens) of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries, or (iv) require any approval of stockholders or any approval or consent of any Person which have not been obtained on or prior to the date hereof, except for such approvals and consents referred to on SCHEDULE 4.4 hereto. Neither the Borrower nor any Subsidiary of the Borrower is in default under or in violation of any such law, statute, rule, regulation, judgment, decree, license, order or permit described above or any indenture, mortgage, deed of trust, agreement or other instrument described above or under its charter or by-laws, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.

            Section 4.5 DUE AUTHORIZATION, ETC. The execution, delivery and performance (or filing, as the case may be) of each of the Basic Agreements, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the Borrower or its applicable Subsidiaries party to such Basic Agreements and no other corporate proceedings on the part of the Borrower or its applicable Subsidiaries are necessary to authorize any of the Basic Agreements. Each of the Basic Agreements to which it is a party and each other agreement or instrument executed and delivered by the Borrower or any of its Subsidiaries pursuant hereto or thereto or in connection herewith or therewith has been duly executed and delivered (or filed, as the case may be) by the Borrower or such Subsidiary and constitutes or will constitute a legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its respective terms (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and general equitable principles). Each of the Basic Agreements is in full force and effect and the Borrower and the other parties thereto (other than the Lenders) have performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no default by the Borrower or any Subsidiary of the Borrower or, to the best knowledge of the Borrower, any of the other parties thereto (other than the Lenders), exists thereunder. From and after the Closing Date, the Security Agreements will give the Agent for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, assuming proper filings and recordations are made, a valid and perfected first priority lien (which priority is subject only to prior Liens permitted by such agreements) upon and security interest in the Collateral, and each of the Mortgages will give the Agent for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, assuming proper filings and recordations are made, a valid and first priority lien (which priority is subject only to prior Liens permitted by the respective Mortgages) upon and security interest in the respective Mortgaged Property, subject to Permitted Liens.

            Section 4.6 INDEBTEDNESS FOR MONEY BORROWED. Attached hereto as SCHEDULE 4.6 is a complete and correct list of all Indebtedness for Money Borrowed, exclusive of intercompany Indebtedness for Money Borrowed owing between and among the Borrower and its Wholly-Owned Subsidiaries, of the Borrower and each Subsidiary of the Borrower outstanding as of the date hereof and as of the Closing Date, showing the aggregate principal amount which will be outstanding on the Closing Date after giving effect to the Related Transactions and the making of the Loans hereunder. The Borrower has delivered or caused to be delivered to the Agent a true and complete copy of the form of each instrument evidencing Indebtedness for Money Borrowed listed on
SCHEDULE 4.6 and of each instrument pursuant to which such Indebtedness for Money Borrowed was issued. All Indebtedness of the Borrower to the Agent or the Lenders under any Basic Agreement constitutes Senior Indebtedness. No Indebtedness of the Borrower to any party is senior in priority of payment to the Obligations.

            Section 4.7 FISCAL QUARTERS AND YEAR. The Fiscal Quarters of the Borrower and its Subsidiaries begin on the first day of January, April, July and October and end on the last day of March, June, September and December, respectively, of each year. The Fiscal Year of the Borrower and each of its Subsidiaries commences on January 1 and ends on December 31 of each calendar year.

            Section 4.8 TITLE TO AND CONDITIONS OF PROPERTIES. Except as disclosed on SCHEDULE 4.8 hereto, as of the date hereof and as of the Closing Date, the Borrower or one of its Subsidiaries has valid, legal and marketable title to, or a subsisting leasehold interest in, all material items of real and personal property reflected on the Balance Sheet or acquired after the date of the Balance Sheet except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet, in each case (except as to leasehold interests) free and clear of all Liens, except Permitted Liens. As of the date hereof and as of the Closing Date, substantially all items of real and material personal property owned by, leased to or used by the Borrower and/or each Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used.

            Section 4.9       LITIGATION, PROCEEDINGS, LICENSES, PERMITS.
There is no action, suit or proceeding, or any governmental investigation or any arbitration pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency or official (i) which asserts the invalidity, or seeks to enjoin, or otherwise materially interferes with, the performance or consummation, of any Basic Agreement, or (ii) which is reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (A) is in default with respect to any order of any court, arbitrator or governmental body or is subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (B) has violated or is in violation of any statute, rule or regulation of any governmental authority in each case where such violation or default would have a Material Adverse Effect. The Borrower and each of its Subsidiaries have been and are current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct their respective businesses in accordance with applicable laws, rules and regulations and to own or lease and operate their respective properties, except where the failure to be so would not have a Material Adverse Effect.

            Section 4.10 GOVERNMENTAL CONSENTS, ETC. Except to the extent not required to be obtained prior to the date hereof (or, with respect to any future date, required to be obtained as of such date), and except as disclosed on SCHEDULE 4.10 hereto, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person is required in connection with the execution, delivery and performance by the Borrower and its Subsidiaries of any Basic Agreement or the assignment of, and the grant of a security interest in or mortgage on the Collateral or the Mortgaged Property, in the manner and for the purposes contemplated by the Security Agreements or the Mortgages, respectively, and all of such consents shall have been obtained prior to, and shall remain in full force and effect on, and any requirements described on SCHEDULE 4.10 shall have been met on or prior to, the date hereof.

            Section 4.11      FINANCIAL STATEMENTS.

            (a) The Borrower has heretofore caused to be delivered to each Lender complete and correct copies of consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1993 and as at June 30, 1994 (such consolidated balance sheet and the notes thereto as at June 30, 1994 being herein referred to as the "BALANCE SHEET"), and consolidated statements of income and consolidated statements of cash flows for such year then ended, certified by Price Waterhouse, whose report thereon is incorporated by reference therein, together with unaudited consolidated statements of income and consolidated statements of cash flows for the three months ended June 30, 1994. As of the date hereof and as of the Closing Date, the consolidated balance sheets and the notes thereto fairly present the assets, liabilities and financial condition of the Borrower and its Subsidiaries as at the respective dates thereof, and the consolidated statements of income and consolidated statements of cash flows and the notes thereto fairly present the results of operations of the Borrower and its Subsidiaries for the respective periods therein referred to, all in accordance with generally accepted accounting principles consistently applied throughout the respective periods involved and the prior periods, except as stated therein or in the notes thereto.

            (b) The Borrower has furnished to the Agent the pro forma consolidated balance sheet (the "PRO FORMA") of the Borrower and its Subsidiaries attached hereto as EXHIBIT 4.11(b). As of the date hereof and as of the Closing Date, the Pro Forma is complete and accurate in all material respects and fairly presents the Borrower's assets, liabilities and financial condition, on a consolidated basis, taking into account the transactions contemplated by the Basic Agreements, the Related Transactions and the making of the Loans hereunder based on the assumptions set forth in the notes to the Pro Forma.

            (c) The Borrower has furnished to the Agent initial Forecasts for the Borrower dated as of the date hereof and attached hereto as EXHIBIT
4.11(c). For purposes of this Agreement, "FORECASTS" shall mean forecasted balance sheets for the forthcoming five (5) years, year-by-year; forecasted cash flow statements (including proposed Capital Expenditures) for the forthcoming five (5) years, year-by-year; forecasted profit and loss statements for the forthcoming five (5) years, year-by-year, and for the forthcoming Fiscal Year, quarter-by-quarter, together with appropriate supporting details consistent with
EXHIBIT 4.11(c). The initial Forecasts have been prepared by the Borrower on the basis of the assumptions set forth therein and represent, as of the date hereof and as of the Closing Date, the good faith estimate of the Borrower regarding the course of the Borrower's business for the periods covered thereby. The Borrower believes in good faith on the date hereof and on the Closing Date that the assumptions set forth in the initial Forecasts are reasonable.

            (d) Except as set forth on SCHEDULE 4.11(d) hereto, neither the Borrower nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, or any material unsatisfied judgments or any leases for a period in excess of five (5) years which either individually or in the aggregate are material (herein called "MATERIAL LIABILITIES"), except (a) Material Liabilities which are fully reflected or reserved against on (i) the Pro Forma, with respect to the period from the date hereof until the delivery of the initial Most Recent Balance Sheet in Fiscal Year 1995 and (ii) the Most Recent Balance Sheet, with respect to all periods thereafter, and (b) Material Liabilities incurred subsequent to the date of the Pro Forma or the Most Recent Balance Sheet, as the case may be, in the ordinary course of business consistent with past practice. The reserves, if any, reflected on the Pro Forma or the Most Recent Balance Sheet, as the case may be, for all Material Liabilities referred to in clause (a) above are appropriate and reasonable as of the date of the Pro Forma or Most Recent Balance Sheet, as the case may be.

            Section 4.12 NO MATERIAL ADVERSE CHANGE. Except for the transactions specifically contemplated by the Basic Agreements or reflected on the Pro Forma and matters disclosed in the public filings identified on
SCHEDULE 4.12 hereto, since December 31, 1993 there has been no material adverse change in the condition (financial or otherwise), business, assets, liabilities, prospects or results of operations of the Borrower and its Subsidiaries taken as a whole.

            Section 4.13 TAX RETURNS AND PAYMENTS. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all tax returns which are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Borrower or such Subsidiary, as the case may be); and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided).

            Section 4.14 PATENTS, ETC. The Borrower and each of its Subsidiaries own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses except where the failure to own or have the right to use will not have a Material Adverse Effect. To the best of Borrower's knowledge, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Borrower or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect. The consummation of the transactions contemplated by the Basic Agreements will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits, governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how or processes by the Borrower or any of its Subsidiaries in any manner which has or is reasonably likely to have a Material Adverse Effect.

            Section 4.15      ERISA.

            (a) With respect to the Borrower and its Subsidiaries (other than Stone-Canada and its Subsidiaries except to the extent that a Plan of Stone-Canada or any Subsidiary of Stone-Canada is subject to ERISA):

            (i) No termination since September 2, 1974 of any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate has resulted in any material liability of the Borrower or any of its Subsidiaries. All Plans of the Borrower or any of its Subsidiaries have been operated and administered in a manner so as not to result in any material liability for failure to comply with ERISA, and if intended to qualify under Section 401(a) or 403(a) of the Code, in a manner so as not to result in any material liability for failure to comply with the applicable provisions thereof. Neither the Borrower nor any of its Subsidiaries or any ERISA Affiliate has engaged in any transaction in connection with which any such entity could be subjected to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code. Full payment has been made on a timely basis of all amounts which the Borrower or any of its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan to have paid as a contribution to such Plan. None of the Plans which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code has an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived. Neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has any contingent liability under Section 4069 of ERISA. No material liability to the PBGC has been or is expected by the Borrower to be incurred with respect to any Plan by the Borrower or any of its Subsidiaries or any ERISA Affiliate; and there has been no Reportable Event, and no event or condition, which presents a material risk of termination of any such Plan by the PBGC which would result in material liability of the Borrower or any of its Subsidiaries or any ERISA Affiliate. No material liability has been or is expected to be incurred by the Borrower or any of its Subsidiaries or any ERISA Affiliate resulting from any withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a plan in which it was a substantial employer (within the meaning of Section 4001 (a)(2) of ERISA). Assuming that no portion of the Loan proceeds to be advanced hereunder is attributable, directly or indirectly, to the assets of any employee benefit plan (within the meaning of Section 3(3) of ERISA) or plan (within the meaning of
      Section 4975(e) of the Code), the execution, performance and delivery of the Basic Agreements by any party thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available. The aggregate fair market value of the assets of the Plans exceeds the aggregate present value of accrued benefits under such Plans and, with respect to any Plan the fair market value of the assets of which does not exceed the present value of accrued benefits thereunder (an "UNDERFUNDED PLAN"), the amount by which the present value of accrued benefits under each Underfunded Plan exceeds the fair market value of the assets of such Underfunded Plan is not material to the Borrower and its Subsidiaries taken as a whole.

          (ii) No material liability has been or is expected to be incurred by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Multiemployer Plan except for future contributions to any Multiemployer Plan pursuant to the terms of any applicable collective bargaining agreement. Full payment has been made of all amounts which the Borrower or any ERISA Affiliate is required under the terms of any Multiemployer Plan to have paid as a contribution to such Multiemployer Plan as of the last day of the most recent fiscal year of such Multiemployer Plan, except for any contribution which might be required and is unpaid because of mathematical error in the calculation of such amount.

         (iii) No liability which would have a Material Adverse Effect has been or is expected to be incurred by the Borrower or any of its Subsidiaries or any ERISA Affiliate for failure to comply with the health coverage continuation requirements enacted under the Consolidated Omnibus Budget Reconciliation Act of 1986.

            (b) With respect to Stone-Canada and its Subsidiaries, except as set forth on SCHEDULE 4.15, there are no unfunded liabilities arising out of any pension plan or under any benefit plan to which Stone-Canada or any Subsidiary of Stone-Canada is a party or by which either is bound and all employer contributions required thereunder to date have been made.

            Section 4.16 GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired.

            Section 4.17      FEDERAL RESERVE REGULATIONS.  Neither the
Borrower nor any Subsidiary of the Borrower is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any Margin Stock, within the meaning of Regulation G, U or X of the Board. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

            Section 4.18 TRANSACTION DOCUMENTS. The Borrower has delivered to the Agent true, complete and correct copies of the Transaction Documents (including all schedules, exhibits, annexes, amendments and all other documents delivered pursuant thereto or in connection therewith). The Transaction Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Required Lenders. Neither the Borrower nor any other party thereto is in default in the performance or compliance with any provisions thereof. The Transaction Documents are in material compliance with all applicable laws and the transactions effected thereunder were consummated in accordance with applicable laws and regulations.

            Section 4.19 SOLVENCY OF THE BORROWER. As of the date hereof and as of the Closing Date, no obligation shall have been incurred by the Borrower or any Subsidiary of the Borrower with intent to hinder, delay, disturb or defraud creditors of the Borrower or any Subsidiary of the Borrower and the Borrower and each of its Subsidiaries (i) shall not be "insolvent" (within the meaning of Section 101(29) of The Bankruptcy Code of 1978, as amended, Section 2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) and will not become "insolvent" (after giving effect to the financing contemplated hereby or any application of the proceeds of the Loans or the proceeds from the Transaction Documents) as a result of the incurrence of any such obligations; (ii) shall not be engaged in any business or transaction with unreasonably small capital (after giving effect to the financing contemplated hereby); and (iii) shall be able to perform its contingent obligations and other commitments as they mature in the normal course of business.

            Section 4.20 CERTAIN FEES. Other than as set forth in the Transaction Documents or in the documentation relating to the public debt financing contemplated thereby, no broker's or finder's fees or commissions were paid or will be payable by the Borrower or any Subsidiary of the Borrower with respect to the transactions contemplated by the Basic Agreements. No similar fees or commissions were paid or will be payable by the Borrower or any Subsidiary of the Borrower for any other services rendered to the Borrower or any Subsidiary of the Borrower in connection with the transactions contemplated hereby. The Borrower covenants that it will indemnify the Agent, the Co-Agents and each Lender against and hold the Agent, the Co-Agents and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any such issuance or offer, issue and sale, or the transactions contemplated hereby. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the discharge of the Borrower's obligations hereunder and under the Obligations.

            Section 4.21      ENVIRONMENTAL MATTERS.  Except as disclosed on
SCHEDULE 4.21, (i) the operations of and the real property associated with the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws except where the failure to so comply could not be expected to have a Material Adverse Effect; (ii) the Borrower and each of its Subsidiaries has obtained and maintains all material environmental, health and safety permits, certificates, licenses, approvals and authorizations necessary for their respective operations under all applicable Environmental Laws (collectively, "ENVIRONMENTAL PERMITS"), and all such Environmental Permits are in good standing and the Borrower and its Subsidiaries are in material compliance with all terms and conditions of such Environmental Permits; (iii) neither the Borrower nor any of its Subsidiaries nor any of their present or past properties or operations (whether owned or leased) are subject to: (A) any written claim, request for information, judgment, order, decree or agreement from or with any Governmental Authority or private party related to any material violation of or material non-compliance with Environmental Laws or Environmental Permits, (B) any pending or, to the knowledge of the Borrower, threatened judicial or administrative proceeding, action, suit or investigation related to any Environmental Laws or Environmental Permits which, if determined adversely to the Borrower or any of its Subsidiaries, could have a Material Adverse Effect, or (C) any liabilities, obligations or costs arising from any Remedial Action or any Release or threatened Release of a Contaminant into the environment regardless of whether the Release or threatened Release is occurring on the Borrower's or any Subsidiaries present or past properties or at any other location, in each case where such Remedial Action, Release or threatened Release would have a Material Adverse Effect; and (iv) except as disclosed on SCHEDULE
4.21 hereto, as of the date hereof and as of the Closing Date, neither the Borrower nor any of its Subsidiaries has received any written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person for an amount in excess of $500,000 as a result of the Release or threatened Release of a Contaminant into the environment.

            Section 4.22 DISCLOSURE. No statement, fact, representation or warranty of the Borrower or its Subsidiaries contained in the Basic Agreements, the Note Prospectus or any other document furnished to the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by the Basic Agreements contains any untrue statement of a material fact nor do such documents taken as a whole omit to state a material fact necessary in order to make the statements contained herein or therein, as the case may be, not misleading when made. The pro forma forecasts, projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such pro forma forecasts and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such pro forma forecasts and projections will differ from the forecasted or projected results. As of the date of this Agreement there is no fact known to the Borrower (other than matters of a general economic nature not peculiar to the Borrower, or its Subsidiaries) which materially and adversely affects the condition (financial or otherwise), properties, business, prospects or operations of the Borrower and its Subsidiaries taken as a whole which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            Section 4.23 SURVIVAL OF WARRANTIES; COVENANT REGARDING DISCLOSURE. All representations and warranties contained in this Agreement and the other Basic Agreements shall survive the execution and delivery of this Agreement and such other Basic Agreements, as the case may be, and the termination hereof and thereof. The Borrower may from time to time propose in writing to the Agent and Lenders modifications or supplements to the disclosures contained herein or the disclosure schedules attached to this Agreement in order to maintain the accuracy thereof; PROVIDED, HOWEVER, that any modifications or supplements to the disclosures contained in this Agreement or the disclosure schedules attached to this Agreement and provided by the Borrower after the date hereof shall not be deemed a part of this Agreement until accepted in writing by the Required Lenders, PROVIDED that a Lender shall be deemed to have accepted any such proposed modification or supplement if such Lender fails to give written notice of the rejection thereof within 30 days after receipt from the Borrower of such proposed modification or supplement expressly requesting acceptance thereof under this SECTION 4.23.

                                  ARTICLE V

                                  COVENANTS

            Section 5.1 AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder or under any other Loan Document, whether or not matured, are paid in full and all Commitments have terminated, the Borrower will, unless first having procured the written consent of the Required Lenders:

            5.1.1       FINANCIAL DATA.  Furnish to the Agent and each Lender:

            (a) Within five (5) Business Days after an Executive Officer of the Borrower shall have obtained knowledge of the occurrence of an Event of Default and/or an Unmatured Event of Default, the written statement of the chief executive officer, chief operating officer, chief financial officer or treasurer of the Borrower setting forth the details of each such Event of Default or Unmatured Event of Default which has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.

            (b) Within forty-five (45) days (or in the case of the financial statements referenced in SECTIONS 5.1.1(b)(ii), sixty (60) days) after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year of the Borrower, (i) unaudited financial statements consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such quarter and for the portion of the fiscal year through such quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) on behalf of the Borrower by the chief executive officer, chief financial officer, chief accounting officer or treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied and (ii) unaudited financial statements consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such quarter and for the portion of the fiscal year through such quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) on behalf of the Borrower by the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied (except that in such statements Seminole Kraft and S-CC shall be accounted for utilizing the equity method). The financial statements delivered pursuant to SECTION 5.1.1(b)(i) shall be accompanied by a certificate from such officer addressed to the Lenders substantially in the form of EXHIBIT 5.1.1, to the extent applicable, stating that no Event of Default and no Unmatured Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his certificate, or if such an Event of Default or Unmatured Event of Default has come to his attention and was continuing at the end of such quarter or on the date of his certificate, indicating the nature of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to take with respect thereto. Such certificate shall also detail the amount of any Discretionary Funds originating during such

      Fiscal Quarter, any utilization of Discretionary Funds during such Fiscal Quarter, the amount of the Discretionary Funds Basket and the Dividend Basket as of the end of such Fiscal Quarter, the amount of any Debt Basket Proceeds remaining in the Discretionary Funds Basket after any utilization thereof and any utilization of the Dividend Basket for Investments, Acquisitions or Capital Expenditures during such Fiscal Quarter and shall set forth detailed computations as to the Borrower's compliance with the covenants set forth in SECTIONS 5.2.2, 5.2.3, 5.2.5, 5.2.7, 5.2.9,
      5.2.11, 5.2.12, 5.2.15, 5.3.1 and 5.3.2 and detailed computations showing whether an adjustment of Borrowing Margins pursuant to SECTION
      2.9 is required. To the extent that the accounting principles utilized in the preparation of any financial statements delivered by the Borrower pursuant to SECTION 5.1.1(b) OR (c) are at variance with the Agreement Accounting Principles (other than accounting for Seminole Kraft and S-CC utilizing the equity method for purposes of the financial statements delivered pursuant to SECTIONS 5.1.1(c)(ii) and 5.1.1(c)(ii)), such financial statements shall be accompanied by a statement detailing the nature of such variance. In addition to the consolidated financial statements delivered pursuant to SECTION 5.1.1 (b)(i), the Borrower will provide, as soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year of each of Seminole Kraft and S-CC, respectively, unaudited financial statements consisting of a balance sheet and statement of stockholders' equity of each of Seminole Kraft and S-CC as at the end of such quarter and a statement of income and cash flows of each of Seminole Kraft and S-CC for such quarter and for the portion of the fiscal year through such quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) on behalf of Seminole Kraft or S-CC, as the case may be, by the chief executive officer, chief operating officer, chief financial officer or treasurer of Seminole Kraft or S-CC, as the case may be, as having been prepared in accordance with generally accepted accounting principles consistently applied. Reporting requirements for separate S-CC financial information under this subsection and SUBSECTIONS 5.1.1(c),(d) and (e) shall terminate when and if S-CC ceases to be a Subsidiary.

            (c) Within ninety (90) days after the end of each Fiscal Year of the Borrower, (i) financial statements consisting of a consolidated balance sheet and statement of stockholders' equity of the Borrower and its Subsidiaries as at the end of such fiscal year and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification as to scope of audit by independent public accountants of recognized national standing and reputation selected by the Borrower, (ii) unaudited financial statements, consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and a consolidated statement of income and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and certified on behalf of the Borrower by the chief executive officer, chief financial officer, chief accounting officer or treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied (except that in such statements Seminole Kraft and S-CC shall be accounted for utilizing the equity method) and (iii) a schedule setting forth the computation of Excess Cash Flow for the fiscal year then ended (an "EXCESS CASH FLOW SCHEDULE").
      The financial statements delivered pursuant to SECTION 5.1.1(c)(i) shall be accompanied by a certificate from the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Borrower to the Lenders substantially in the form of
      EXHIBIT 5.1.1, to the extent applicable, (x) stating that no Event of Default and no Unmatured Event of Default has come to his attention which was continuing at the end of such fiscal year or on the date of his certificate, or, if such an Event of Default or Unmatured Event of Default has come to his attention which was so continuing, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to take with respect thereto,
      (y) setting forth detailed computations showing whether an adjustment of Borrowing Margins pursuant to SECTION 2.9(a) is required, and (z) setting forth computations as to the Borrower's compliance for the preceding fiscal year with the covenants set forth in SECTIONS 5.2.2, 5.2.3, 5.2.5, 5.2.7, 5.2.9, 5.2.11, 5.2.12, 5.2.15, 5.3.1 and 5.3.2.
      Such certificate shall also detail the amount of any Discretionary Funds originating during the final Fiscal Quarter of the preceding Fiscal Year, any utilization of Discretionary Funds during such Fiscal Quarter, the amount of the Discretionary Funds Basket and the Dividend Basket as of the end of such Fiscal Quarter, the amount of any Debt Basket Proceeds remaining in the Discretionary Funds Basket after any utilization thereof and any utilization of the Dividend Basket for Investments, Acquisitions or Capital Expenditures during such Fiscal Quarter. In addition to the consolidated financial statements delivered pursuant to SECTION 5.1.1(c)(i), the Borrower will provide, as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Seminole Kraft and S-CC, respectively, audited financial statements consisting of a balance sheet and statement of stockholders' equity of each of Seminole Kraft and S-CC as at the end of such fiscal year and a statement of income and cash flows of each of Seminole Kraft and S-CC for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification as to scope of audit by independent public accountants of recognized national standing and reputation elected by Seminole Kraft or S-CC, as the case may be.

            (d) Within ninety (90) days after the end of each fiscal year of the Borrower, projections for the Borrower and its Subsidiaries (except for Seminole Kraft and S-CC, which shall be accounted for utilizing the equity method) for the next five Fiscal Years (on a quarter-by-quarter basis for the next succeeding fiscal year and on a year-by-year basis for the duration of such five year period), except with respect to the first projections to be delivered in 1995, which shall be for the next six Fiscal Years, consisting of forecasted consolidated balance sheets, statements of income and statements of cash flow, together with appropriate supporting details and a statement of underlying assumptions, all in substantially the form of EXHIBIT 4.11(c) hereto; PROVIDED, HOWEVER, that in no event shall the Borrower be required to deliver projections covering any period subsequent to the last day of the calendar year following the year during which the Term Loan Maturity is scheduled to occur.

            (e) Within ninety (90) days after the end of each Fiscal Year of the Borrower, a year to year variance analysis which sets forth a reasonably detailed reconciliation of the actual consolidated (except for Seminole Kraft and S-CC, which shall be accounted for utilizing the equity method) financial results of the Borrower for such year and the projections of results for such year previously delivered by the Borrower pursuant to SECTION 5.1.1(d).

            (f) Promptly upon any Executive Officer of the Borrower obtaining knowledge thereof, notice of any action, suit, proceeding or investigation pending or threatened against or affecting the Borrower or any Subsidiary of the Borrower or any of its or their respective properties before any court, governmental agency or regulatory authority (Federal, provincial, state or local) which is reasonably likely to have a Material Adverse Effect.

            (g) Promptly upon their distribution, copies of financial statements, reports, notices and proxy statements sent by the Borrower or any publicly-held Subsidiary of the Borrower to their respective security holders generally (in their capacity as security holders only) and all regular and periodic reports and final registration statements or other official statements (and all amendments or supplements thereto) required to be filed by the Borrower or any publicly-held Subsidiary of the Borrower with the Securities and Exchange Commission, any competent securities regulatory authority in Canada or with any national securities exchange on which any of its securities are listed with respect to its securities outstanding or to be outstanding and copies of all press releases and other statements made available generally by the Borrower or any publicly-held Subsidiary of the Borrower to the public concerning material developments in the business of the Borrower or any publicly-held Subsidiary of the Borrower.

            (h) Such other information respecting the properties, business affairs, financial condition and/or operations of the Borrower or any Subsidiary of the Borrower as any Lender through the Agent may from time to time reasonably (with respect to frequency as well as scope) request.

            5.1.2 DISCHARGE OF TAXES, ETC. Pay and cause each of its Subsidiaries to pay (i) all taxes, assessments and governmental charges or levies imposed upon it or any of them or upon its or any of their income, profits or property prior to the date on which penalties attach thereto, and
(ii) all claims for labor, material or supplies which, if unpaid, might become a Lien upon the property of the Borrower or any Subsidiary prior to the time they are overdue and may become a Lien upon any such property, except to the extent that the aggregate of all such taxes, assessments, governmental charges, levies, penalties and claims referred to in (i) and (ii) above not so paid, does not exceed $25 million at any time outstanding for the Borrower and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay or discharge any such tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings and so long as the Borrower or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) reasonably deemed by it to be adequate with respect thereto.

            5.1.3       CORPORATE EXISTENCE; BUSINESS.

            (a)   Except for the Mergers, except as otherwise permitted by
SECTION 5.2.8 and except that any Subsidiary may be liquidated, dissolved, wound up, merged or amalgamated (other than Seminole Kraft with respect to any merger, unless, in the case of Seminole Kraft, such merger is permitted by
SECTION 5.2.8) where such liquidation, dissolution, merger, winding-up or amalgamation will not have a Material Adverse Effect, (i) preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights and franchises and (ii) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation authorized to do business in each other jurisdiction in which the failure to so qualify or remain qualified would have a Material Adverse Effect.

            (b) Maintain and operate, and cause each of its Subsidiaries to maintain and operate, its business in substantially the manner in which it is currently conducted and operated.

            5.1.4 COMPLIANCE WITH LAWS. Comply, and cause each of its Subsidiaries to comply, with all laws, rules, regulations and governmental orders (foreign, federal, provincial, state and local) having applicability to any of them or to the business or businesses at any time conducted by any of them, where the failure to so comply would have a Material Adverse Effect.

            5.1.5 PERFORMANCE OF BASIC AGREEMENTS. Duly and punctually pay and perform its obligations and cause each of its Subsidiaries to pay and perform its obligations under the Basic Agreements in all material respects in accordance with the terms thereof and without breach of the terms of each thereof.

            5.1.6       INSPECTION OF BOOKS AND PROPERTIES.

            (a) Permit, and cause each of its Subsidiaries to permit, any Lender or its respective representatives (including without limitation any accounting and/or financial advisor or other similar professional retained by or on behalf of the Agent pursuant to SECTION 9.5), at any reasonable time during regular business hours, and from time to time upon reasonable written notice of such Lender to the Borrower, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers and, with the written consent of the Borrower (which consent shall not be required if an Event of Default has occurred and is continuing), their respective independent public accountants, in all cases acting reasonably both as to frequency and as to scope.

            (b) The Agent and each Lender agree that all materials and information (other than publicly available material and information) obtained by or provided to the Agent or such Lender pursuant to the foregoing provisions of this Section which are identified or designated by the Borrower in writing as confidential and which was not previously in the possession of or known to the recipient thereof on a non-confidential basis shall be held in confidence and that the Agent or such Lender, as the case may be, will use its best efforts not to disclose any such information unless the same has previously been made public, PROVIDED that nothing in this Agreement shall prohibit the Agent or such Lender, as the case may be, from, or subject the Agent or such Lender to liability for, disclosing any of such information (i) pursuant to any order, writ, judgment, decree, injunction or ruling of any governmental body (including any bank regulators) to whose jurisdiction the Agent or such Lender may be subject, (ii) pursuant to any applicable requirement of law or regulation, (iii) to the auditors, attorneys and other advisors of the Agent or such Lender to the extent required in connection with their services to the Agent or such Lender with respect to this Agreement, (iv) to the extent necessary in the enforcement of rights hereunder or under the Basic Agreements during the continuance of an Unmatured Event of Default or Event of Default, (v) to actual or prospective Assignees or participants as permitted by SECTION 9.12(g) or to any Lender hereunder.

            5.1.7 MAINTENANCE OF BOOKS AND RECORDS. Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, proper books of record and account, in which complete and accurate entries are made reflecting its and their business and financial transactions.

            5.1.8       ERISA.

            (a) Other than with respect to Stone-Canada and its Subsidiaries (except to the extent that a Plan of Stone-Canada or any Subsidiary of Stone-Canada is subject to ERISA), (i) within ten (10) days, after it or any of its Subsidiaries or any ERISA Affiliate knows that a Reportable Event has occurred with respect to any Plan or Multiemployer Plan (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver, or cause such Subsidiary or any ERISA Affiliate to deliver to the Agent in sufficient quantity for distribution to each Lender a certificate of a Responsible Officer of the Borrower or such Subsidiary or any ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event; PROVIDED, HOWEVER, that with respect to any Reportable Event described in ERISA Section 4043(b)(3) this clause (i) shall not apply if the PBGC has waived the requirement that notice of the Reportable Event be given to the PBGC and if this clause (i) shall apply to any Reportable Event described in ERISA Section 4043(b)(3) then the ten (10)-day period of time referred to above shall be extended to thirty days; (ii) upon the request of the Agent or any Lender made from time to time and promptly confirmed in writing, deliver to the Agent in sufficient quantity for distribution to each Lender a copy of the most recent available actuarial report and annual report completed with respect to any Plan;
(iii) within ten (10) days, after it or any of its Subsidiaries or any ERISA Affiliate knows that any of the following have occurred with respect to any
Plan: (A) any such Plan has been terminated, (B) the Plan Sponsor initiates any action to terminate any such Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Agent and each Lender a written notice thereof; (iv) within ten (10) days, after it or any of its Subsidiaries or any ERISA Affiliate knows that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan or a withdrawal from a Plan in which any such entity was a substantial employer within the meaning of Section 4001(a)(2) of ERISA (or a deemed withdrawal within the meaning of Section 4062(e) of ERISA with respect to an Underfunded Plan) deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Agent in sufficient quantity for distribution to each Lender a written notice thereof; and (v) within ten (10) days after it or any of its Subsidiaries or any ERISA Affiliate knows that a prohibited transaction (within the meaning of Section 406 of ERISA) with respect to any Employee Benefit Plan has occurred and knows such transaction will result in a material liability to such entity under Section 4975 of the Code or otherwise, if such transaction is not corrected, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to the Agent in sufficient quantity for distribution to each Lender a certificate of an Executive Officer of the Borrower or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such prohibited transaction and such entity's proposed response thereto. For purposes of this Section, the Borrower, any of its Subsidiaries and any ERISA Affiliate shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such entity is the Plan Sponsor; PROVIDED, HOWEVER, that with respect to any Multiemployer Plan, the Borrower, any of its Subsidiaries and any ERISA Affiliate shall not be deemed to have any knowledge other than the actual knowledge of their respective officers.

            (b) With respect to Stone-Canada and its Subsidiaries, except for Europa Carton, A.G., within ten (10) days after the Borrower or any of its Subsidiaries knows that Stone-Canada or any of its Subsidiaries has unfunded liabilities which exceed the liabilities set forth on SCHEDULE 4.15 arising out of any pension plan to which Stone-Canada or any of its Subsidiaries is a party or by which either is bound, deliver to the Agent in sufficient quantity for distribution to each Lender a certificate of a Responsible Officer of the Borrower or such Subsidiary disclosing such unfunded liabilities.

            5.1.9 INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, such insurance, to such extent and against such hazards and liabilities, as is customarily maintained by Persons similarly situated to the extent that such insurance is available at commercially reasonable rates, and furnish to the Agent in sufficient quantity for distribution to each Lender, upon written request, information as to the insurance carried by the Borrower or any Subsidiary of the Borrower. The provisions of this SECTION 5.1.9 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the other Loan Documents that require the maintenance of insurance with respect to the Collateral and Mortgaged Property.

          5.1.10 MAINTENANCE OF PROPERTIES. Except as to equipment no longer used or useful to the business of the Borrower and its Subsidiaries, keep and maintain all material properties, equipment and other assets (and shall cause its Subsidiaries to keep and maintain their respective material properties, equipment and other assets) in good repair, working order and condition (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals and repairs thereto so that the value thereof and the operating efficiency of the Borrower and its Subsidiaries shall at all times be maintained and preserved in a manner consistent with past practices of the Business. With respect to all items of leased equipment, the Borrower shall, and shall cause its Subsidiaries to, keep, maintain, repair, replace and operate such leased properties, equipment and other assets in accordance with the terms of the applicable lease, in either case, to the extent failure to do so would result in a Material Adverse Effect.

            5.1.11      USE OF PROCEEDS.  (i) Use the proceeds of the Term
Loan, Revolving Loans, Letters of Credit and Swing Line Loans (A) to provide all or a portion of the funds necessary to repay in full all of the indebtedness outstanding under the U.S. Credit Agreement on the Closing Date, (B) to make loans and/or capital contributions on the Closing Date to Stone-Canada, which will, on the Closing Date, repay all of the indebtedness outstanding under the Canadian Credit Agreements, (C) to repay in whole or in part the indebtedness outstanding under the Stone Savannah Credit Agreement and to fund the Stone Savannah Transactions, (D) in the case of Letters of Credit, for general corporate purposes and (E) for ongoing working capital and general corporate purposes; and (ii) not use any part of the proceeds of any Loan or Letter of Credit hereunder for any purpose other than as set forth in this Section, including without limitation, to purchase or carry any Margin Stock or to extend credit to others for such purpose in violation of Regulation G, U or X of the Board.

            5.1.12 LENDER MEETING. Cause a meeting open to all Lenders to be held at least once in each fiscal year for the purpose of having officers of the Borrower describe generally the Borrower's business, financial results and prospects and respond to inquiries from the Lenders regarding such matters.

            5.1.13 REDEMPTION OF SENIOR SUBORDINATED NOTES AND STONE SAVANNAH STOCK. On or prior to December 30, 1994, (i) cause the amounts deposited with the trustee under the Stone Savannah Senior Subordinated Note Indenture on the Closing Date to be used to redeem in full all of the Stone Savannah Senior Subordinated Notes at par (plus stated premium), together with accrued and unpaid interest thereon, (ii) redeem in full or otherwise purchase,
(A) all of the outstanding Stone Savannah Preferred Stock at par (plus stated premium), together with accrued and unpaid dividends thereon, and (B) all of the issued and outstanding Stone Savannah Common Stock not owned by the Borrower and
(iii) cause Stone Savannah to merge into the Borrower or make other arrangements satisfactory to the Required Lenders with respect to the Collateral and Mortgaged Property owned by Stone Savannah. The redemptions and purchases described in (i) and (ii) of this SECTION 5.1.13 are collectively referred to as the "STONE SAVANNAH TRANSACTIONS".

            5.1.14      ENVIRONMENTAL NOTIFICATION.

            (a) Notify the Agent, in writing, promptly, and in any event within twenty (20) days after a Responsible Officer learns thereof, of any: (A) written notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person in an amount in excess of $1,000,000 as a result of the Release or threatened Release of any Contaminant into the environment; (B) written notice that the Borrower or any of its Subsidiaries is subject to investigation by any governmental authority evaluating whether any Remedial Action involving potential claims or costs to the Borrower or its Subsidiaries in excess of $1,000,000 is needed to respond to any material Release or threatened Release of any Contaminant into the environment; or (C) notice of violation to the Borrower or any of its Subsidiaries of conditions which result in a notice of violation of any Environmental Laws or Environmental Permits, which could reasonably be expected to have a Material Adverse Effect.

            (b) Upon written request by the Agent, the Borrower shall promptly submit to the Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (i) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect.

            5.1.15 ENVIRONMENTAL COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries, in the exercise of its reasonable business judgment, to take prompt and appropriate action to respond to any material non-compliance with Environmental Laws or Environmental Permits or to any unpermitted Release or threatened Release of a Contaminant, and shall regularly report to the Agent on such response. Without limiting the generality of the foregoing, whenever the Agent or any Lender has a reasonable basis to believe that the Borrower is not in material compliance with all Environmental Laws or Environmental Permits or that any property of the Borrower or its Subsidiaries, or any property to which Contaminants generated by Borrower or its Subsidiaries have come to be located ("OFFSITE PROPERTY") has or may become contaminated or subject to an order or decree such that any such non-compliance, contamination or order or decree could reasonably be expected to have a Material Adverse Effect then the Borrower agrees to, at the Agent's request and the Borrower's expense: (a) cause a qualified environmental engineer reasonably acceptable to the Agent to assess the site where the alleged or actual noncompliance contamination has occurred and prepare and deliver to the Agent, the Lenders and the Borrower a report reasonably acceptable to Agent setting forth the results of such assessments, a proposed plan and schedule for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide the Agent, the Lenders and the Borrower a supplemental report of such engineer whenever the scope of the environmental problems or the Borrower's response thereto or the estimated costs thereof, shall change in any material respect; or, as an alternative to subparagraphs (a) and (b) above, the Borrower, upon the Agent's or any Lender's request, shall allow the Agent or such Lender, as the case may be, or an agent or representative of the Agent or such Lender, to enter onto the property to conduct any desired environmental audits and tests at the Borrower's expense. The Agent and the Lenders hereby covenant and agree that any reports, records, notices, estimates or other information they receive in connection with this subsection shall be kept strictly confidential, and shall not be disclosed to or used by any Person (other than the Agent's or any Lender's authorized representatives for the purpose of reviewing or enforcing the Agent's or such Lender's rights hereunder, which persons shall also be bound by this sentence) unless and only to the extent that disclosure is required pursuant to any Environmental Laws, Environmental Permits, or order of a court of competent jurisdiction, in which case the Agent or such Lender, as the case may be, shall promptly notify the Borrower in writing of such requirement and the nature and extent of the required disclosure.

            5.1.16 ADDITIONAL SUBSIDIARY GUARANTEES. Upon the request of the Agent, the Borrower shall cause any domestic Subsidiary (other than Seminole Kraft and StoneSub) from time to time having assets with a fair market value in excess of $25 million to execute a Subsidiary Guarantee; PROVIDED, HOWEVER, that in the event the Borrower acquires, directly or indirectly, a domestic Subsidiary in an Acquisition after the Closing Date, such Subsidiary shall not be required to execute a Subsidiary Guarantee so long as (i) all of the funds used by the Borrower, directly or indirectly, to acquire such Subsidiary were Discretionary Funds and (ii) neither the Borrower nor any other Subsidiary shall make any loans or advances to, or any Investments in (other than the initial Investment therein), such Subsidiary, or assume, guarantee or endorse or otherwise become directly or contingently liable in respect of, any obligation of such Subsidiary until a Subsidiary Guarantee is so delivered.

            5.1.17      DELAYED COLLATERAL.

            (a) The parties acknowledge that as a result of delays associated with title and survey matters, third party consent requirements and other matters (i) with respect to certain converting plants it has been impractical to consummate on the

Closing Date the mortgaging of the interests of the Borrower or a Subsidiary, as applicable, in the Mortgaged Property (the "DELAYED PROPERTIES") marked with an asterisk on SCHEDULE 1.1(c), and (ii) with respect to certain of the Mortgaged Properties that are being mortgaged on the Closing Date, certain title, survey, local counsel opinions and other documents ("ANCILLARY DOCUMENTS") may not be available on the Closing Date.

            (b) As soon as practicable, but in any event on or prior to January 31, 1995, the Borrower shall, or, as applicable, shall cause its applicable Subsidiaries to, execute and deliver, or cause to be delivered, to the Agent (i) Mortgages with respect to the Delayed Properties together with all fixed assets and inventory located at such facilities and including such environmental information and studies, leases, title reports, title insurance (with all requirements for the issuance thereof having been satisfied), lien searches, opinions of counsel, evidence of recordation and payment of applicable taxes as the Agent may reasonably request and (ii) such Ancillary Documents as the Agent may reasonably request. The Borrower shall also take or cause to be taken all actions reasonably requested by the Agent in order to perfect or protect the Liens of the Mortgages with respect to the Delayed Properties. Without limiting the foregoing, the Borrower shall use its best non-financial efforts to secure such landlord consents, waivers and similar documents as the Agent may reasonably request in connection with leasehold mortgages and related mortgages or pledges of the Delayed Properties.

            (c) To the extent that the Agent shall, in its sole discretion, determine that in light of environmental, legal or other considerations it would be adverse to the interests of the Lenders or impractical to accept as collateral one or more of the Delayed Properties, it may in writing release the Borrower from its obligations to pledge any of such Delayed Properties, provided that the Borrower shall provide, or cause to be provided, such alternative collateral of reasonably comparable value as may be acceptable to the Agent. Such additional collateral shall be granted pursuant to such documentation and within such time period as may be satisfactory to the Agent.

            (d) To the extent that the Borrower or an applicable Subsidiary is contractually prohibited from granting a leasehold mortgage or mortgage on any Delayed Property which is leased or subject to an industrial revenue bond financing and the Borrower has complied with the last sentence of SECTION 5.1.17(b), the Borrower shall be released from its obligation to grant a leasehold mortgage or mortgage thereupon but shall not be released from its obligation to pledge the fixed assets or inventory located at such Delayed Property unless the Borrower or its applicable Subsidiary is contractually prohibited from doing so in the relevant lease.

            5.1.18 MERGER OF STONE SOUTHWEST. The Borrower shall cause Stone Southwest to be merged with and into the Borrower promptly after the earlier of (i) at such time as when such merger would no longer cause a violation or breach of the terms and conditions of the Stone Southwest Indenture or any other material agreement or indenture to which Stone Southwest is a party and (ii) such time as all Indebtedness issued under the Stone Southwest Indenture and such other agreements and indentures has been paid in full and such merger is no longer restricted thereby.

            Section 5.2       NEGATIVE COVENANTS OF THE BORROWER.  The
Borrower covenants and agrees that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder, whether or not matured, are paid in full and all Commitments have terminated, without the prior written consent of the Required Lenders, the Borrower will not nor will it permit any Subsidiary of the Borrower to:

            5.2.1 LIENS. Except for Permitted Liens, create, incur, assume or permit to exist any Lien on any of its or any of its Subsidiaries' existing or future properties, assets (including stock of any Subsidiaries), income or rights in any thereof whether now owned or hereafter acquired.

            5.2.2 INDEBTEDNESS FOR MONEY BORROWED. Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed except for:

            (a)   the Obligations under the Loan Documents;

            (b) Indebtedness for Money Borrowed as shown on SCHEDULE 4.6 hereto;

            (c) Indebtedness for Money Borrowed incurred by Europa Carton, A.G., Ston Forestal, S.A., Stone de Mexico, Stone-Venepal, Cartomills, S.A. or Societe Emballages de Cevennes, S.A., Seminole Kraft or any Subsidiary thereof which is not guaranteed by and is non-recourse to the Borrower or any Subsidiary of the Borrower;

            (d) intercompany loans and advances (i) made in the ordinary course of business to the Borrower or Wholly-Owned Subsidiaries of the Borrower and, in the case of non-Wholly-Owned Subsidiaries, Indebtedness arising out of Investments permitted by SECTION 5.2.7; or (ii) made to StoneSub in an aggregate principal amount at any time outstanding not in excess (together with any unreimbursed capital contributions made pursuant to SECTION 5.2.7(h)) of (A) the amounts contemplated from time to time by the terms of the respective Receivables Financings and (B) those amounts, up to an aggregate at any one time outstanding of $5 million for each $100 million (on a pro-rated basis) of Receivables Financings which have been established and are in existence at such time, which may be advanced to StoneSub in order to cure or remedy, or otherwise avoid the commencement of, liquidation, termination or similar events in connection with the Receivables Financings; PROVIDED, HOWEVER, that, except as otherwise expressly permitted under this Agreement, this clause (d) shall not be deemed to permit intercompany Indebtedness for Money Borrowed made to SVCPI (other than pursuant to contractual agreements permitted by this Agreement and as in effect on the date hereof) Seminole Kraft or to S-CC or any of S-CC's Subsidiaries other than Indebtedness for Money Borrowed made between S-CC and its Subsidiaries or between Subsidiaries of S-CC;

            (e) the Indebtedness for Money Borrowed of any Person at the time such Person becomes a Subsidiary, or is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower, so long as such Indebtedness for Money Borrowed was not created in anticipation of or as a result of such Person becoming a Subsidiary of the Borrower or of such merger or consolidation;

            (f) refinancings of Indebtedness for Money Borrowed due to remarketing provisions, to provisions relating to computing a variable rate of interest or to provisions providing for the fixing of interest rates on theretofore variable rate obligations as provided for in the instruments pursuant to which such Indebtedness for Money Borrowed was issued as in effect on the date hereof or assumed pursuant to SECTION 5.2.2(e), PROVIDED that the principal amount of such Indebtedness for Money Borrowed is not increased thereby except to the extent necessary to finance the fees and costs of such refinancing;

            (g) Indebtedness for Money Borrowed all the net proceeds of which are used promptly (but in no event more than five Business Days) after the date of the incurrence of such Indebtedness for Money Borrowed to effect the prepayments as set forth in SECTIONS 3.4 AND 3.6 so long as (i) such Indebtedness for Money Borrowed is not secured by any Lien (other than Permitted Liens described in clause (h) of the definition of Permitted Liens), (ii) such Indebtedness has an average life which is at least equal to one year greater than the remaining average life of the Term Loan and
      (iii) such Indebtedness has a maturity which is at least one year after the latest date (taking into account the application of all previous prepayments) on which any regularly scheduled principal installment is at the time due to be paid on the Term Loan;

            (h) Indebtedness for Money Borrowed (i) in respect of tax-exempt financings or (ii) all of the net proceeds of which are used to effect a prepayment or defeasance of any IRB identified on
      SCHEDULE 5.2.2 hereto (A) in the event that amendments to the Code are enacted which would require that the Borrower prepay or defease such IRB,
      (B) which is put to the Borrower pursuant to presently existing contractual arrangements identified on SCHEDULE 5.2.2 hereto and which the Borrower is not able to resell at a market interest rate without effecting a "reissuance" thereof for tax purposes, or (C) which is being refinanced on terms requiring repayment of such Indebtedness for Money Borrowed at times no earlier than and in amounts no greater (except to the extent necessary to finance the fees and costs of such refinancing) than required by the present amortization schedule for the IRB being refinanced and subject to covenants, defaults and other terms which are not materially more restrictive upon or disadvantageous to the obligor than the existing terms;

            (i) Indebtedness for Money Borrowed consisting of Financing Lease Obligations (including, without limitation, Indebtedness under the Florence Agreements); PROVIDED, HOWEVER, that the amount of such obligations incurred after the date hereof and payable prior to the Term Loan Maturity Date shall not exceed $100 million;

            (j) Indebtedness for Money Borrowed constituting guarantees by the Borrower or any Subsidiary permitted by SECTION 5.2.3;

            (k) Indebtedness for Money Borrowed of the Borrower or a Subsidiary of the Borrower, as the case may be, issued, incurred or assumed in respect of the purchase price of property which is not secured by any Lien other than a Lien referred to in clause (b) of the definition of Permitted Liens; PROVIDED, HOWEVER, that not more than $100 million in aggregate principal amount of such Indebtedness for Money Borrowed shall mature prior to the Term Loan Maturity Date;

            (l)   Subordinated Debt;

            (m) Indebtedness for Money Borrowed consisting of an unsecured line of credit not exceeding at any time outstanding $50 million in aggregate principal amount by Stone-Canada or any Subsidiary of Stone-Canada (other than S-CC);

            (n) Indebtedness for Money Borrowed as defined in clause (vi) of the definition of such term contained in the Definitional Appendix;

            (o) Indebtedness for Money Borrowed incurred in respect of (i) foreign exchange, interest rate swap, interest rate cap insurance, hedging agreements or similar arrangements entered into in the ordinary course of business by the Borrower in connection with the Obligations with a notional amount of such agreements not exceeding the aggregate principal amount of the Obligations, (ii) foreign exchange or currency swap agreements or similar arrangements entered into in the ordinary course of business by the Borrower or any Subsidiary to protect the Borrower or any Subsidiary against fluctuations in currency values and (iii) one or more unsecured interest rate swap or similar hedging arrangements entered into in the ordinary course of business by the Borrower pursuant to which the fixed interest rate payment obligations up to $500 million aggregate principal amount of Indebtedness for Money Borrowed at any time outstanding would be converted to floating interest rate payment obligations;

            (p) Indebtedness for Money Borrowed of the Borrower as permitted by the penultimate sentence of SECTION 5.2.13; and Indebtedness for Money Borrowed by StoneSub from the Issuer pursuant to Receivables Financings which in the aggregate shall not permit StoneSub to incur Indebtedness for Money Borrowed in excess of, subject to the third proviso of the penultimate sentence of SECTION 5.2.13, $500 million at any one time outstanding (and in the event that the Accounts Receivable Financing Program includes Canadian dollar Receivables of Subsidiaries organized under Canadian laws, without giving effect to increases in such amount after the date of the incurrence of such Indebtedness for Money Borrowed, or portion thereof, solely as the result of subsequent fluctuations in the exchange rate between U.S. and Canadian dollars); PROVIDED, HOWEVER, that if (i) the Borrower either (A) acquires any Subsidiaries not in existence as of the date hereof (other than through the formation of Subsidiaries in the ordinary course of business to conduct existing lines of business) or (B) enters into any lines of business in which it is not engaged as of the date hereof and (ii) the Borrower and/or StoneSub engages in a Receivables Financing or financing permitted by the penultimate sentence of SECTION 5.2.13, in each case with respect to the Receivables of the Subsidiary so acquired or the line of business so acquired (each such financing, solely to the extent relating to such new Subsidiary or new line of business, a "NEW RECEIVABLES FINANCING") then, in such event, the initial proceeds to the Borrower or StoneSub (as applicable) of such New Receivables Financing, net of the amount of any initial deposit to, the applicable cash collateral spread account and of the fees and expenses of the Borrower or StoneSub incurred in establishing such New Receivables Financing and net of any amounts required to refinance then existing New Receivables Financings, shall be used (following remittance to the Borrower or the Participating Subsidiary, as applicable, for the purchase of Receivables therefrom) to make a mandatory prepayment as required by SECTION 3.4(B) in the order required by SECTION

      3.6(B) and (ii) in the case of any New Receivables Financing structured as a borrowing by StoneSub (or deemed to be a borrowing pursuant to the terms hereof), StoneSub shall borrow (A) on the initial date of any New Receivables Financing, the maximum borrowings then available to it (based on the initial amount of Receivables transferred) under such New Receivables Financing (except that such initial maximum borrowings may be reduced by no more than $2 million for each New Receivables Financing for reasons of administrative practicality) and (B) after such initial date, in the reasonable business judgment of StoneSub, the maximum borrowings practicable under such New Receivables Financings which have been established and are continuing. For purposes of this Agreement, (i) in the event that the terms of any New Receivables Financing are amended to increase the potential borrowings or sales thereunder, the initial borrowing or sale by StoneSub under such amended program shall be deemed to constitute a borrowing or sale under an additional New Receivables Financing to the extent of such increase, PROVIDED that this clause (i) shall not apply in the event that the increase in the potential borrowings or sales under such New Receivables Financing is being made solely to finance additional purchases of Receivables from then existing business lines of Participating Subsidiaries whose Receivables with respect to such business line or lines have grown or are expected to grow as the result of price increases, greater sales or similar changes in general business lines, (ii) in the event that any sale or purported sale of Receivables to StoneSub by the Borrower or any Participating Subsidiary is required to be recharacterized as a loan, the resulting obligations of the Borrower or such Participating Subsidiary shall not be deemed to be Indebtedness for Money Borrowed and (iii) any Receivables Financing structured as a sale of Receivables by StoneSub to the Issuer shall, for all purposes of this Agreement, and regardless of the treatment thereof by the Borrower on its financial statements, be deemed to be an incurrence by StoneSub of Indebtedness for Money Borrowed in respect of the financing of the Receivables involved and not as a sale of such Receivables by StoneSub;

            (q) Indebtedness for Money Borrowed constituting refinancings of Indebtedness for Money Borrowed identified on SCHEDULE 4.6 hereto or in
      SECTION 5.2.2(v); PROVIDED, HOWEVER, that no such refinancing shall shorten the final maturity or average loan life of the refinanced Indebtedness, increase the collateral, if any, securing any such refinanced Indebtedness (provided that any collateral securing such refinanced Indebtedness may be substituted with other property or assets so long as the fair market value thereof does not exceed the fair market value of the collateral being substituted at the time of such substitution), be on terms which, taken as a whole, are materially more adverse to the obligor or modify in any way adverse to the Lenders any subordination provisions applicable to such Indebtedness and, to the extent the refinanced Indebtedness is non-recourse to the Borrower and its other Subsidiaries and is not otherwise permitted to be recourse Indebtedness, such Indebtedness shall be non-recourse to the Borrower and its other Subsidiaries;

            (r) Indebtedness for Money Borrowed the net proceeds of which are used to pay annual premiums for property and casualty insurance policies maintained by the Borrower or its Subsidiaries and other prepaid amounts in respect of goods or services purchased by the Borrower or its Subsidiaries in the ordinary course of business, which Indebtedness at no time exceeds $40 million in aggregate outstanding principal amount, is unsecured (except for Liens described in clause (n) of the definition of Permitted Liens) and is incurred on terms and pursuant to documentation satisfactory to the Agent;

            (s) from and after the date on which the Borrower has repaid all outstanding Revolving Loan Obligations and Swing Line Obligations, has terminated the Swing Line Commitment and all Revolving Loan Commitments, and has caused the Florence Letters of Credit to be terminated, and there exists no L/C Obligations or Florence L/C Obligations, Indebtedness for Money Borrowed under a replacement revolving credit facility in an aggregate principal amount not to exceed $450 million, all of the proceeds of which (net of issuance costs) are used for general corporate purposes (including without limitation repayment of Revolving Loans and Swing Line Loans), PROVIDED that such Indebtedness for Money Borrowed shall be on terms not materially more adverse to the Borrower than those existing hereunder;

            (t) secured or unsecured Indebtedness for Money Borrowed in an aggregate principal amount not to exceed $200 million for general corporate purposes; PROVIDED, HOWEVER, that (i) the terms of such Indebtedness for Money Borrowed and the documentation relating thereto shall be reasonably satisfactory to the Required Lenders, (ii) to the extent such Indebtedness for Money Borrowed is secured, such Liens are permitted by clause (o) of the definition of Permitted Liens and the Indebtedness secured thereby shall not be less than 66% of the value of the collateral securing such Indebtedness as of the date which such Indebtedness is incurred, as such value is evidenced by appraisals or other information delivered to the Agent by the Borrower and reasonably acceptable to the Required Lenders, and (iii) in no event shall any Subsidiary incur Indebtedness pursuant to this subsection that is recourse to the Borrower or any other Subsidiary if such Indebtedness refinances Indebtedness that is non-recourse to the Borrower and its other Subsidiaries and is not otherwise permitted to be recourse to the Borrower and its other Subsidiaries;

            (u) Indebtedness for Money Borrowed of S-CC and Subsidiaries of S-CC to the extent permitted by the S-CC Debt Documents. Any such Indebtedness for Money Borrowed shall be non-recourse to the Borrower or any of its other Subsidiaries (except S-CC and its Subsidiaries); and

            (v) Indebtedness for Money Borrowed incurred pursuant to the Senior Notes and the First Mortgage Notes.

Any Indebtedness for Money Borrowed used in the calculation of any threshold amount specified in any clause of this SECTION 5.2.2 shall not be used to calculate the threshold amounts specified in another of such clauses.

            5.2.3 GUARANTEES. Assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, except, without duplication:

            (a) subject to SECTION 5.3.2, the Borrower may assume, guarantee or endorse, or otherwise become directly or contingently liable in respect of, any obligation of any Person, PROVIDED that notwithstanding the foregoing the Borrower shall not be permitted to assume, guarantee or otherwise take any of the foregoing actions with respect to any Indebtedness for Money Borrowed incurred by S-CC, Seminole Kraft, StoneSub, SVCPI or any Subsidiary of any of such entities except as set forth on SCHEDULE 5.2.3 hereto;

            (b) by way of endorsement of negotiable instruments for deposit or collection and similar transactions;

            (c)   guarantees identified on SCHEDULE 5.2.3 hereto;

            (d) guarantees by any Subsidiary of the Borrower of Indebtedness for Money Borrowed constituting Financing Lease Obligations of any of its Subsidiaries (other than S-CC, Seminole Kraft, SVCPI, or any of their respective Subsidiaries) permitted by SECTION 5.2.2;

            (e) guarantees by a Subsidiary of the Borrower (other than Seminole Kraft, S-CC or any of their Subsidiaries) in the ordinary course of business of such Subsidiary of Indebtedness of any Person not exceeding in principal amount $75 million in the aggregate for the Subsidiaries of the Borrower taken as a whole (excluding Seminole Kraft, S-CC and any of their Subsidiaries) at any time outstanding;

            (f)   as contemplated by Section 10.01 of the Leveraged Lease;

            (g) guarantees by a Subsidiary of the Borrower in effect at the time of its becoming a Subsidiary of the Borrower and not created in contemplation thereof; and

            (h) to the extent not otherwise permitted by this Section, guarantees by and other contingent liabilities of S-CC and Subsidiaries of S-CC to the extent permitted by the S-CC Debt Documents.

            5.2.4 AFFILIATE TRANSACTIONS. Enter into or engage in any material transaction or contract (other than (i) agreements existing on the date hereof and identified on SCHEDULE 5.2.4 hereto, (ii) transactions or contracts with affiliates permitted by SECTION 5.2.3, 5.2.7, 5.2.8 or
5.2.9 and (iii) agreements between S-CC and any of its Subsidiaries or between Subsidiaries of S-CC) with any Affiliate other than Wholly-Owned Subsidiaries of the Borrower (except for the Restricted Subsidiaries of the Borrower), on a basis less favorable to the Borrower or such Subsidiary of the Borrower than those that could be obtained at the time in a comparable good faith arms length transaction with an unrelated third party. Except as specified on SCHEDULE
5.2.4 or as otherwise specifically permitted under this Agreement, the Borrower shall not permit any contract identified on SCHEDULE 5.2.4 to be directly or indirectly amended or extended without the prior consent of the Required Lenders; PROVIDED, HOWEVER, that any such contract may be amended without the prior consent of the Required Lenders if the applicable amendment is not materially adverse to the Borrower or its applicable Subsidiary and if a copy of the amendment is delivered to the Agent within five Business Days after its execution.

            5.2.5 DIVIDENDS. Declare or pay any dividend or distribution, or purchase or redeem any shares of any class of capital stock of the Borrower or any Subsidiary of the Borrower, or make any other payment or distribution on or in respect of any class of capital stock of the Borrower or any of its Subsidiaries, or set aside any amounts for any such purposes, except that:

            (a) any Subsidiary may pay dividends or make distributions (including, without limitation, distributions in the form of the redemption or purchase for cancellation of shares or in connection with the reduction of capital) to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

            (b) the Borrower may pay cash dividends, make distributions on its capital stock or make purchases or redemptions of its capital stock to the extent that the aggregate amount of all such dividends, distributions, purchases and redemptions from October 1, 1994 to the date of the proposed dividend, distribution, purchase or redemption (after giving effect to such proposed dividend, distribution, purchase or redemption) would not exceed the sum of (A) an amount equal to
      (1) 75% of the Consolidated Net Income of the Borrower for the period from October 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption MINUS (2) 100% of the Consolidated Net Loss of the Borrower for the period from October 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption PLUS (B) 100% of the cash proceeds (net of the pro rata fees, costs and expenses of sale and underwriting discounts and commissions) of sales of common stock and Permitted Preferred Stock of the Borrower from the Closing Date to the date of payment of such proposed dividend, distribution, purchase or redemption MINUS (C) the sum of the amount of Investments made pursuant to SECTION 5.2.7(g), and Capital
      Expenditures made pursuant to subsection (ii) of the penultimate sentence of SECTION 5.2.11; PROVIDED, HOWEVER, that without respect to the foregoing limitations, the Borrower shall be permitted to pay cash dividends and to make distributions with respect to its Permitted Preferred Stock outstanding as of the date hereof (but not with respect to its common stock or subsequently issued preferred stock) to the extent such dividends or distributions are at the time permitted by the terms of the Borrower's Indenture to the Bank of New York, as trustee, dated as of March 15, 1992; and PROVIDED FURTHER, that if all of the conditions to the declaration of a dividend or distribution set out in this subsection are satisfied at the time such dividend or distribution is declared, then, subject to the proviso which follows SECTION 5.2.5(h), such dividend or distribution may be paid or made within forty-five (45) days after such declaration even if the payment of such dividend, the making of such distribution or the declaration thereof would not have been permitted under this SECTION 5.2.5(b) at any time after such declaration; and PROVIDED FURTHER, that solely for purposes of computing Consolidated Net Income and Consolidated Net Loss pursuant to clause (A) of this SECTION 5.2.5(b), there shall be excluded from the computation thereof fees and other charges or write-offs incurred or accrued (including, without limitation, the write-off of previously unamortized debt issuance costs related to the Debt Refinancing) in respect of Indebtedness incurred or repaid in connection with the consummation of this Agreement, the Related Transactions and the Stone Savannah Transactions;

            (c) the Borrower may distribute shares of its common stock to holders of the same or another class of its common stock as a stock dividend or in connection with a stock split;

            (d) the Borrower may distribute rights to purchase for cash Permitted Preferred Stock or common stock to the holders of its capital stock;

            (e) the Borrower may exchange shares of its common stock or Permitted Preferred Stock for any outstanding shares of its capital stock other than preferred stock which is not Permitted Preferred Stock;

            (f) the Borrower may acquire the capital stock of Stone Savannah as contemplated by SECTION 5.1.13;

            (g) the Borrower or any Subsidiary of the Borrower may make any Investment permitted by SECTION 5.2.7; and

            (h) S-CC and its Subsidiaries may pay dividends on their respective capital stock to the extent not prohibited by the terms of the S-CC Debt Documents;

PROVIDED, HOWEVER, that in the case of clause (b) above no Event of Default or Unmatured Event of Default (except in the case of regular quarterly dividends on the Borrower's common stock, and/or Permitted Preferred Stock which do not exceed the amount of the regular quarterly dividend paid by the Borrower on its common stock and/or Permitted Preferred Stock for the calendar quarter ending prior to such proposed dividend, in which case an Unmatured Event of Default relating to a payment default only) shall have occurred and be continuing before or after giving effect to any such proposed dividend.

            5.2.6 NEGATIVE DEBT COVENANTS. Except for (i) instruments evidencing Indebtedness for Money Borrowed set out in SCHEDULE 4.6 hereto,
(ii) instruments set out in SCHEDULE 3.4, 4.3, 5.2.2 or 5.2.4 hereto, in either case as in effect on the date hereof, (iii) agreements to which Seminole Kraft is a party as permitted by SECTION 5.2.2(m), (iv) agreements to which StoneSub is or becomes a party pursuant to the Accounts Receivable Financing Program, (v) the S-CC Debt Documents and other agreements to which S-CC or any Subsidiary of S-CC is a party or (vi) in the case of any Person becoming a Subsidiary after the date hereof, agreements in existence at the time it becomes a Subsidiary to the extent they were not entered into in anticipation of such Person becoming a Subsidiary, directly or indirectly, voluntarily create or otherwise voluntarily cause or suffer to exist or become effective any encumbrance or restriction (other than encumbrances or restrictions existing on the date hereof and referenced on SCHEDULE 3.4 and any encumbrances or restrictions contained in any Indebtedness which refinances any Indebtedness referenced on SCHEDULE 3.4 provided that the terms thereof are no more onerous to the Borrower or any Subsidiary than those existing on the date hereof) on the ability of any Subsidiary of the Borrower to: (A) pay dividends or make any other distributions on its capital stock; (B) make loans or advances to the Borrower; or (C) repay loans or advances from the Borrower. In addition, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, voluntarily create or otherwise voluntarily cause or suffer to exist or become effective any encumbrance or restriction upon its ability to encumber any of its property to secure the Obligations or any Subsidiary Guarantee or to guaranty the Obligations and encumber its property to secure such guaranty except for (1) encumbrances or restrictions set forth on SCHEDULE 5.2.6 hereto, (2) encumbrances or restrictions upon StoneSub created in connection with the Accounts Receivable Financing Program, (3) in the case of any Person becoming a Subsidiary after the date hereof, encumbrances or restrictions existing at the time it becomes a Subsidiary to the extent they were not created in anticipation of such Person becoming a Subsidiary, (4) Permitted Liens or (5) encumbrances or restrictions on S-CC or Subsidiaries of S-CC to the extent not prohibited by the S-CC Debt Documents.

            5.2.7 INVESTMENTS. Have or make any Investment in any Subsidiary or other Affiliate or any other Person except for:
            (a) existing Investments and commitments to make Investments set forth on SCHEDULE 5.2.7 hereto and existing Investments and Investments to be made in the future pursuant to the existing commitments or contracts of the Borrower and its Subsidiaries set forth on SCHEDULE 5.2.7-A hereto, but in no event in excess of the amounts specified on such SCHEDULE 5.2.7-A;

            (b)   Permitted Investments;

            (c) Investments in Wholly-Owned Subsidiaries of the Borrower other than Investments in StoneSub, S-CC or any of S-CC's Subsidiaries (except as specifically permitted by clause (j) of this Section) and other than additional Investments in Seminole Kraft or SVCPI made after the date, if any, on which such Person has become a Wholly-Owned Subsidiary of the Borrower;

            (d) in Fiscal Year 1994 and each Fiscal Year thereafter, Investments in an amount equal to 15% of Capital Expenditures permitted in such year by SECTION 5.2.11 (excluding Capital Expenditures permitted by the last sentence thereof but including Capital Expenditure amounts carried over from year to year so long as the Borrower had positive Consolidated Net Income in the Fiscal Year in which such carryover amount originates); PROVIDED, HOWEVER, that the amount of such Investments shall be reduced by the amount of any Investments made by the Borrower or its Subsidiaries during Fiscal Year 1994 and thereafter and identified on
      SCHEDULE 5.2.7-A (other than the Belgium Cartomills Investment) and shall also be reduced by the amount of any Acquisitions pursuant to
      SECTION 5.2.9(E)(I).

            (e)   Investments by the Borrower in Persons as permitted by
      SECTION 5.2.9;

            (f) loans or advances of a type included in the definition of Investments and made by the Borrower or any Subsidiary of the Borrower in the ordinary course of the Borrower's or such Subsidiary's business;

            (g) Investments (including Investments in S-CC, Seminole Kraft and SVCPI) in amounts not exceeding the amount of the Dividend Basket immediately prior to the making of such Investment;

            (h) Investments in StoneSub not in excess (together with outstanding Indebtedness for Money Borrowed under SECTION 5.2.2(d)(ii)) of (i) the amounts contemplated from time to time by the terms of the respective Receivables Financings and (ii) those amounts, up to an aggregate at any one time outstanding, of $5 million for each $100 million (on a pro-rated basis) of Receivables Financings which have been established and are in existence at such time, which may be advanced to StoneSub in order to cure or remedy, or otherwise avoid the commencement of, liquidation, termination or similar events in connection with the Receivables Financings;

            (i) Investments made by the Borrower or any Subsidiary of the Borrower in respect of debt or equity securities to the extent received in a transaction permitted by SECTION 5.2.8(b) or 5.2.12;

            (j) Investments by S-CC in its Subsidiaries and other Investments by S-CC and its Subsidiaries to the extent not prohibited by the S-CC Debt Documents;

            (k) Investments by Europa Carton, A.G. out of the proceeds of Indebtedness incurred by Europa Carton, A.G. pursuant to SECTION 5.2.2(C);

            (l) additional Investments (other than Investments in Seminole Kraft, S-CC, SVCPI or any of their respective Subsidiaries) out of Discretionary Funds (other than any Discretionary Funds resulting from any Debt Basket Proceeds) in an amount not to exceed the Discretionary Funds Basket made at a time when no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

            (m) Investments in Stone Savannah on the Closing Date as contemplated by SECTIONS 5.1.13 AND 6.1(l);

            (n) Investments consisting of securities or notes received in settlement of accounts receivable incurred in the ordinary course of business from a customer which the Borrower has reasonably determined is unable to make cash payments in accordance with the terms of such account receivable; and

            (o) additional Investments in amounts and pursuant to the terms and conditions set forth on SCHEDULE 1.1(b) hereto.

Except as specifically provided in the foregoing clauses (d) (with respect to SVCPI only), (g) and (j) neither the Borrower nor any Subsidiary shall be permitted to make additional Investments in Seminole Kraft, S-CC, SVCPI or any of their respective Subsidiaries (other than pursuant to contractual agreements permitted by this Agreement and as in effect on the date hereof and set forth on SCHEDULE 5.2.7-a).

            5.2.8 MERGERS. Merge into or consolidate or amalgamate with any Person except that:

            (a) any Wholly-Owned Subsidiary of the Borrower (except for StoneSub and any Restricted Subsidiary) may merge, consolidate or amalgamate with or into the Borrower or another Wholly-Owned Subsidiary of the Borrower (except for StoneSub and any Restricted Subsidiary) and any corporation that is a StoneSub may merge or consolidate with any other corporation that is a StoneSub; PROVIDED, HOWEVER, that Seminole Kraft may merge or consolidate with or into the Borrower only if Seminole Kraft has no Indebtedness for Money Borrowed outstanding at the time of such merger or consolidation except for any Indebtedness for Money Borrowed the terms and conditions of which have been approved by the Required Lenders and PROVIDED FURTHER, that StoneSub may merge with and into the Borrower in order to consummate a refinancing of the Receivables Financings existing on the date hereof so long as (i) the Borrower immediately contributes and transfers all or a substantial portion of the assets of StoneSub into a newly formed StoneSub in connection with such refinancing and (ii) all Indebtedness of the StoneSub which has been merged with and into the Borrower is immediately repaid in full with the proceeds of such refinancing;

            (b) any Subsidiary of the Borrower may merge with a third party in a transaction for which the Borrower or one of its Wholly-Owned Subsidiaries receives less than $50 million in aggregate consideration or in a transaction in which the Borrower or one of its Wholly-Owned Subsidiaries receives $50 million or more in aggregate consideration and receives (i) at least 70% of such consideration for such merger in cash or cash equivalents and readily marketable securities, (ii) non-cash consideration for such merger consisting of debt obligations of the purchaser and (iii) if any consideration to be received consists of a note or other debt obligation, such note or debt obligation shall be either (A) a note which is not by its terms or the terms of any related instrument subordinate to any other indebtedness or (B) a note or debt obligation secured by a first priority security interest in the assets of the Subsidiary of the Borrower so merged subject only to the Permitted Liens described in subsections (c) and (f) of the definition of Permitted Liens;

            (c) any Wholly-Owned Subsidiary of the Borrower may merge with a third party in a transaction in which the only consideration paid by the Borrower or such Subsidiary of the Borrower is common stock of the Borrower or Permitted Preferred Stock;

            (d) a Wholly-Owned Subsidiary may be liquidated and its assets distributed to one or more Wholly-Owned Subsidiaries and/or the Borrower;

            (e) the Borrower may merge or consolidate with any Person (except for StoneSub, SVCPI and any Restricted Subsidiaries and Wholly-Owned Subsidiaries that borrow independently on a non-recourse basis) so long as
      (i) the Borrower is the surviving entity, (ii) the Consolidated Tangible Net Worth of the Borrower immediately following such merger or consolidation is greater than or equal to the Consolidated Tangible Net Worth of the Borrower immediately prior to such merger or consolidation and (iii) at the time of such merger or consolidation and immediately thereafter no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and

            (f) any Wholly-Owned Subsidiary of S-CC may merge with S-CC or with any other Wholly-Owned Subsidiary of S-CC to the extent not prohibited by the S-CC Debt Documents.

The Borrower shall cause any equity interest or other non-cash consideration received by the Borrower or any of its Subsidiaries in consideration of any transaction permitted by this Section and involving aggregate consideration of $50 million or more to be pledged by the Borrower or such Subsidiary, as applicable, to the Agent for the benefit of the Lenders pursuant to a Supplemental Pledge Agreement. For purposes of this Section, the use of the terms "merge" and "merger" shall be deemed to include, in the case of Canadian Subsidiaries of the Borrower, the terms "amalgamate" and "amalgamation," respectively.

            5.2.9 PURCHASE OF STOCK OR ASSETS. Acquire any assets, capital stock or debt securities of any Person (an "ACQUISITION") except that:

            (a) the Borrower and its Subsidiaries may acquire assets other than capital stock in the ordinary course of business;

            (b) the Borrower or any Subsidiary of the Borrower may purchase assets or capital stock of a Person for a consideration consisting in whole of common stock or Permitted Preferred Stock of the Borrower so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing after giving effect to such Investment;

            (c) the Borrower or any Subsidiary of the Borrower may make any Investment permitted by SECTION 5.2.7 hereof;

            (d) the Borrower may purchase the Facility pursuant to Section 10.01, 10.04 or 19.09 of the Leveraged Lease;

            (e) the Borrower or any Subsidiary of the Borrower may make Acquisitions for cash consideration or property, provided that the aggregate cash consideration or property paid by the Borrower and its Subsidiaries for such Acquisition shall not exceed (i) the maximum amount of Investments then permitted pursuant to SECTION 5.2.7(d) PLUS (ii) after such maximum amount has been reduced to zero, and so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, an amount of Discretionary Funds (other than any Discretionary Funds resulting from any Debt Basket Proceeds) not exceeding the Discretionary Funds Basket;

            (f) the Borrower or any Subsidiary may make Acquisitions for cash consideration or property PROVIDED that the cash consideration or property paid by the Borrower and its Subsidiaries for any Acquisition shall not exceed the amount of the Dividend Basket immediately prior to the making of such Acquisition;

            (g) Capital Expenditures permitted by SECTION 5.2.11 hereof and expenditures of the type described in subsections (i)-(v) of the definition of Capital Expenditures may be made;

            (h) Seminole Kraft may acquire shares of its common stock pursuant to put, call and option agreements pursuant to the Securities Purchase Agreement dated as of October 31, 1986 among Seminole Kraft, the Borrower and certain Purchasers named therein;

            (i) the Borrower or any Subsidiary of the Borrower may acquire assets in connection with the asset exchanges permitted by the proviso to the first sentence of SECTION 5.2.12;

            (j) the Borrower or any Subsidiary of the Borrower may acquire capital stock or debt securities to the extent permitted by SECTION 5.2.10;

            (k) StoneSub may purchase or otherwise acquire an interest in Receivables (with cash or by means of the issuance of Indebtedness for Money Borrowed permitted by SECTION 5.2.2(d)(II)) pursuant to the Accounts Receivable Financing Program; and

            (l) S-CC may make Acquisitions to the extent not prohibited by the S-CC Debt Documents.

Any acquisition or purchase counted for purposes of any of SECTIONS 5.2.9(A)-(L) shall not be counted for the purposes of any other such subsection.

            5.2.10      PREPAYMENT OF INDEBTEDNESS; CERTAIN AMENDMENTS.
            (a) Make any voluntary purchase or prepayment of or defease any Indebtedness for Money Borrowed or purchase, voluntarily redeem or otherwise voluntarily acquire any preferred or preference stock of the Borrower or any of its Subsidiaries, except (i) the Obligations (to the extent otherwise permitted hereby); (ii) a prepayment or defeasance of the IRBs as permitted in SECTION 5.2.2(h); (iii) the redemption, purchase, defeasance or voluntary prepayments of any Indebtedness of the Borrower arising under or in connection with the Florence Agreements; (iv) repayment of the unsecured lines of credit permitted by SECTION 5.2.2(m) or of intercompany loans or advances permitted by SECTION 5.2.2(d); (v) the redemption or purchase of preferred or preference stock of Stone-Canada or any of its Wholly-Owned Subsidiaries; (vi) refinancings permitted by SECTION 5.2.2; (vii) a purchase or acquisition permitted under SECTION 5.2.7; (viii) S-CC or any Subsidiary of S-CC may voluntarily purchase, prepay or defease any of its Indebtedness for Money Borrowed; (ix) so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the prepayment of any maturity or maturities of debt securities of the Borrower (including the payment of principal, stated premium, if any, and interest thereon) out of Discretionary Funds in an amount not to exceed the Discretionary Funds Basket; (x) the Debt Refinancing and the Stone Savannah Transactions, all of which shall occur on the Closing Date, except as otherwise provided in
      SECTION 5.1.13, as a Related Transaction pursuant to the Transaction Documents; (xi) transactions permitted by SECTION 5.2.10(b); and (xii) prepayments of Indebtedness for Money Borrowed utilizing the proceeds of Indebtedness permitted by SECTION 5.2.2(t);

            (b) Amend, modify, cancel or issue any securities (except for debt securities which are otherwise permitted by SECTION 5.2.2) in exchange for any Indebtedness for Money Borrowed or any preferred or preference stock of the Borrower or any of its Subsidiaries, except (i) that the Borrower may issue its common stock or Permitted Preferred Stock in exchange for Indebtedness for Money Borrowed; (ii) that Stone-Canada or any of its Wholly-Owned Subsidiaries may issue common, preferred or preference stock to any other Wholly-Owned Subsidiary in exchange for inter-company debt; (iii) that Stone-Canada may issue common and/or preferred shares of capital stock to the

      Borrower in exchange for intercompany debt of Stone-Canada to the Borrower or in exchange for preferred shares of capital stock of Stone-Canada held by the Borrower; and (iv) with respect to S-CC or any of its Subsidiaries, to the extent not prohibited by the S-CC Debt Documents; or

            (c) Materially amend, modify or grant any material waiver (for purposes hereof any amendment, modification or waiver with respect to subordination provisions, increasing the principal amount, increasing the interest rate or shortening maturity shall be deemed material) with respect to any indenture (including, without limitation, the Senior Subordinated Indenture), note or other instrument (including, without limitation, the Continental Guaranty) evidencing or creating such Indebtedness for Money Borrowed or preferred stock of the Borrower or any Subsidiary (other than Permitted Preferred Stock which remains Permitted Preferred Stock after giving effect to any such amendment, modification or waiver) or pursuant to which any such Indebtedness for Money Borrowed or preferred stock was issued, PROVIDED that this clause (c) shall not apply to agreements for Indebtedness for Money Borrowed of Seminole Kraft, S-CC or any Subsidiary of S-CC which Indebtedness is nonrecourse to the Borrower or any other Subsidiary of the Borrower (other than Seminole Kraft or S-CC or any Subsidiary of S-CC, as the case may be).

            5.2.11 CAPITAL EXPENDITURES. Expend or incur any Capital Expenditure in any Fiscal Year if the aggregate amount of the Capital Expenditures expended or incurred by the Borrower and its Subsidiaries (exclusive of Seminole Kraft, S-CC and Subsidiaries of S-CC) in such Fiscal Year would exceed the following amounts, as such amounts may be increased in any Fiscal Year pursuant to the terms and conditions set forth on SCHEDULE 1.1(b):


            FISCAL YEAR                          AMOUNT

            1994                                $225  million
            1995                                $225  million
            1996 and each Fiscal                $275  million
            Year thereafter


Each of the foregoing amounts established for Fiscal Years commencing with and including 1994 may be carried forward from one year to the next to the extent not used for Capital Expenditures (or for Investments pursuant to SECTION 5.2.7(d)) during any prior Fiscal Year. Capital Expenditures permitted above
(i) shall be reduced for any Fiscal year by the amount of Investments made during such Fiscal Year pursuant to SECTION 5.2.7(d) and by the amount of expenditures made during such Fiscal Year pursuant to

SECTION 5.2.9(E), (ii) at the option of the Borrower, may be increased at any time or from time to time by an amount not exceeding the amount of the Dividend Basket immediately prior to the making of such Capital Expenditure, and (iii) at the option of the Borrower, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, may be increased at any time or from time to time by an amount of Discretionary Funds (other than any Discretionary Funds resulting from any Debt Basket Proceeds) not exceeding the Discretionary Funds Basket. Notwithstanding the foregoing limitations on Capital Expenditures in this SECTION 5.2.11, the Borrower and its Subsidiaries may make Cluster Expenditures.

            5.2.12 SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any Asset (other than cash or Permitted Investments) or related group of Assets, including shares of capital stock, to a Person which is not the Borrower or a Wholly-Owned Subsidiary of the Borrower (other than a Restricted Subsidiary) except sales or other dispositions of inventory in the ordinary course of business for cash or represented by accounts receivable, unless the transaction (i) is a disposition permitted by SECTION 5.2.13, (ii)
is a disposition of Collateral or Mortgaged Property and is for consideration consisting solely of cash, cash equivalents or readily marketable securities,
(iii) is a disposition not involving Collateral or Mortgaged Property and is for aggregate consideration of not more than $50 million or (iv) is a disposition not involving Collateral or Mortgaged Property and is for aggregate consideration in excess of $50 million, of which at least 70% consists of cash or cash equivalents and readily marketable securities and any non-cash consideration consists of debt obligations of the purchaser which are either in the form of (A) a note which is not by its terms or the terms of any related instrument subordinate to any other indebtedness or (B) a note or debt obligation secured by a first priority security interest in the assets of the purchaser purchased in such transaction subject only to the Permitted Liens described in subsections (c) and (f) of the definition of Permitted Liens; PROVIDED, HOWEVER, that mills and plant facilities and leasehold interests therein not constituting Collateral or Mortgaged Property may be exchanged for like-kind assets on an arms-length basis; PROVIDED FURTHER, that S-CC and any Subsidiary of S-CC may sell, lease, assign, transfer or otherwise dispose of assets to the extent not prohibited by, and in accordance with the requirements of, the S-CC Debt Documents; PROVIDED FURTHER, that in no event may the Borrower sell, lease, assign or otherwise transfer any Collateral or Mortgaged Property to any Subsidiary unless Substitute Collateral is provided in accordance with SECTION 9.13(C), except (x) to the extent provided in the Security Agreements and Mortgages and (y) that the Borrower may transfer Collateral or Mortgaged Property not exceeding $10 million in aggregate fair market value to one or more Subsidiaries so long as each such Subsidiary takes such transferred property subject to the Liens under the applicable Loan
Documents.   The

Borrower shall cause any equity interest or other non-cash consideration received by the Borrower or any of its Subsidiaries in consideration of any transaction permitted by this Section and involving aggregate consideration of $50 million or more to be pledged by the recipient thereof to the Agent for the benefit of the Lenders pursuant to a Supplemental Pledge Agreement; PROVIDED, HOWEVER, that such requirement shall not apply if (i) the Assets disposed of are subject to a Lien and such equity interest or other non-cash consideration is required to be and is pledged or paid over to the holder of such Lien or (ii) such consideration constitutes Excluded Sale Proceeds.

            5.2.13 SALE OF ACCOUNTS RECEIVABLE. Sell or otherwise dispose of any account receivable, including any sale or transfer to any Subsidiary of the Borrower, except that (a) any Subsidiary of the Borrower may sell or transfer any of its accounts receivable to the Borrower, (b) the Borrower or any Subsidiary of the Borrower may sell its accounts receivable in the ordinary course of business consistent with the Borrower's or such Subsidiaries' collection practices as in effect from time to time and not as part of a financing and (c) the Borrower or any Participating Subsidiary may sell or otherwise grant an interest in its Receivables to StoneSub, and StoneSub may sell or otherwise grant an interest in its Receivables to other Persons, in each case pursuant to the Accounts Receivable Financing Program. In addition to the foregoing, the Borrower or any Subsidiary eligible to be a Participating Subsidiary may directly sell interests in Receivables to a financial institution or other Person (whether on a revolving purchase basis or in a one-time transaction); PROVIDED, HOWEVER, that all such sales shall be on terms (considered as a whole) not materially more onerous to the Borrower and the Lenders than those permitted for sales by StoneSub to the Issuer under the Receivables Financings in existence on the date hereof; and PROVIDED
FURTHER, that any such sales of receivables shall, for all other purposes of this Agreement, and regardless of the treatment thereof by the Borrower on its financial statements, be deemed to be an incurrence by the Borrower of Indebtedness for Money Borrowed in respect of the financing of the receivables involved and not as a sale of such receivables; and PROVIDED FURTHER, that the aggregate of the Indebtedness for Money Borrowed deemed to have been incurred and at any time outstanding pursuant to this sentence shall reduce on a dollar-for-dollar basis the aggregate principal amount of Indebtedness for Money Borrowed which StoneSub is permitted to have outstanding at any time under
SECTION 5.2.2(p) pursuant to Receivables Financings. Notwithstanding anything in this Section to the contrary, S-CC and its Subsidiaries shall be permitted to dispose of any account receivable to the extent not prohibited by the S-CC Debt Documents.

            5.2.14 SUBSIDIARIES. (a) Other than non-Wholly-Owned Subsidiaries in existence on the date hereof, Seminole Kraft, S-CC and Subsidiaries of S-CC, permit to exist Subsidiaries which are not Wholly-Owned Subsidiaries; or (b) permit any Subsidiary which was a Wholly-Owned Subsidiary on the date hereof to cease to be a Wholly-Owned Subsidiary, except in either case as otherwise permitted by SECTIONS 5.2.8, or 5.2.12, as a result of honoring the existing contractual commitments referenced on SCHEDULE 5.2.7-a or, in the case of clause (b), as a result of a transaction otherwise permitted hereby whereby such entity ceases to be a Subsidiary.

            5.2.15 LEASE PAYMENTS. Except for lease payments arising in connection with the Leveraged Lease or any Financing Lease, incur, assume or suffer to exist or permit any of its Subsidiaries to incur, assume or suffer to exist, any obligation for rental payments as lessee, whether directly or as guarantor, if after giving effect thereto, the aggregate amount of lease payments required to be made by the Borrower and its Subsidiaries (other than Seminole Kraft, S-CC and Subsidiaries of S-CC) will exceed $150 million during any calendar year, PROVIDED, HOWEVER, that S-CC and its Subsidiaries may incur, assume or suffer to exist any obligations for rental payments, as lessee, whether directly or as guarantor, to the extent not prohibited by the S-CC Debt Documents.

            5.2.16 ACCOUNTS RECEIVABLE FINANCING PROGRAM. Enter into any initial documentation in connection with a Receivables Financing or any sales of receivables permitted by the penultimate sentence of SECTION 5.2.13 unless such documentation (i) has been approved by the Required Lenders or is on terms and conditions which, taken as a whole, are not materially more adverse to the Borrower and the Lenders than the documentation in existence on the date hereof with respect to existing Receivables Financings or (ii) is non-material documentation entered into pursuant to such approved documentation or amend or modify in any material respect any of such documentation unless such amendment or modification has been so approved or otherwise satisfies the conditions of clause (i) above.

            Section 5.3 FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Obligations and all other obligations incurred hereunder whether or not matured, are paid in full, the Borrower will, unless first having procured the written consent of the Required Lenders:

            5.3.1 INTEREST COVERAGE RATIO. As of the end of each Fiscal Quarter, calculated for the most recently completed four Fiscal Quarters (but if four fiscal quarters have not been completed since the date hereof, then for the number of Fiscal Quarters that have been completed since the date hereof), maintain an Interest Coverage Ratio for such period ending on a date set forth below of not less than the amount set forth opposite such date:

                     DATE                              RATIO

                  December 31, 1994                   1.00 to 1
                  March 31, 1995                      1.15 to 1
                  June 30, 1995                       1.25 to 1
                  September 30, 1995                  1.35 to 1
                  December 31, 1995                   1.50 to 1
                  March 31, 1996                      1.65 to 1
                  June 30, 1996                       1.75 to 1
                  September 30, 1996                  1.85 to 1
                  December 31, 1996                   2.00 to 1
                  March 31, 1997                      2.00 to 1
                  June 30, 1997                       2.00 to 1
                  September 30, 1997                  2.25 to 1
                    and thereafter



      5.3.2 INDEBTEDNESS RATIO. Have an Indebtedness Ratio of not more than the following amounts as of the end of each Fiscal Quarter ending on a date set forth below:

                     DATE                              RATIO

                  December 31, 1994 through
                    March 31, 1996                    .85 to 1
                  June 30, 1996 through
                    September 30, 1996                .80 to 1
                  December 31, 1996 through
                    September 30, 1997                .77 to 1
                  December 31, 1997 through
                    September 30, 1998                .72 to 1
                  December 31, 1998 through
                    September 30, 1999                .67 to 1
                  December 31, 1999 and
                    thereafter                        .62 to 1


                                 ARTICLE VI

                            CONDITIONS OF CREDIT

            Section 6.1       CONDITIONS PRECEDENT TO THE INITIAL BORROWING.
The right of the Borrower to make the Initial Borrowing and the obligation of the Lenders to make the Initial Loans under this Agreement shall be subject to the fulfillment, at or prior to the time of the making of such Initial Loans, of each of the following conditions:

            (a) The Borrower shall have duly executed and delivered to the Agent, with a signed counterpart for each Lender, this Agreement and, subject to SECTION 5.1.17, all of the other Loan Documents, all of which shall be in full force and effect.

            (b) All of the other Basic Agreements shall have been duly executed and delivered in form and substance satisfactory to the Agent and shall be in full force and effect.

            (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will occur after giving effect to the making of the Initial Loans and the consummation of the transactions contemplated by the Basic Agreements.

            (d) The Mergers shall have been consummated in compliance with the Merger Documents and with all applicable laws. The Agent shall have received duly executed copies of the Merger documents as filed with the Secretary of the State of Delaware.

            (e) The Agent shall have received proof that the applicable Loan Documents and appropriate financing statements and other documents required by the applicable Loan Documents have been filed and/or recorded in such jurisdictions as the Agent shall have specified or arrangements for such filing or recording satisfactory to the Agent have been made; PROVIDED, HOWEVER, that with respect to the recordations of the Mortgages in the real estate records of any jurisdictions, proof of recordation shall not be required if the Agent receives the title insurance or binders to assure the same in accordance with this SECTION 6.1.

            (f) The Agent shall have received copies of searches of financing statements filed under the Uniform Commercial Code, lien and judgment searches and title searches, as appropriate, with respect to the Collateral and the Mortgaged Property which searches are reasonably satisfactory to the Agent.

            (g) Subject to SECTION 5.1.17, the Agent shall have received binding policies of mortgagee's title insurance (with such co-insurance and/or reinsurance arrangements as are satisfactory to the Agent and with such special endorsements as the Agent shall require, all in form reasonably satisfactory to the Agent), together with such surveys as the Agent shall require, on each parcel of the Mortgaged Property specified by the Agent pursuant to policies on the applicable ALTA form which will insure that the mortgagees thereunder will have a valid first mortgage lien (subject to Permitted Liens) in the amounts specified on SCHEDULE 6.1(g) hereto, subject to such exceptions as are provided for in the Mortgages.

            (h) The Agent shall have received the signed opinion of Sidley & Austin, counsel to the Borrower and its Subsidiaries, dated the Closing Date and addressed to the Agent, the Co-Agents and all of the Lenders in substantially the form set forth on EXHIBIT 6.1(h) hereto, with such changes (if any) therein as shall be acceptable to the Agent and as to such other matters as the Agent may reasonably request, and the Agent shall have received the signed opinions addressed to all of the Lenders of such local counsel reasonably satisfactory to the Agent as the Agent may reasonably request.

            (i) The Agent shall have received a copy of all resolutions (in form and substance reasonably satisfactory to the Agent) adopted by the Board of Directors of each of the Borrower and those Subsidiaries (including, without limitation, each of the Merged Subsidiaries) as reasonably deemed necessary by the Agent, authorizing or relating to (i) the execution, delivery and performance of the Basic Agreements and the other documents and instruments provided for therein, (ii) the consummation of the Mergers, and (iii) the consummation of the transactions contemplated hereby and thereby, (iv) the granting and confirmation of the liens, pledges, mortgages and security interests pursuant to the Security Agreements, and the Mortgages by the Borrower and its applicable Subsidiaries, together with by-laws of the Borrower and such Subsidiaries, all certified by the Secretary or a Vice-President of the Borrower and such Subsidiary. Such certificate shall be dated the Closing Date and shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of such date and are at such date in full force and effect.

            (j) The Agent shall have received certified copies of the charters of each of the Borrower and those Subsidiaries as reasonably deemed necessary by the Agent in their respective jurisdictions of incorporation and evidence of their good standing therein.

            (k) The Agent shall have received a certificate of the Secretary or a Vice-President of the Borrower, dated the Closing Date as to the incumbency and signature of the officers of the Borrower and any applicable Subsidiary executing any Basic Agreement and any certificate or other document or instrument to be delivered pursuant thereto by or on behalf of the Borrower or such Subsidiary, together with evidence of the incumbency of such Secretary or Vice-President, as the case may be.

          (l) Contemporaneously with the funding of the Initial Loans, the Borrower shall have (i) paid in full all outstanding indebtedness under the U.S. Credit Agreement, the U.S. Credit Agreement shall have been terminated and all Liens existing pursuant thereto shall have been released and terminated, (ii) made loans and/or capital contributions to Stone-Canada, the proceeds of which Stone-Canada shall have used to pay in full all outstanding indebtedness under the Canadian Credit Agreements such that the Canadian Credit Agreements shall have been terminated and all Liens existing pursuant thereto shall have been released and terminated, (iii) caused the payment in full of all outstanding indebtedness under the Stone Savannah Credit Agreement such that the Stone Savannah Credit Agreement shall have been terminated and all Liens existing pursuant thereto shall have been released and terminated, and (iv) shall have given irrevocable notice of redemption to the trustee of the Stone Savannah Senior Subordinated Note Indenture with respect to all outstanding Stone Savannah Senior Subordinated Notes and shall have caused to be deposited with such trustee funds sufficient to redeem in full all of the Stone Savannah Senior Subordinated Notes at par (plus stated premium), together with interest accrued and to accrue through the date of redemption, which shall be on or prior to December 30, 1994. All of the foregoing shall be pursuant to documentation reasonably satisfactory to the Agent.

            (m) The Agent shall have received a certificate executed by a Responsible Officer on behalf of the Borrower, dated the Closing Date and in the form of EXHIBIT 6.1(M) hereto.

            (n) All outstanding participations in the Florence Letters of Credit shall have been terminated and all Revolving Lenders (other than BT) shall have entered into a Participation Agreement with respect to its Revolving Loan Pro Rata share of the Florence L/C Obligations.

            (o) Each of Westinghouse Electric Corporation, Gelco Corporation and BT shall have entered into amendments to the L/C Agreement in substantially the form of EXHIBIT 6.1(O) hereto.

            (p) Contemporaneously with the funding of the Initial Loans, the Borrower shall have paid in full all accrued Commitment Fees and the Facility Fee.

            (q) The Borrower shall have paid the Agent the Agent's Fees due on the date of this Agreement.

            (r) The Agent shall have received a Notice of Borrowing by 3:00 p.m. New York time on the Business Day prior to the Closing Date with respect to its Initial Loans hereunder.

            (s) The Agent shall have received the Environmental Study, the results of which shall be acceptable to the Agent.

            (t) The Agent shall have received certificates of insurance evidencing insurance required to be maintained pursuant to SECTION 5.1.9 and the other Loan Documents, evidence of full payment of premiums thereon and loss payable endorsements, all as required by this Agreement and the other Loan Documents.

            (u) The Borrower shall have realized gross proceeds of $700 million from the issuance and sale of the Senior Notes and the First Mortgage Notes and the Agent shall have received a duly executed copy of each of the Senior Note Documents and the First Mortgage Note Documents, the terms, conditions, representations, warranties, covenants, events of default and other provisions of which shall be satisfactory in all respects to the Agent.

            (v) The Borrower shall have entered into a letter agreement with the Facing Agent providing for Letter of Credit fees, in form and substance satisfactory to the Facing Agent.

            (w) All corporate and other proceedings taken in connection with the transactions hereunder at or prior to the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Agent.

            (x) The Agent shall have received such other documents or legal opinions as the Agent or the Required Lenders may reasonably request, all in form and substance satisfactory to the Agent. The Borrower shall have furnished to the Agent or the Lenders such additional copies or executed counterparts of the documents referred to above as the Agent or any Lender may request.

            Section 6.2 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The right of the Borrower to make any Borrowing or to have issued any Letter of Credit, and the obligation of each Lender to make a Loan (including the Loans made on the Closing Date and Swing Line Loans) in respect of any such Borrowing and the obligation of the Facing Agent to issue or any Revolving Lender to participate in any Letter of Credit shall, in each case, be subject to the fulfillment at or prior to the time of the making of such Borrowing, or the issuance of such Letter of Credit, as the case may be, of each of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in ARTICLE IV of this Agreement and in the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranty shall be true and correct as of such specified date.

            (b) NO DEFAULT. No Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing (including without limitation the use of proceeds requirements set forth in SECTION 5.1.11).

            (c)   NOTICE OF BORROWING; LETTER OF CREDIT REQUEST.

            (i) Prior to the making of each Loan, the Agent shall have received a Notice of Borrowing meeting the requirements of SECTION 2.5.

          (ii) Prior to the issuance of each Letter of Credit, the Agent and the Facing Agent shall have received a request for the issuance of a Letter of Credit meeting the requirements of SECTION 2.12(c).

            (d) OTHER INFORMATION. The Agent shall have received such other instruments and documents as the Agent or the Required Lenders may reasonably request in connection with the Loans and Letters of Credit and all such instruments and documents shall be reasonably satisfactory in form and substance to the Agent.

            The acceptance of the benefits of each such Credit Event by the Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a), (b) and (c) of this SECTION 6.2.


                                 ARTICLE VII

                              EVENTS OF DEFAULT

            Section 7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

            (a) PAYMENTS. The Borrower (i) shall fail to pay when due (whether at maturity, upon acceleration, by mandatory prepayment or otherwise) any payment of principal on any Obligation or (ii) shall default in the payment of interest on any Obligation or default in the payment of any fee or other amount owing hereunder or under any other Loan Document when due and, in the case of this clause (ii), such default in payment shall continue for a period of five (5) Business Days; or

            (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty on the part of the Borrower contained in, or incorporated by reference in, any Basic Agreement or any document, instrument or certificate delivered pursuant thereto shall have been incorrect in any material respect when made or deemed to have been made; or

            (c) CERTAIN COVENANTS. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under SECTION 5.1 (except SECTIONS 5.1.1(b)-(h), 5.1.2, 5.1.3(b), 5.1.4, 5.1.5 (giving effect to any cure or remedy periods in the documents referred to in such Sections), 5.1.6, 5.1.7, 5.1.8, 5.1.9, 5.1.12 and 5.1.15), 5.2 (except for SECTION 5.2.1 with respect to non-contractual Liens) or 5.3; or

            (d) OTHER COVENANTS. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Basic Agreement (and not constituting an Event of Default under any other clause of this SECTION 7.1) and, with respect only to such defaults as are capable of being remedied, such default shall continue unremedied for a period of thirty (30) days after written or telephonic (promptly confirmed in writing) notice thereof has been given to the Borrower by the Agent or any Lender; or

            (e) BANKRUPTCY. The Borrower or any of its Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business; or

            (f) INVOLUNTARY PROCEEDINGS. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower or any of its Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

            (g) INDEBTEDNESS FOR MONEY BORROWED. (i) The Borrower or any of its Subsidiaries shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed having an aggregate principal amount of $10 million or more, (ii) an event of default as defined in any mortgage, indenture, agreement or instrument under which there may be issued, or by which there may be secured or evidenced, any such Indebtedness for Money Borrowed shall occur which permits any holder thereof to cause any such Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries to become due and payable prior to the stated maturity or due date thereof, or (iii) any event or condition shall occur which with notice or lapse of time or both permits such Indebtedness for Money Borrowed of the Borrower or any of its Subsidiaries to be declared due and payable prior to its stated maturity or due date; PROVIDED, HOWEVER, that solely with respect to S-CC, SVCPI, Seminole Kraft or any of their Subsidiaries, (A) any event described in subsection (i) above shall constitute an Event of Default only if the payment default relates to the final maturity of the relevant Indebtedness for Money Borrowed and the holder thereof has commenced legal action in respect of such default and (B) any event described in subsection (ii) or (iii) above shall constitute an Event of Default only if the relevant "event of default", "event" or "condition" results in any such Indebtedness for Money Borrowed being declared due and payable prior to its stated maturity or due date; or

            (h) JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving, individually or in the aggregate, a liability of $10 million or more and a sufficient number of such judgments or decrees shall not have been vacated, discharged, satisfied or stayed pending appeal within thirty (30) days from the entry thereof so as to bring the aggregate below the $10 million threshold set forth above; or

            (i) BASIC AGREEMENTS. (i) Any of the Basic Agreements shall cease for any reason to be in full force and effect (other than termination in accordance with its terms) or the obligor thereunder shall disavow or seek to discontinue its obligations thereunder, or shall contest the validity or enforceability of any thereof; or (ii) any Lien purported to be granted pursuant to the Security Agreements or the Mortgages for any reason shall cease to be a legal, valid or enforceable lien and security interest in the Collateral or the Mortgaged Property, as the case may be; or

            (j) ERISA. Either (i) any Reportable Event which constitutes reasonable grounds for the termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan shall have occurred; (ii) a trustee shall be appointed by a United States District Court to administer any Plan; (iii) the PBGC shall institute proceedings to terminate any Plan; (iv) any Plan shall be terminated; or (v) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall become liable to the PBGC pursuant to ERISA Sections 4063 or 4064; AND the aggregate outstanding liability of the Borrower, all of its Subsidiaries, and all ERISA Affiliates with respect to the Plan (assuming the Plan had terminated) and all other Plans as to which any of the events (i) through (v) has occurred exceeds $10 million or a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

            (k) OTHER ERISA. Either (i) a trustee shall be appointed by a United States District Court to administer any Multiemployer Plan; (ii) the PBGC shall institute proceedings to terminate any Multiemployer Plan; (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliates shall become liable to any Multiemployer Plan pursuant to ERISA Section 4201; or (iv) any Multiemployer Plan shall be terminated; AND the aggregate out-standing liability of the Borrower, all of its Subsidiaries, and all ERISA Affiliates with respect to the Multiemployer Plan (assuming the Multiemployer Plan had terminated if either (i) or (ii) has occurred) and all other Multiemployer Plans as to which any of the events (i) through (iv) has occurred exceeds $20 million; or

            (l) CROSS-DEFAULTS. Any default or event of default shall occur under any of the Subsidiary Guarantees, the Security Agreements, the Mortgages, any other Basic Agreement, the L/C Agreement or the Continental Guaranty; PROVIDED, HOWEVER, that for purposes of this Section and SECTION 7.1(G), no Default or Event of Default shall be deemed to have occurred under the Continental Guaranty to the extent that such Default or Event of Default arises solely out of a cross-default under the Continental Guaranty to the debt instruments of SVCPI, S-CC or Seminole Kraft and Continental has neither sought to enforce any remedies under the Continental Guaranty in respect thereof nor given the Borrower written notice of its intent to do so upon the passage of time or the occurrence or non-occurrence of specified events; or

            (m)   CHANGE OF CONTROL.  There shall have occurred a Change of
Control.

            Section 7.2 REMEDIES. If an Event of Default shall occur and be continuing, the Agent may and, at the direction of the Required Lenders shall, take one or more of the following actions: (a) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing promptly thereafter) to the Borrower declare the Total Maximum Commitment to be terminated whereupon the Total Maximum Commitment shall forthwith terminate or
(b) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing promptly thereafter) to the Borrower declare all sums then owing by the Borrower hereunder to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind (except as expressly provided for herein), all of which are hereby expressly waived by the Borrower. In the case of the occurrence of any Event of Default described in clause (e) or
(F) of SECTION 7.1, the Total Maximum Commitment shall forthwith terminate and the Obligations, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, and other amounts payable by the Borrower hereunder shall also become immediately due and payable, all without notice of any kind.

            If the maturity of the Obligations has been accelerated pursuant to the preceding paragraph, the Borrower shall, on the Business Day it receives notice from the Agent or the Required Lenders thereof, deposit in an account with the Agent, for the benefit of the Revolving Lenders, an amount in cash equal to the L/C Obligations as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the L/C Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall (i) automatically be applied by the Agent to reimburse the Facing Agent and BT for any Letter of Credit disbursement, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower at such time and
(iii) be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an acceleration of the Obligations, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived and the acceleration has been rescinded and annulled as provided in the succeeding paragraph.

            Anything in this SECTION 7.2 to the contrary notwithstanding, the Agent shall, if requested by the Required Lenders (or all the Lenders if required by the terms of SECTION 9.2), within thirty (30) days of (a) the delivery to the Borrower of a notice of acceleration of the Obligations or (b) an automatic acceleration of the Obligations by reason of the occurrence of any Event of Default described in clause (e) or (f) of SECTION 7.1, rescind and annul any acceleration of the Obligations; PROVIDED, HOWEVER, that at the time such acceleration is so rescinded and annulled (i) all past due interest and principal, if any, on the Obligations and all other sums payable under this Agreement (except any principal and interest on any Obligations which has become due and payable by reason of such acceleration pursuant to this
SECTION 7.2) shall have been duly paid and (ii) no other Event of Default or Unmatured Event of Default shall have occurred and be continuing and the Agent shall have received the certificate of an Executive Officer of the Borrower to such effect. If any reduction in commitments has occurred pursuant to this
SECTION 7.2 in connection with any such acceleration, then upon the rescission and annulment of such acceleration pursuant to this SECTION 7.2, the Revolving Loan Commitment of each Revolving Lender and Swing Line Commitment shall be reinstated to the respective amounts thereof which would have been in effect on the date of such rescission and annulment had no commitment reduction occurred pursuant to this SECTION 7.2.

                                ARTICLE VIII

                                 THE AGENT

            In this ARTICLE VIII, the Lenders agree among themselves as follows:

            Section 8.1 APPOINTMENT. The Lenders hereby appoint BT as Agent hereunder and under each other Loan Document as herein specified. Each Lender hereby irrevocably authorizes and each holder of any Obligation by the acceptance thereof shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Agreement and the other Basic Agreements (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein and therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of their respective duties hereunder, or under the Loan Documents, by or through their respective agents or employees.

            Section 8.2 NATURE OF DUTIES. The Agent shall not have any duties or responsibilities, express or implied, except those expressly set forth in this Agreement and the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender, any Co-Agent or the Borrower. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the issuance of Letters of Credit hereunder, and shall make its own appraisal of the creditworthiness of the Borrower. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. The Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to ARTICLE VII.

            Section 8.3 RIGHTS, EXCULPATION, ETC. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Neither the Agent nor any of its officers, directors, employees or agents shall be responsible to any Lender for or have any duty to ascertain, inquire into, or verify (i) any recitals, statements, representations or warranties made in connection with any Loan Document or any Borrowing hereunder,
(ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (iii) the satisfaction of any condition specified in ARTICLE VI, except receipt of items required to be delivered to the Agent, or (iv) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. The Agent shall have no duty to disclose to the Co-Agents or the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity). The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Any such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Required Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

            Section 8.4 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders or the Co-Agents, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

            Section 8.5 RELIANCE. The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by them to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by them.

            Section 8.6 INDEMNIFICATION. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, acting pursuant hereto, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Agent, under any of the Loan Documents, in proportion to each Lender's respective ratable share of the aggregate of the Total Maximum Commitment (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination); PROVIDED, HOWEVER, that no Lender shall be liable for any fees payable to the Agent pursuant to SECTION 3.9 or for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this SECTION 8.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

            Section 8.7 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

            Section 8.8 THE AGENT INDIVIDUALLY. With respect to its Revolving Loan Pro Rata Share, Term Loan Pro Rata Share and Maximum Commitment hereunder and the Loans made or Letters of Credit issued by it, the Agent in its individual capacity shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of an Obligation. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of an Obligation. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary of the Borrower as if they were not acting as Agent pursuant hereto.

            Section 8.9       RESIGNATION BY THE AGENT.

            (a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and
(c) below or as otherwise provided below.

            (b) Upon any such notice of resignation by the Agent, the Required Lenders shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company having total assets in excess of $3 billion (or the foreign currency equivalent thereof).

            (c) If a successor Agent shall not have been so ap-pointed within said 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

            (d)   If no successor Agent has been appointed pursuant to clause
(b) or (c) by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Required Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

            Section 8.10 HOLDERS OF OBLIGATIONS. The Agent may deem and treat the payee of any Obligation as reflected on the books and records of the Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to SECTION 9.12(d). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

            Section 8.11 CO-AGENTS. None of the Lenders identified on the cover page or signature pages of this Agreement as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders identified as Co-Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

                                 ARTICLE IX

                                MISCELLANEOUS

            Section 9.1 NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of the Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to the Agent or any Lender at law, in equity or otherwise.

            Section 9.2 AMENDMENTS. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrower or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which (i) reduces the rate of interest on any Loan or reduces the principal amount of any Loan or the amount of fees payable by the Borrower hereunder, or forgives any such payment or any part thereof; (ii) extends the Term Loan Maturity Date or the Revolver Termination Date or the scheduled date for the payment of interest on any Loan; (iii) changes this SECTION 9.2 or the definitions of the terms "Required Lenders", "Revolving Loan Pro Rata Share" or "Term Loan Pro Rata Share"; (iv) changes the Maximum Commitment of any Lender hereunder; (v) releases the Liens created by the Loan Documents upon all of substantially all of the Collateral and the Mortgaged Property (except where Substitute Collateral is provided or as otherwise permitted by SECTION 9.13);
or (vi) releases or terminates all or substantially all of the Subsidiary Guarantees shall be effective unless the same shall be signed by or on behalf of
(A) in the case of any changes described in clause (i), (ii) or (iii) (other than changing the definition of "Required Lenders") above, each Term Lender if amounts payable to the Term Lenders would be affected by such change or each Revolving Lender if amounts payable to the Revolving Lenders would be affected by such change, with each class of Lenders voting as a separate class, and

(B) in the case of any changes described in clause (iv), (v) or (vi) above, each Lender hereunder; PROVIDED FURTHER, that except as provided in SECTION
3.6(f), no such amendment, modification, supplement, termination, waiver or consent which changes the application of any prepayments of any Loans, reduces the amount of or waives any prepayments of any Loans, or extends the time of payment for any prepayments of any Loans, shall be effective unless the same shall be signed by or on behalf of (i) to the extent such prepayment applies to the Term Loan, Term Lenders holding Term loans representing more than 50% of the aggregate outstanding principal amount of the Term Loan (the "Majority Term Lenders"), and (ii) to the extent such prepayment applies to the Revolving Loan, Revolving Lenders holding Revolving Loans and Revolving Loan Commitments, if any, representing more than 50% of the sum of (x) the aggregate outstanding principal amount of the Revolving Loans and (y) the Total Available Revolving Commitment; and PROVIDED FURTHER, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (i) increasing the duties or obligations of the Agent hereunder; or
(ii) increasing the standard of care or performance required on the part of the Agent, the Swing Line Lender or any Facing Agent hereunder, or (iii) reducing or eliminating the fees, indemnities or immunities to which the Agent, the Swing Line Lender or any Facing Agent is entitled hereunder (including, without limitation, any amendment or modification of this Section) shall be effective unless the same shall be signed by or on behalf of the Agent, the Swing Line Lender or such Facing Agent, as the case may be. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

            Section 9.3 CERTAIN OTHER AMENDMENTS. No amendment which changes (i) this clause (i) or the definition of "Term Loan Pro Rata Share" shall be effective unless the same shall be signed by or on behalf of each Term Lender which at the time has outstanding any portion of the Term Loan or (ii) this clause (ii) or the definition of "Revolving Loan Pro Rata Share" shall be effective unless the same shall be signed by or on behalf of each Revolving Lender which at the time has made or has outstanding a portion of the Revolving Loan Commitment or the Revolving Loans.

            Section 9.4 NOTICES, ETC. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications (collectively, "NOTICES") required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and (except for written confirmations of telephonic or telex instructions) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier. Notices shall be deemed to be given for purposes of this Agreement (a) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Section; PROVIDED, HOWEVER, that any Notice of Borrowing to the Agent shall not be effective until received. Unless otherwise specified in a Notice sent or delivered in accordance with the foregoing provisions of this Section Notices shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated on their signature pages hereto and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party. Except where notice is specifically required by this Agreement or any other Basic Agreement, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            Section 9.5 COSTS, EXPENSES AND TAXES. The Borrower agrees to pay (without duplication) all reasonable costs and expenses incurred by the Agent in connection with the negotiation, preparation, reproduction, execution and delivery of this Agreement and the other Basic Agreements, any amendments, waivers or modifications of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to the Agent, any local counsel retained by the Agent, reasonable attorney's fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel of the Agent as well as the reasonable fees and out-of-pocket expenses of additional special counsel, independent public accountants, investment advisors and other outside experts retained by or on behalf of the Agent in connection with the administration of this Agreement or with matters generally relating to this Agreement or any of the transactions contemplated by this Agreement, and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel, if any) incurred by the Agent or any Lender in connection with the enforcement of this Agreement, any other Basic Agreement or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Borrower shall pay any and all stamp, original issue and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Basic Agreement or the making of any Loan, and the Borrower agrees to save and hold the Agent, the Co-Agents and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real property or interest in real property described in the Mortgages, which appraisals shall be in conformity with the applicable requirements of any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following the Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate.

            Section 9.6       INDEMNIFICATION.  The Borrower will (a)
indemnify and hold harmless each Lender, each Co-Agent and the Agent and each director, officer, employee, agent or attorney and Affiliate thereof (each such Person an ("INDEMNIFIED PARTY") from and against all losses, claims, damages, expenses or liabilities to which such Indemnified Party may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by any Basic Agreement or the use by the Borrower of the proceeds of any Loan, and (b) reimburse each Indemnified Party upon their demand, for any reasonable legal or other expenses (including (but not as well as) the reasonable allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; PROVIDED, HOWEVER, that no such Person shall have the right to be so indemnified hereunder for its own gross negligence or willful misconduct or bad faith as finally determined by a court of competent jurisdiction after all appeals and the expiration of time to appeal. If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, any Co-Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this SECTION 9.6, the Borrower will, if requested by the Agent, any Co-Agent, any Lender or any such indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Party shall, unless the Agent, a Lender or other Indemnified Party has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party. The obligations of the Borrower under this SECTION 9.6 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder and under the Obligations.

            Excluding any liability arising out of the gross negligence or willful misconduct of any Indemnified Party, the Borrower further agrees to indemnify and hold each Indemnified Party harmless from all loss, cost (including reasonable attorneys' fees), liability and damage whatsoever incurred by any Indemnified Party by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or threatened Release of any Contaminant into the environment for which the Borrower or any of its Subsidiaries has any liability or which occurs upon the Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of the Borrower or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason of any matters disclosed in Schedule 4.21, PROVIDED that, with respect to any liabilities arising from acts or failure to act for which the Borrower or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, the Borrower's obligation to each Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower or any such Subsidiary. If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower or any Subsidiary contained herein or in any other Loan Document shall be breached, the Agent may (but shall not be obligated to), after requesting the Borrower to do such act or thing and the failure by the Borrower to immediately undertake such action to the satisfaction of the Agent, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action. Any and all amounts so expended by the Agent shall be repaid to it by the Borrower promptly upon the Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by the Agent to the date of repayment. The obligations of the Borrower under this SECTION 9.6 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations hereunder.

            Section 9.7 SPECIAL EXPENDITURES. If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or under any other Basic Agreement or any representation or warranty on the part of the Borrower contained herein or therein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action. Any and all amounts so expended by the Agent shall be repayable to it by the Borrower promptly upon the Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period from the date so expended by the Agent to the date of repayment.

            Section 9.8 CONFIRMATIONS. Each of the Borrower and each holder of any Obligation agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding in respect of such Obligation; each such holder agrees from time to time, upon written request received by it from the Borrower, to make the relevant internal records of such holder maintained by it with respect to such Obligation available for reasonable inspection by the Borrower at the office of such holder.

            Section 9.9       ADJUSTMENT.

            (a) If at any time any Revolving Lender or Term Lender (a "BENEFITTED LENDER") shall receive any payment (other than (i) a payment received by the Swing Line Lender in respect of any Swing Line Loan in which no Revolving Lenders have purchased a participation pursuant to SECTION 2.11(D) and (ii) non-pro rata payments to the Term Lenders solely as the result of Waived Proceeds being retained by the Borrower pursuant to SECTION 3.6(F)) of all or part of any of its Loans, or interest thereon, including as the result of
SECTION 9.10, in a greater proportion relative to such Lender's Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as applicable, than any such payment to any other Revolving Lender or Term Lender in respect of such other Lender's Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as applicable, or interest thereon, such Benefitted Lender shall purchase for cash from the other Revolving Lenders or Term Lenders, as the case may be, such portion of each such other Lender's Loans as shall be necessary to cause such Benefitted Lender to share the excess payment ratably with each of the Revolving Lenders or Term Lenders, as the case may be; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) If any Lender (a "COLLATERAL BENEFITTED LENDER") shall at any time receive any collateral in respect of its Loans (whether voluntary or involuntary, by set-off, pursuant to events or proceedings of the nature referred to in SECTION 7.1(e) OR 7.1(f) hereof, or otherwise) in a greater proportion than any such collateral received by any other Lender in respect of such other Lender's Loans, such Collateral Benefitted Lender shall provide such other Lenders with the benefits of any such collateral as shall be necessary to cause such Collateral Benefitted Lender to share the benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such benefits is thereafter recovered from such Collateral Benefitted Lender, such benefits shall be returned to the extent of such recovery but without interest.

            Section 9.10 RIGHT OF SETOFF. (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at or at any time after, the occurrence of such Event of Default, and the aforesaid right of setoff may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against, the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

            (b) The Borrower expressly agrees that to the extent the Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

            Section 9.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 9.12      BINDING EFFECT; ASSIGNMENT.

            (a) This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Agent and the Lenders and their respective successors and assigns upon the execution by the Borrower, the Agent and all of the Lenders; PROVIDED, HOWEVER, that the Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

            (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

            (c) Each Lender may at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in all or any portion of its Commitment and related outstanding obligations of such Lender hereunder (in respect of any Lender, its "CREDIT EXPOSURE"); PROVIDED, HOWEVER, that in the case of a Revolving Lender, it sells it Credit Exposure ratably between its Revolving Loan Commitment and its participation interest in the Florence Letters of Credit. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, PROVIDED that such right of set-off shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
SECTION 9.9. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS 2.13 AND 2.16 with respect to its participation in the Loans and Letters of Credit outstanding from time to time, PROVIDED that such Participant's benefits under SECTIONS 2.13 AND 2.16 shall be limited to the benefits that the Lender granting the participation would be entitled to thereunder with respect to the Credit Exposure so participated. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, supplement, modification or waiver to this Agreement or any of the Loan Documents except for any amendment, supplement, modification or waiver which reduces the rate or amount of principal, interest or fees payable by the Borrower, extends the Term Loan Maturity Date, the Revolver Termination Date or the scheduled date for any payment of interest (but only if such Participant is participating in the Term Loan or the Revolving Loan, as applicable, affected thereby), or release all or substantially all of the Collateral and Mortgaged Property (other than when Substitute Collateral is provided and other than in accordance with SECTION 9.13) or release or terminate all or substantially all of the Subsidiary Guarantees.

            (d) Any Lender may at any time assign to one or more banks or other entities, including an Affiliate thereof (each an "ASSIGNEE"), all or any part of its Credit Exposure pursuant to an Assignment Agreement (an "ASSIGNMENT AGREEMENT") in the form of EXHIBIT 9.12(d) hereto, PROVIDED that (i) in the case of a Revolving Lender, it assigns its Credit Exposure ratably between its Revolving Loan Commitment and its participation interest in the Florence Letters of Credit, (ii) any assignment by a Revolving lender of all or any portion of its Revolving Loan Commitment shall require the prior written consent of each Facing Agent which has issued a Letter of Credit that remains outstanding at such time, (iii) at no time shall any Revolving Lender assign any portion of its Revolving Loan Commitment if after giving effect to such assignment the transferor Lender's or the Assignee's Revolving Loan Commitment shall be less than $15,000,000 (the "REVOLVING MINIMUM AMOUNT") (except (A) with respect to an assignment of all of such Revolving Lender's Revolving Loan Commitment and (B) in the event that the Revolving Loan Commitments have been terminated, then the Revolving Minimum Amount shall refer to such transferor Lender's Revolving Loan Pro Rata Share of the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding and the aggregate L/C Obligations and Florence L/C Obligations outstanding), PROVIDED that the Revolving Minimum Amount shall automatically reduce PRO RATA based on any reduction in (x) the Total Revolving Loan Commitments or (y) if the Total Revolving Loan Commitments have been terminated, the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding and the aggregate L/C Obligations and Florence L/C Obligations outstanding, (iv) at no time shall any Term Lender assign any portion of its Term Loan if after giving effect to such assignment the transferor Lender's or the Assignee's principal amount of the Term Loan shall be less than $7,500,000 (the "TERM MINIMUM AMOUNT") (except with respect to an assignment of all of such Term Lender's Term Loan), PROVIDED that the Term Minimum Amount shall automatically reduce PRO RATA based on any reduction in the aggregate principal amount of the Term Loan outstanding,
(v) any assignment shall require the prior written consent of the Agent and (vi) any assignment to an Assignee other than another Lender, or an Affiliate of the assigning Lender or another Lender, shall require the prior written consent of the Borrower (with the consent of the Borrower not to be unreasonably withheld). Upon execution of an Assignment Agreement and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to the Agent at its Payment Office in connection with each such assignment, each Assignee shall become a party to this Agreement as a Lender and the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption. Such Assignment Agreement shall be deemed to amend this Agreement and SCHEDULE 1.1(a) hereto to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement (including its Revolving Loan Commitment and/or Term Loan Commitment), the Maximum Commitments, the determination of Revolving Loan Pro Rata Share or Term Loan Pro Rata Share (rounded to twelve decimal places), the Loans and any outstanding Letters of Credit and new Notes shall be issued, at the Borrower's expense, to such Assignee and to the assigning Lender upon the request of such Assignee or such assigning Lender, such new Notes to be in conformity with the requirements of SECTION 2.2 (with the appropriate modifications) to the extent needed to reflect the revised Commitment of the Assignee and the assigning Lender.

            (e) For so long as any Lender shall be in default of its obligation to fund its Revolving Loan Pro Rata Share of any Revolving Loan, to reimburse the Facing Agent for any drawings under any Letters of Credit or to fund its participation in any Swing Line Loan, (i) no Commitment Fees shall be accrued by or paid to such Lender and (ii) for purposes of the definition of "Required Lenders," such Lender shall be deemed not to have any Loans or Revolving Loan Commitment outstanding.

            (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or create a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to or consent of the Borrower and no such pledge or assignment shall release the transferor Lender from its obligations hereunder.

            (g) A Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Lenders, Assignees and participants (including prospective Assignees and participants), PROVIDED that with respect to any such information which has been identified or designated by the Borrower as confidential and which has not previously been made public, any such Assignee or participant shall have agreed to hold such information in confidence and not to disclose such information (subject to the exceptions specified in SECTION 5.1.6 hereof) and any prospective Assignee or participant shall have agreed to return such information which is in written form to the Borrower or otherwise destroy such information if it does not become an actual Assignee or participant.

            Section 9.13 RELEASE OF COLLATERAL. The following provisions shall govern the release of collateral granted by the Borrower to the Agent pursuant to the Loan Documents.

            (a) Upon termination of all Revolving Loan Commitments, the Swing Line Commitment, the L/C Agreement, the L/C Participation Agreements and the Florence Letters of Credit, and the payment in full of all outstanding Revolving Loan Obligations, Swing Line Obligations, L/C Obligations and Florence L/C Obligations such that no such Commitments, Loan Documents or Obligations remain outstanding, the Borrower shall be entitled to the release of the Collateral and Mortgaged Property set forth on SCHEDULE 9.13(A) hereto from the Lien of the Loan Documents upon the request of the Borrower subject to the following terms and conditions: (i) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date on which the Agent proposes to release such Collateral and Mortgaged Property; and
      (ii) at the Borrower's cost and expense, the Agent shall have received from one or more independent third parties appraisals and/or valuations acceptable to, and in form, substance and using methodologies satisfactory to, the Required Lenders, demonstrating that, after giving effect to such release, the ratio of (A) the aggregate value of the remaining Collateral and Mortgaged Property, as such value is determined by such independent third parties and acceptable to the Required Lenders, to (B) the Obligations which remain outstanding under the Loan Documents is not less than 2.50 to 1.00. The determination by the Required Lenders pursuant to the preceding sentence shall be made by those Term Lenders constituting the Required Lenders at such time.

            (b) Upon receipt by the Borrower and the Agent of an officer's certificate and such other information delivered pursuant to SECTION 5.1.1(c), beginning with any such officer's certificate and information delivered after December 31, 1994, the Borrower shall be entitled to the release of all of the Collateral and Mortgaged Property from the Lien of the Loan Documents subject to the following terms and conditions: (i) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date on which the Agent proposes to release the Collateral and Mortgaged Property; and
      (ii) the officer's certificate delivered pursuant to SECTION 5.1.1(c) satisfies the terms and conditions set forth on SCHEDULE 1.1(b) hereto.

            (c) The Borrower shall be entitled to the release of all or any portion of the Collateral and/or Mortgaged Property upon the request of the Borrower subject to the following terms and conditions: (i) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing as of the date on which the Agent proposes to release such Collateral and Mortgaged Property; (ii) prior to the release date of such Collateral and/or Mortgaged Property the Borrower shall have furnished to the Agent for the benefit of the Lenders substitute collateral ("SUBSTITUTE COLLATERAL") which (A) is acceptable to the Required Lenders and (B) has a value as determined by the Required Lenders at least equal to the aggregate value of the Collateral and/or Mortgaged Property to be released; and (iii) such Substitute Collateral shall be provided pursuant to documentation and legal opinions in form and substance satisfactory to the Agent. Any such Substitute Collateral shall be deemed to have been granted in consideration of the release of such Collateral and/or Mortgaged Property.

            (d) The Borrower shall be entitled to the release of any portion of the Collateral and/or Mortgaged Property which is the subject of any sale, transfer or other disposition permitted by SECTION 5.2.12 upon the request of the Borrower subject to the following terms and conditions:
      (i) at least ten (10) Business Days prior to the release date of such Collateral and/or Mortgaged property the Borrower shall have furnished to the Agent in writing a description of such Collateral and/or Mortgaged Property and the proposed terms of the sale, transfer or other disposition thereof; (ii) the Agent shall have received a certificate from the Borrower's chief executive or chief financial officer certifying that no Event of Default or Unmatured Event of Default has occurred and is continuing; and (iii) prior to or contemporaneously with such release, the Agent shall have received any Material Sale Proceeds derived from such disposition in immediately available funds pursuant to the terms of
      SECTION 3.4(c) to be applied as a prepayment of the Obligations in accordance with SECTION 3.6(c), unless any such Material Sale Proceeds constitute Waived Proceeds pursuant to the terms of SECTION

      3.6(F), together with a written accounting of all proceeds from such sale, transfer or other disposition and the determination of Material Sale Proceeds resulting therefrom, in form and substance reasonably satisfactory to the Agent; PROVIDED, HOWEVER, that inventory pledged to the Agent pursuant to the Loan Documents may be sold or disposed of in the ordinary course of business free and clear of the Liens created thereby; and PROVIDED FURTHER, that immaterial portions of Collateral or Mortgaged Property may for purposes of administrative practicality or legal requirements be released by the Agent pursuant to the provisions, if any, of the respective Security Agreements or Mortgages.

            (e) Upon the satisfaction of the applicable conditions set forth in SECTION 9.13(a), (b) or (c), the Agent shall within thirty (30) days deliver to the Borrower all released Collateral and related documents then in the custody or possession of the Agent and shall prepare and execute release documents relating to the Collateral and Mortgaged Property to be released and shall execute and deliver to the Borrower such other documents and instruments as the Borrower may reasonably request, all without recourse upon, or warranty whatsoever by, the Agent, and at the cost and expense of the Borrower.

            Section 9.14 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER BASIC AGREEMENT, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT AND THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR
HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. AS A METHOD OF SERVICE, THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW YORK BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE BORROWER, AT ITS ADDRESS SPECIFIED IN SECTION 9.4 HEREOF
OR BY CERTIFIED MAIL DIRECT TO SUCH ADDRESS.

            Section 9.15 GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. Nothing contained in this Agreement and no action taken by the Agent, any Co-Agent or any Lender pursuant hereto shall be deemed to constitute the Agent, any Co-Agent or the Lenders a partnership, an association, a joint venture or other entity.

            Section 9.16 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 9.17 HEADINGS. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            Section 9.18 TIME. Time shall be of the essence of this Agreement.

            Section 9.19 FURTHER ASSURANCES. The Borrower agrees to do such further acts and things and to execute and deliver to the Agent such additional assignments, agreements, powers and instruments as the Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent and the Lenders, their respective rights, powers and remedies hereunder.

            Section 9.20 FLORIDA REAL PROPERTY. The parties hereto hereby acknowledge that the Revolving Loans and Swing Line Loans are secured by real and personal property located both inside and outside the State of Florida and hereby agree that for purposes of calculating intangible taxes due under
Section 199.133, Florida Statutes, the first amounts advanced as Revolving Loans and Swing Line Loans shall be deemed to be the portion allocable to the Collateral and Mortgaged Property consisting of real property located in the State of Florida, and such portion allocable to such Collateral and Mortgaged Property shall also be deemed to be the last to be repaid under the terms hereof. Nothing herein shall limit the Agent's or any Lender's right to recover or realize from the Collateral or Mortgaged Property located in the State of Florida amounts in excess of that allocated to the Revolving Loans and Swing Line Loans or to apply amounts so recovered or realized against the Obligations in such order as required pursuant to the Loan Documents.

            Section 9.21 TREATMENT OF SEMINOLE KRAFT. In the event that after the Closing Date Seminole Kraft becomes a Wholly-Owned Subsidiary and refinances all outstanding non-recourse Indebtedness with Indebtedness that is recourse to the Borrower or any other Subsidiary with the consent of the Required Lenders, then Seminole Kraft shall no longer be deemed a Restricted Subsidiary for purposes hereof and, except for SECTION 5.2.8, each reference to Seminole Kraft herein, whether as an inclusion or exclusion from the applicability of a particular provision or otherwise, shall no longer be effective for purposes of giving effect to the provisions of this Agreement, it being the intent of the parties hereto that in such event Seminole Kraft shall be treated similar to any other Wholly-Owned Subsidiary for purposes of giving effect to the provisions of this Agreement.

                           [signature pages follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    STONE CONTAINER CORPORATION


                                    By: _______________________________

                                    Name: _____________________________

                                    Title: ____________________________


                                    Address:

                                    Stone Container Corporation
                                    150 North Michigan Avenue
                                    Chicago, Illinois  60601
                                    Attn: Mr. Arnold F. Brookstone,
                                           Executive Vice President -
                                           Chief Financial and
                                           Planning Officer
                                    Tel. No.:  (312) 580-4637
                                    Telecopier No.: (312) 580-4650

                                    BANKERS TRUST COMPANY, in its
                                    individual capacity and as Agent


                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________


                                    Address:


                                    Bankers Trust Company
                                    233 South Wacker Drive
                                    Suite 8400
                                    Chicago, IL 60606
                                    Attention:  Kevin M. Adeson,
                                                  Vice-President
                                    Tel. No.:  (312) 993-8143
                                    Telex No.:  210106
                                    (Answerback:  BTCI-UR)
                                    Telecopier No.:  (312) 993-8218

                                    With a copy to:

                                    Winston & Strawn
                                    35 West Wacker Drive
                                    Chicago, Illinois 60601
                                    Attention:  Gregory S. Murray, Esq.
                                    Tel. No.:  (312) 558-5600
                                    Telecopier No.:  (312) 558-5700

                            DEFINITIONAL APPENDIX
                                      TO
                              CREDIT AGREEMENT


            As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated:

            "ACCOUNTS RECEIVABLE FINANCING PROGRAM" means a program of sales of, or transfers of interests in, receivables (whether characterized as sales or as non-recourse loans) and related contract rights and other property (the "RECEIVABLES") by the Borrower and its Participating Subsidiaries to StoneSub, which shall finance such purchases through (i) sales or transfers of Receivables or borrowings or other debt issuances (which, except as described in EXHIBIT 1.1(e) hereto, shall be non-recourse to the Borrower and its Subsidiaries other than StoneSub) from one or more limited purpose finance companies, investors participating in an offering of debt securities, financial institutions or other Persons not affiliated with the Borrower or through one or more trusts originated by StoneSub (individually and collectively, the "ISSUER"), (ii) capital contributions from the Borrower, (iii) subordinated loans from the Borrower and its applicable Participating Subsidiaries and (iv) collections from previously purchased Receivables. Each separate financing arrangement within the Accounts Receivable Financing Program is referred to as a "RECEIVABLES FINANCING." All Receivables Financings which are in existence at any time shall together not permit StoneSub to incur more than, subject to the third proviso of the penultimate sentence of SECTION 5.2.13, $500 million of Indebtedness for Money Borrowed from the Issuer at any one time outstanding (and, in the event that the Accounts Receivable Financing Program includes Canadian dollar Receivables of Canadian Subsidiaries, without giving effect to increases in such amount after the date of the incurrence of such Indebtedness for Money Borrowed, or portion thereof, solely as the result of subsequent fluctuations in the exchange rate between United States Dollars and Canadian dollars) and shall be on terms (considered as a whole) not materially more onerous to the Borrower and the Lenders than those of Receivables Financings in existence on the date hereof. The Lenders hereby acknowledge and agree that any Receivables Financing purported to be structured as a sale of Receivables to StoneSub by the Borrower or a Participating Subsidiary and as to which the Borrower has received an opinion of counsel as to the sale nature thereof shall constitute a sale of such Receivables and not a loan from StoneSub secured by such Receivables. Nothing herein shall prevent the Borrower from alternatively structuring a Receivables Financing as the sale of Receivables by StoneSub to the Issuer, PROVIDED that any such Receivables Financing shall be subject to clause (iii) of the last sentence of SECTION 5.2.2(p) for all purposes of this Agreement.

            "ACQUISITION" is defined in SECTION 5.2.9.


                               Appendix - Page 1

            "ACQUIRING PERSON" means any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the date of this Agreement (the "EXCHANGE ACT")) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act) becomes the beneficial owner of shares of the Borrower having more than 50% of the total number of votes that may be cast for the election of directors of the Borrower; PROVIDED, HOWEVER, an Acquiring Person shall not include (i) the Borrower,
(ii) any Subsidiary of the Borrower, (iii) any employee benefit plan of the Borrower or any Subsidiary of the Borrower or any entity holding common stock of the Borrower for or pursuant to the terms of any such plan, (iv) any descendant of Joseph Stone or the spouse of any such descendant, the estate of any such descendant or the spouse of any such descendant, any trust or other arrangement for the benefit of any such descendant or the spouse of any such descendant or any charitable organization established by any such descendant or the spouse of any such descendant (collectively, the "STONE FAMILY"), or (v) any group which includes any member or members of the Stone Family and a majority of the common stock held by such group is beneficially owned by such member or members (such a group is hereinafter referred to as a "STONE GROUP"). Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of common stock by the Borrower which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to more than 50% or more of the common stock of the Borrower then outstanding; PROVIDED, HOWEVER, that if a Person shall become the beneficial owner of more than 50% or more of the common stock of the Borrower then outstanding by reason of share purchases by the Borrower and shall, after such share purchases by the Borrower, become the beneficial owner of any additional common stock of the Borrower, then such Person shall be deemed to be an Acquiring Person.

            "ADDITIONAL COMMITMENT FEE" is defined in SECTION 3.8(b).

            "ADJUSTED WORKING CAPITAL" means the difference between Consolidated Current Assets (excluding cash and marketable securities) and Consolidated Current Liabilities.

            "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT" is defined in the preamble to this Agreement.

            "AGENT'S ADMINISTRATIVE FEE" is defined in SECTION 3.10.


            "AGENT'S FEE" is defined in SECTION 3.9.


                               Appendix - Page 2

            "AGREEMENT" means this Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

            "AGREEMENT ACCOUNTING PRINCIPLES" is defined in SECTION 1.2.

            "ASSETS" is defined in SECTION 3.4(c).

            "ASSIGNEE" is defined in SECTION 9.12(d).

            "ASSIGNMENT AGREEMENT" is defined in SECTION 9.12(d).

            "AVAILABLE REVOLVING COMMITMENT" means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (i) such Lender's Revolving Loan Commitment over (ii) the sum of (A) the aggregate principal amount then outstanding of Revolving Loans made by such Lender and (B) such Lender's Revolving Loan Pro Rata Share of the L/C Obligations, Florence L/C Obligations and Swing Line Loans then outstanding.

            "BALANCE SHEET" is defined in SECTION 4.11(a).

            "BASIC AGREEMENTS" means, collectively, the Loan Documents, the Transaction Documents and all agreements amending any of the foregoing agreements.

            "BENEFITTED LENDER" is defined in SECTION 9.9(a).

            "BOARD" means the Board of Governors of the Federal Reserve
System.

            "BORROWER" is defined in the preamble to this Agreement.

            "BORROWING" means the incurrence pursuant and subject to ARTICLE II of this Agreement of one Type of Loan by the Borrower from all of the Lenders having a Commitment for the Type of Loan subject to the Borrowing on a PRO RATA basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Rate Loans, the same Interest Periods; PROVIDED, HOWEVER, that Prime Rate Loans or Eurodollar Rate Loans incurred pursuant to SECTION 2.13(b) shall be considered part of any related Borrowing of Eurodollar Rate Loans.

            "BORROWING MARGINS" and "BORROWING MARGIN" mean, respectively,
(i) the borrowing margins referred to in SECTIONS 2.8(a), (b), (c), (d) AND
(e), and (ii) any one of such borrowing margins.

            "BT" means Bankers Trust Company, a New York banking corporation.



                               Appendix - Page 3

            "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York or Chicago a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

            "CANADIAN CREDIT AGREEMENTS" means the Canadian Revolving Credit Agreement and the Canadian Term Loan Agreement.

            "CANADIAN REVOLVING CREDIT AGREEMENT" means that certain Revolving Credit Agreement dated as of March 1, 1989, as amended, by and among Stone-Canada, BT Bank of Canada, as Administrative Agent, The Bank of Nova Scotia, as Payment Agent, Bankers Trust Company, as Collateral Agent, and the financial institutions signatory thereto.

            "CANADIAN TERM LOAN AGREEMENT" means that certain Credit Agreement dated as of March 1, 1989, as amended, by and among Stone-Canada, BT, as agent, Citibank, N.A., Chemical Bank (as successor to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as co-agents, and the financial institutions signatory thereto.

            "CAPITAL EXPENDITURES" means, without duplication, with respect to the Borrower and any Subsidiary of the Borrower (other than S-CC and its Subsidiaries), any amounts expended or incurred during or in respect of a period for any purchase, exchange or other acquisition for value of any asset that is classified on a consolidated balance sheet of the Borrower prepared in accordance with generally accepted accounting principles as a fixed or capital asset; PROVIDED, HOWEVER, that in no event shall Capital Expenditures include amounts (i) expended in respect of replacements and maintenance consistent with the business practices of the Borrower in respect of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts are not capitalized in preparing a consolidated balance sheet in accordance with generally accepted accounting principles), (ii) expended in the replacement, repair or reconstruction of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent of insurance proceeds are receivable or have been received by the Borrower or any such Subsidiary in respect of such destruction or damage, (iii) expended in the replacement of any fixed or capital asset within 180 days (or in the case of a disposition of collateral under the First Mortgage Note Indenture, within the time permitted for redeployment of the proceeds of the replaced fixed or capital asset pursuant to Section 1015 of such indenture) of the


                               Appendix - Page 4
sale or other disposition of the fixed or capital asset replaced, to the extent of any cash or cash equivalent proceeds received by the Borrower or such Subsidiary in connection with such sale or other disposition of the fixed or capital asset replaced, (iv) expended for the purchase of the Facility pursuant to Section 10.01, 10.04 or 19.09 of the Leveraged Lease or (v) expended pursuant to any Financing Lease.

            "CASH EQUIVALENTS" means those Permitted Investments included in clauses (i)-(v) of the definition thereof, with the additional requirement that any such Permitted Investment must mature not more than 30 days after the date of its purchase.

            "CASH FLOW COVERAGE RATIO" means, for a period of four quarters ending on the most recent quarter end prior to the date of computation (treating each such period as a single accounting period) on a consolidated basis, a ratio of (a) the sum of (i) Consolidated Net Income of the Borrower (before income taxes) plus (ii) interest expense (net of interest income on Permitted Investments) during such period plus (iii) depreciation and amortization deducted in determining Consolidated Net Income for such period minus (iv) Capital Expenditures of the Borrower other than Capital Expenditures made through the utilization of Discretionary Funds to (b) interest expense (net of interest income on Permitted Investments) during such period.

            "CB" means Consolidated-Bathurst Inc., a Canadian federal corporation, and its successors and assigns.

            "CERTIFICATES OF OWNERSHIP AND MERGER" means (i) the Certificate of Ownership and Merger of Stone Container Corporation, a Delaware corporation, dated as of _____________, 1994, executed by the Borrower and each of Stone Connecticut Paperboard Corporation, Stone Mill Operating Corporation, Stone Bag Corporation, Stone Packaging Corporation, Stone-Consolidated Newsprint, Inc. and Stone Packaging Systems, Inc. (the "STONE MERGER SUBSIDIARIES"), merging the Stone Merger Subsidiaries with and into the Borrower and filed with the Delaware Secretary of State on ______________, 1994 and (ii) the Certificate of Ownership and Merger of Stone Southwest, Inc., a Delaware corporation, dated as of ______________, 1994, executed by Stone Southwest and each of Stone Hodge, Inc., Stone Hopewell, Inc., Manufacturers Folding Carton, Inc. and Stone Corrugated, Inc. (the "STONE SOUTHWEST MERGER SUBSIDIARIES"), merging the Stone Southwest Merger Subsidiaries with and into Stone Southwest and filed with the Delaware Secretary of State on _________, 1994.

            "CHANGE OF CONTROL" means any event by which (i) an Acquiring Person has become such, or (ii) Continuing Directors cease to comprise a majority of the members of the board of directors of the Borrower.



                               Appendix - Page 5

            "CLOSING DATE" means the date of the initial funding of the Loans upon the satisfaction of the conditions precedent set forth in SECTION 6.1, which date shall not be later than November 30, 1994.

            "CLUSTER EXPENDITURES" means capital expenditures mandated pursuant to, or made to comply with, the final adopted version, if any, of the proposed rules promulgated by the Environmental Protection Agency at 58 Fed. Reg. 66078 (December 17, 1993) with respect to Effluent Limitations Guidelines, Pretreatment Standards, and New Source Performance Standards: Pulp, Paper, and Paperboard Category; National Emission Standards for Hazardous Air Pollutants for Source Category: Pulp and Paper Production.

            "CO-AGENTS" and "CO-AGENT" have the respective meanings assigned to such terms in the introduction to this Agreement.

            "CODE" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor or regulation proposed or promulgated thereunder.

            "COLLATERAL" has the meaning assigned to that term in the Security Agreements and shall include the inventory, machinery and equipment of the Borrower or a Subsidiary, as applicable, located at the Mortgaged Property.

            "COLLATERAL BENEFITTED LENDER" is defined in SECTION 9.9(b).

            "COMMERCIAL LETTERS OF CREDIT" means the commercial Letters of Credit issued by the Facing Agent for the account of Borrower pursuant to
SECTION 2.12, each of which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

            "COMMITMENT" means, with respect to each Lender, the aggregate of the Revolving Loan Commitment and the Term Loan Commitment of such Lender and "COMMITMENTS" means such commitments of all of the Lenders collectively. For purposes of this definition, the Revolving Loan Commitment of the Swing Line Lender shall be deemed to include the Swing Line Commitment of the Swing Line Lender.

            "COMMITMENT FEE" is defined in SECTION 3.7(a).

            "CONSOLIDATED CURRENT ASSETS" means, subject to the last sentence of SECTION 1.2, as at the time any determination thereof is to be made, the amount, without duplication, that is classified on a consolidated balance sheet of the Borrower and its


                               Appendix - Page 6

Subsidiaries as the consolidated current assets of the Borrower and its Subsidiaries at such time in accordance with generally accepted accounting principles; PROVIDED, HOWEVER, that there shall be excluded from the calculation of Consolidated Current Assets any insurance receivables (net of related payables) relating to the April, 1994 occurrence at the Panama City Mill.

            "CONSOLIDATED CURRENT LIABILITIES" means, subject to the last sentence of SECTION 1.2, as at the time any determination thereof is to be made, all Indebtedness of the Borrower and its Subsidiaries, without duplication, that is included as consolidated current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, except that there shall be excluded from Consolidated Current Liabilities (i) fixed sinking fund payments,
(ii) mandatory redemption and other payments of principal outstanding or due (whether as a result of an acceleration or otherwise), (iii) other mandatory prepayments required to be made with respect to any Indebtedness for Money Borrowed within one year after such date of determination, (iv) any other Indebtedness for Money Borrowed maturing on demand and (v) all outstanding Revolving Loans and Swing Line Loans under this Agreement.

            "CONSOLIDATED NET INCOME" AND "CONSOLIDATED NET LOSS" mean, respectively, subject to the last sentence of SECTION 1.2, with respect to any period, the aggregate of the net income (loss) (before taking account of minority interests) of the Borrower and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles on a consolidated basis, PROVIDED that (i) in the case of any Person which is not a consolidated Subsidiary, the net income (loss) of such Person shall be disregarded and the amount of cash dividends and distributions paid by such Person to the Borrower or a consolidated Subsidiary of the Borrower shall be included in the net income (loss) of the Borrower; and (ii) the net income
(loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. There shall be excluded in computing Consolidated Net Income the excess (but not the deficit), if any, of (A) any gain which must be treated as an extraordinary item under generally accepted accounting principles or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Borrower or a Subsidiary of the Borrower over (B) any loss which must be treated as an extraordinary item under generally accepted accounting principles or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Borrower or a Subsidiary of the Borrower.

            "CONSOLIDATED NET WORTH" of the Borrower means, subject to the last sentence of SECTION 1.2, as at the time any determination thereof is made, without duplication, an amount equal


                               Appendix - Page 7
to the sum of (i) the Borrower's total common stockholders' equity (excluding treasury stock, the effects of FASB 115 and excluding the effects of foreign currency translation adjustments) and (ii) the amount of the Permitted Preferred Stock.

            "CONSOLIDATED TANGIBLE NET WORTH" of the Borrower means, subject to the last sentence of SECTION 1.2, as at the time any determination thereof is made, without duplication, an amount equal to (i) the sum of (A) the Borrower's total common stockholders' equity (excluding treasury stock, the effects of FASB 115 and excluding the effects of foreign currency translation adjustments) and (B) the amount of the Permitted Preferred Stock, MINUS (ii) the net book value of all assets of the Borrower and its Subsidiaries which would be treated as intangibles under generally accepted accounting principles, including, without limitation, deferred charges, leasehold conversion costs, franchise rights, non-compete agreements, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights and licenses, except for any such intangibles of Southwest Forest Industries, Inc. or CB created as the result of the acquisition of either thereof.

            "CONTAMINANT" means any pollutant, contaminant (as those terms are defined in 42 U.S.C. Section 9601(33)), toxic pollutant (as that term is defined in 33 U.S.C. Section 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. Section 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), hazardous waste (as that term is or any state or local equivalent of such laws and regulations, including, without limitation, radioactive material, special waste, polychlorinated biphenyls, asbestos, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste.

            "CONTINENTAL GUARANTY" means the Guaranty dated as of August 30, 1983 between The Continental Group, Inc., a New York corporation, and the Borrower, as amended from time to time.

            "CONTINUING DIRECTOR" means any member of a board of directors, while such Person is a member of such board of directors who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (i) was a member of such board of directors prior to the date of this Agreement, or (ii) subsequently becomes a member of such board of directors and whose nomination for election or election to such board of directors is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Borrower distributed when a majority of such board of directors consists of Continuing Directors.



                               Appendix - Page 8

            "CONVERTIBLE INDENTURE" means the Indenture dated as of June 15, 1993 between the Borrower and Norwest Bank Minnesota, National Asssociation, at Trustee, as amended, supplemented, restated or otherwise modified from time to time.

            "CONVERTIBLE SUBORDINATED INDENTURE" means the Indenture dated as of February 15, 1992 between the Borrower and The Bank of New York, as Trustee, pursuant to which the Borrower issued its 6-3/4% Convertible Subordinated Debentures due February 15, 2007, as amended, supplemented, restated or otherwise modified from time to time.

            "CP&L PROPERTY" means any intangible property or contract rights of the Borrower relating to or existing under that certain Electric Power Purchase Agreement dated as of December 17, 1984, as amended, between the Borrower and Carolina Power & Light.

            "CREDIT EVENT" means the making of any Loan and the issuance of any Letter of Credit.

            "CREDIT EXPOSURE" is defined in SECTION 9.12(c).

            "DEBT BASKET PROCEEDS" is defined in the definition of "Discretionary Funds."

            "DEBT REFINANCING" means the termination of the U.S. Credit Agreement, the Canadian Credit Agreements and the Stone Savannah Credit Agreement and the repayment in full of all obligations outstanding thereunder.

            "DEBT REFINANCING DOCUMENTS" means the documents and instruments entered into with respect to the termination of the commitments, and the reimbursement obligations with respect to any letters of credit issued, under the U.S. Credit Agreement, the Canadian Credit Agreements and the Stone Savannah Credit Agreement, the repayment of the loans and other obligations thereunder, the release of all guaranties and security with respect thereto and any consents required in connection therewith.

            "DEFAULT RATE" is defined in SECTION 2.8(f).

            "DELAYED COLLATERAL" is defined in SECTION 5.1.17.

            "DEPOSITED MONIES" is defined in SECTION 3.5.

            "DISCRETIONARY FUNDS" means the sum of (i) the aggregate amount of Waived Proceeds, PLUS (ii) the aggregate amount of Excluded Sale Proceeds (not to exceed $200 million), PLUS (iii) the aggregate amount of Indebtedness incurred pursuant to SECTION 5.2.2(t) (not to exceed $200 million)
("DEBT BASKET PROCEEDS"), PLUS (iv) the aggregate amount of Excess Cash
Flow for each Fiscal Year of the Borrower commencing with Fiscal Year 1994 which is not


                               Appendix - Page 9
required by SECTION 3.4(A) to be utilized as a mandatory prepayment, such amount to be determined without giving effect to any prepayment waiver pursuant to SECTION 3.6(F) and such amount with respect to any Fiscal Year becoming Discretionary Funds only after the delivery of the Excess Cash Flow Schedule for such Fiscal Year pursuant to SECTION 5.1.1(C).

            "DISCRETIONARY FUNDS BASKET" means, at any time, (i) the aggregate amount of Discretionary Funds less (ii) the aggregate amount of the sum of (A) Investments made pursuant to SECTION 5.2.7(L), (B) Acquisitions pursuant to
SECTION 5.2.9(E)(II), (C) prepayments of Indebtedness pursuant to SECTION 5.2.10(A)(IX), and (D) Capital Expenditures made pursuant to SECTION 5.2.11(III). Any utilization of Discretionary Funds for the purpose specified in clause (C) above shall first be deemed a utilization of Debt Basket Proceeds to the extent thereof and then a utilization of other Discretionary Funds.

            "DIVIDEND BASKET" means, at any time, the maximum amount of cash dividends which the Borrower would then be permitted to pay to its shareholders pursuant to SECTION 5.2.5(B).

            "DOLLAR" and "$" shall mean lawful currency of the United States of America unless a currency of another country is specifically designated.

            "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $5,000,000,000; or (iii) a commercial bank which is organized under the laws of any other country, and which has total assets in excess of $5,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States of America.

            "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan", as defined in Section 3(3) of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its Subsidiaries or any ERISA Affiliate.

            "ENVIRONMENTAL LAWS" means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and amended, and as amended hereafter: the defined in 42 U.S.C. Section 6903(5)), Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.,


                               Appendix - Page 10
the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Solid Waste Disposal Act, 42 U.S.C. Section 6901 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C Section 11001 ET SEQ., and the Safe Drinking Water Act, 42 U.S.C.
Section 300f ET SEQ.

            "ENVIRONMENTAL LIEN" means a Lien in favor of any governmental authority for (i) any liability under foreign, federal, state or local environmental laws or regulations, or (ii) damages arising from, or costs incurred by such governmental authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "ENVIRONMENTAL PERMITS" is defined in SECTION 4.21.

            "ENVIRONMENTAL STUDY" means those certain environmental assessments and documents upon which such assessments are based of the Facilities prepared by EnviroClean Midwest, Inc. with regard to the existing and potential liability of the Borrower with respect to any environmental matters, including a review of compliance with Environmental Laws.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

            "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414 of the Code, excluding any foreign Subsidiary of the Borrower which is not subject to ERISA.

            "EURODOLLAR RATE" means, with respect to each Interest Period to be applicable to a Eurodollar Rate Loan, the rate per annum obtained by dividing
(i) the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by each Reference Bank for U.S. Dollar deposits of an amount in immediately available funds approximately equal to the principal amount of the Eurodollar Rate Loan to be made by such Reference Bank for a period approximately equal to such Interest Period determined as of 10:00 a.m. (New York City time) two (2) Business Days prior the commencement of such Interest Period, PROVIDED that if any Reference Bank fails to provide the Agent in a timely fashion with its aforesaid quotation then the Eurodollar Rate shall be calculated using the arithmetic average of the quotations provided to the Agent by the other Reference Bank or Banks by (ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) as prescribed by the Board of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and all reserves


                               Appendix - Page 11
required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or any successor regulation)) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of Eurodollar funding or liabilities. The determination of the Eurodollar Rate by the Agent shall be conclusive and binding on the Borrower and the Lenders absent manifest error.

            "EURODOLLAR RATE LOAN" means any Loan which bears interest at a rate determined with reference to the Eurodollar Rate.

            "EURODOLLAR RATE REVOLVING LOAN" means a Revolving Loan or any portion thereof during any period in which it bears interest at the Eurodollar Rate.

            "EURODOLLAR RATE TERM LOAN" means the Term Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Eurodollar Rate.

            "EVENT OF DEFAULT" is defined in SECTION 7.1.

            "EXCESS CASH FLOW" means, without duplication, for any Fiscal
Year, an amount equal to the sum of (i) Consolidated Net Income (or Consolidated Net Loss), PLUS (MINUS) (ii) depreciation, depletion, amortization, deferred taxes and other noncash expenses (revenues) which, pursuant to generally accepted accounting principles, were deducted (added) in determining the Consolidated Net Income, MINUS (PLUS) (iii) the increase (decrease) in
Adjusted Working Capital from the last day of the prior Fiscal Year (excluding changes in income taxes payable), MINUS (iv) Capital Expenditures (other than Capital Expenditures incurred through the utilization of Indebtedness for Money Borrowed permitted by SECTION 5.2.2(K) or Discretionary Funds and other than Capital Expenditures of Seminole Kraft, S-CC and Subsidiaries of S-CC) for such Fiscal Year, MINUS (v) the amount of any required prepayment (except (A) under this Agreement (including as the result of mandatory reductions in the Revolving Loan Commitments) and (B) under the First Mortgage Note Documents in connection with the sale of any collateral securing the Indebtedness thereunder) or any regularly scheduled payments of Indebtedness for Money Borrowed (but excluding Indebtedness for Money Borrowed described in subparagraphs (iv) or (vi) of the definition of Indebtedness for Money Borrowed) during such year, MINUS (vi) cash dividends, distributions or other amounts paid by the Borrower to any of its stockholders with respect to its capital stock during such year, MINUS
(vii) Investments by the Borrower or any Subsidiary of the Borrower (other than Seminole Kraft, S-CC and Subsidiaries of S-CC) during such year except for Investments made through the utilization of Discretionary Funds, MINUS
(viii) any portion of Consolidated Net Income attributable to gains (losses) on the disposition of assets to the extent the proceeds therefrom were


                               Appendix - Page 12
used pursuant to SECTION 3.4(c) to prepay the Obligations, MINUS (ix) dividends paid by non-Wholly-Owned Subsidiaries of the Borrower to minority shareholders other than the Borrower or Wholly-Owned Subsidiaries of the Borrower, PLUS (x) the increases in the aggregate principal amount of borrowings by StoneSub from the Issuer in connection with each Receivables Financing from (A) the later of (1) the beginning of the year for which the calculation is being made or (2) the date on which the applicable Receivables Financing commenced (if established during such year) to (B) the end of such year, MINUS (xi) the decreases in the aggregate principal amount of borrowings (other than as the result of a refinancing of such borrowings from a source other than internally generated cash or Borrowings hereunder) by StoneSub from the Issuer in connection with each Receivables Financing from (A) the later of
(1) the beginning of the year for which the calculation is being made or (2) the date on which the applicable Receivables Financing commenced (if established during such year) to (B) the end of such year.

            "EXCESS CASH FLOW PERCENTAGE" means 50% from the date of this Agreement and continuing thereafter until adjusted pursuant to the terms and conditions set forth on SCHEDULE 1.1(b) hereto.

            "EXCESS CASH FLOW SCHEDULE" is defined in SECTION 5.1.1(c).

            "EXCLUDED SALE PROCEEDS" is defined in SECTION 3.4(c).

            "EXECUTIVE OFFICER" means from time to time any officer of the Borrower elected by the board of directors of the Borrower or designated as an executive officer in any Form 10-K or successor form filed by the Borrower with the Securities and Exchange Commission.

            "FACILITIES" means the owned and leased facilities of the Borrower set forth on SCHEDULE 1.1(c) hereto.

            "FACILITY" has the meaning assigned to that term in the Participation Agreement.

            "FACILITY FEE" is defined in SECTION 3.8(a) of this Agreement.

            "FACING AGENT" means BT or such other Revolving Lender as may from time to time have been designated as such by the Borrower and shall have agreed in writing to act in such capacity.

            "FEDERAL FUNDS RATE" means on any given day, the rate per annum equal to the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate


                               Appendix - Page 13
is not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

            "FINANCING LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

            "FINANCING LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease which would at such time be so required to be capitalized on the lessee's balance sheet in accordance with generally accepted accounting principles.

            "FIRST MORTGAGE NOTE DOCUMENTS" means the First Mortgage Note Indenture, the First Mortgage Notes, the Security Documents (as such term is defined in the First Mortgage Note Indenture) and all other documents, instruments and agreements now or hereafter evidencing or securing all or any portion of the Borrower's obligations under the First Mortgage Note Indenture and the First Mortgage Notes, including any documents, instruments or agreements evidencing or securing the amendment, refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, supplement, reissuance or resale thereof.

            "FIRST MORTGAGE NOTE INDENTURE" means the Indenture dated as of _________________, 1994 between the Borrower and Norwest Bank Minnesota, National Association, as Trustee, pursuant to which the Borrower issued its First Mortgage Notes, as amended, supplemented, restated or otherwise modified from time to time.

            "FIRST MORTGAGE NOTES" means the Borrower's ____% First Mortgage Notes due 2002 in the aggregate principal amount of $500 million and issued pursuant to the First Mortgage Note Indenture, as amended, supplemented, restated or otherwise modified from time to time.

            "FLORENCE AGREEMENTS" mean, collectively, (i) the Participation Agreement dated as of March 1, 1985 among the Borrower, as successor in interest to Stone Container Corporation, an Illinois corporation, the Borrower, as Ground Lessor, Dart & Kraft Financial Corporation, Irving Trust Company and NCNB National Lender of North Carolina (as amended and Supplemented by the First Supplement thereto dated as of June 1, 1986, as further amended and supplemented by the Second Supplement thereto dated as of June 1, 1987, and as further amended and supplemented and in effect from time to time, the "D&K Participation Agreement"), (ii) each of the "Basic Documents" as defined in Appendix A to the D&K Participation Agreement, (iii) the Participation Agreement dated as of March 1, 1985 among the Borrower, as successor in interest to Stone Container Corporation, an Illinois corporation, the Borrower, as


                               Appendix - Page 14

Ground Lessor, Westinghouse Credit Corporation ("WCC"), Irving Trust Company and NCNB National Lender of North Carolina (as amended and supplemented by the First Supplement thereto dated as of June 1, 1986, and as further amended and supplemented by the Second Supplement thereto dated as of June 1, 1987, and as further amended and supplemented and in effect from time to time, the "WCC PARTICIPATION AGREEMENT"), (iv) each of the "Basic Documents" defined in Appendix A to the WCC Participation Agreement, and (v) the Transfer and Assumption Agreement dated as of March 1, 1987 between D&K Financial Corporation ("D&K") and WCC, together with such additional documents as have been executed in connection with the transfer by D&K of a portion of its interest in the D&K Participation Agreement to WCC.

            "FLORENCE BONDS" means the Variable Rate Demand Industrial Revenue Bonds, Series 1984, issued by Florence County, South Carolina pursuant to the Trust Indenture dated as of December 15, 1984 as in effect on the date of this Agreement.

            "FLORENCE L/C OBLIGATIONS" means, at any time of determination, the sum of (i) the aggregate undrawn face amount of the Florence Letters of Credit, plus (ii) the amount of any drawings under the Florence Letters of Credit which have not been reimbursed pursuant to the L/C Agreement, plus (iii) the principal amount of any term loans outstanding under the L/C Agreement.

            "FLORENCE LETTERS OF CREDIT" means, individually and collectively, the letters of credit from time to time issued pursuant to the L/C Agreement.

            "FORECASTS" is defined in SECTION 4.11(c).

            "GOVERNMENT ACTS" is defined in SECTION 2.12(i).

            "GOVERNMENTAL AUTHORITY" means any foreign, Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            "INDEBTEDNESS" means, with respect to any Person, without duplication:

            (a) all obligations of such Person which in accordance with generally accepted accounting principles would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

            (b) all obligations under Financing Leases, required to be capitalized under generally accepted accounting principles;



                               Appendix - Page 15

            (c) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others;

            (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and

            (e) all sinking fund payments or other mandatory redemption or payments on preferred or preference stock due on or prior to July 15, 2000 (other than preferred or preference shares issued to the Borrower by Stone-Canada).

            "INDEBTEDNESS FOR MONEY BORROWED" means, without duplication, (i) the principal amount of all Indebtedness of the Borrower or a Subsidiary of the Borrower, as the case may be, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities), (ii) all Indebtedness of the Borrower or a Subsidiary of the Borrower, as the case may be, issued, incurred or assumed in respect of the purchase price of property except for trade and intercompany accounts payable, (iii) all Financing Lease Obligations of the Borrower or a Subsidiary of the Borrower, as the case may be,
(iv) any direct or indirect guarantee in respect of Indebtedness of any other Person of any of the types specified in the preceding clauses (i)-(iii), (v) the amount of all Indebtedness described in subsection (e) of the definition of Indebtedness, and (vi) the maximum stated amount from time to time available for drawing under the letters of credit issued pursuant to the L/C Agreement plus the amount of any unreimbursed drawings under the letters of credit plus (without duplication) the amount of any "Term Loans" outstanding under the L/C Agreement.

            "INDEBTEDNESS RATIO" means, as at the time any determination thereof is to be made, a ratio, the numerator of which shall be Total Consolidated Indebtedness for Money Borrowed and the denominator of which shall be the sum of (i) Consolidated Net Worth and (ii) Total Consolidated Indebtedness for Money Borrowed. For purposes of calculating the Indebtedness Ratio, Total Consolidated Indebtedness for Money Borrowed shall not include the aggregate principal amount of proceeds from Indebtedness incurred on the Closing Date which have been deposited and remain in escrow with the trustee of the Stone Savannah Senior Subordinated Note Indenture pursuant to SECTION
6.1(l)(iv) or Indebtedness which has been defeased and is no longer treated as Indebtedness for purposes of generally accepted accounting principles.

            "INITIAL LOANS" means the Term Loan and, if any Revolving Loans or Swing Line Loans are requested by the Borrower on the Closing Date, such Revolving Loans or Swing Line Loans.


                               Appendix - Page 16

            "INTEREST COVERAGE RATIO" means, for the period of four quarters ending on the most recent quarter end prior to the date of computation (treating each such period as a single accounting period) on a consolidated basis, a ratio of (a) the sum of (i) Consolidated Net Income of the Borrower (before income taxes) plus (ii) interest expense (net of interest income on Permitted Investments) during such period plus (iii) depreciation and amortization deducted in determining Consolidated Net Income for such period to (b) interest expense (net of interest income on Permitted Investments) during such period.

            "INTEREST PERIOD" means any interest period applicable to a Loan as determined pursuant to SECTION 2.10.

            "INTEREST RATE DETERMINATION DATE" means any date on which the Agent is required to determine the applicable Eurodollar Rate in connection with a Notice of Borrowing or Notice of Conversion or Continuation delivered by the Borrower.

            "INVESTMENT" means, with respect to any Person (such Person being referred to in this definition as the "INVESTOR"), any amount paid by the Investor, directly or indirectly, or any transfer of property, directly or indirectly, by the Investor to any other Person for capital stock of, or as a capital contribution to, or any amount which the Investor has loaned or advanced, directly or indirectly, to, any other Person, including, in the case of any Person (other than Seminole Kraft) which becomes a Subsidiary of the Borrower, the aggregate principal amount of Indebtedness for Money Borrowed of such Person outstanding at the time such Person becomes a Subsidiary. The calculation of any Investment shall be exclusive of amounts paid for goods or services in the ordinary course of business on terms customary for the industry.

            "INVESTMENT GRADE RATING" means a rating of the Borrower's senior unsecured long-term debt outstanding, without third-party enhancement, by Standard & Poor's Corporation of BBB- or better and by Moody's Investor Services, Inc. of Baa3 or better.


            "IRB" means industrial revenue bonds and other debt instruments set forth on SCHEDULE 5.2.2 hereto.

            "ISSUER" has the meaning assigned to that term in the definition of Accounts Receivable Financing Program.

            "L/C AGREEMENT" means, collectively, the letter of credit agreements entered into between (i) BT and Gelco Corporation, as successor in interest to D & K Financial Corporation, and (ii) BT and Westinghouse Electric Corporation, as successor by merger to Westinghouse Credit Corporation, with respect to the issuance by BT of one or more letters of credit to secure the Florence Bonds, as


                               Appendix - Page 17
such letter of credit agreements may at any time be amended, modified or restated in accordance with the terms thereof and in effect.

            "L/C OBLIGATIONS" means, at any time, an amount equal to the sum of (i) the aggregate Stated Amount of the then outstanding Letters of Credit and
(ii) the aggregate amount of drawings under Letters of Credit which have not been reimbursed and which have not been converted to Revolving Loans pursuant to
SECTION 2.12(e).

            "L/C PARTICIPATION AGREEMENTS" means, collectively, the Letter of Credit Participation Agreements entered into by and between each Revolving Lender (other than BT) and BT dated as of the date hereof with respect to the L/C Agreement, as the same may at any time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and in effect.

            "LENDING OFFICE" means for each Lender, the office specified for such Lender pursuant to SECTION 9.4 as the office from which its Revolving Loan Pro Rata Share or Term Loan Pro Rata Share, as the case may be, of any Borrowing will be made.

            "LETTER OF CREDIT FEE" is defined in SECTION 2.12(f)(ii).

            "LETTERS OF CREDIT" means the Commercial Letters of Credit and the Standby Letters of Credit, but shall not include the Florence Letters of Credit.

            "LENDERS" and "LENDER" have the respective meanings assigned to those terms in the preamble to this Agreement and shall include each Assignee and Eligible Assignee thereof that shall become a party to this Agreement pursuant to SECTION 9.12. For purposes of this Agreement, the Lenders shall collectively include all of the Revolving Lenders in their capacities as such, all Term Lenders in their capacities as such and the Swing Line Lender in its capacity as such. A Lender may be both a Revolving Lender and a Term Lender hereunder.

            "LEVERAGED LEASE" means, collectively, (i) the Lease Agreement dated as of March 1, 1985 between the Borrower and D&K Financial Corporation as amended from time to time and (ii) the Lease Agreement dated as of March 1, 1985 between the Borrower and Westinghouse Credit Corporation as amended from time to time.

            "LIEN" means any mortgage, pledge, security interest, adverse claim (as defined in Section 8.302(2) of the New York Uniform Commercial Code), encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the seller or any Affiliate of the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute


                               Appendix - Page 18
other than to reflect ownership by a third party of property leased to the Borrower or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement).

            "LOAN" means any of the Term Loan, the Revolving Loans or the Swing Line Loans and "LOANS" means all of such Loans collectively.

            "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Agreements, the Mortgages, the Subsidiary Guarantees, the L/C Agreement, the L/C Participation Agreement, the Florence Letters of Credit and all other agreements, assignments, security agreements, instruments and documents executed in connection with this Agreement or any other Loan Document, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect. For purposes of this Agreement, "Loan Documents" shall also include all guaranties, security agreements, mortgages, pledge agreements, collateral assignments and other collateral documents in the nature of any thereof entered into by the Borrower or any Subsidiary of the Borrower after the date of this Agreement in favor of the Agent for the benefit of the Lenders in satisfaction of the requirements of this Agreement.

            "MAJORITY TERM LENDERS" is defined in SECTION 9.2.

          "MARGIN STOCK" has the meaning provided in Regulation U of the Board, as from time to time in effect or any successor to all or any portion thereof establishing margin credit restrictions.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the properties, business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under any of the Loan Documents or (iii) the validity or enforceability or any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

            "MATERIAL LIABILITIES" is defined in SECTION 4.11(d).

            "MATERIAL SALE PROCEEDS is defined in SECTION 3.4(c).

            "MAXIMUM COMMITMENT" means, when used with reference to any Lender, the aggregate amount of such Lender's Term Loan Commitment and Revolving Loan Commitment in the amounts not to exceed those set forth opposite such Lender's name on SCHEDULE 1.1(A) hereto under the caption "Amount of Maximum Commitment", subject to reduction from time to time in accordance with the terms of this Agreement. For purposes of this definition, the Revolving Loan Commitment of the Swing Line Lender shall be deemed to include the Swing Line Commitment of the Swing Line Lender.


                               Appendix - Page 19

            "MERGERS" means the merger of (i) the Stone Merger Subsidiaries with and into the Borrower, with the Borrower being the surviving corporation and (ii) Stone Southwest Merger Subsidiaries with and into Stone Southwest, with Stone Southwest being the surviving corporation.

            "MERGER DOCUMENTS" means the Certificates of Ownership and Merger along with all of the agreements, documents, resolutions, consents, instruments and certificates executed in order to effect the transactions contemplated by the Certificates of Ownership and Merger.

            "MORTGAGED PROPERTY" means, collectively, all of the properties of the Borrower and the Subsidiaries of the Borrower defined as "Mortgaged Property" in each of the respective Mortgages and shall include the fee or leasehold interests of the Borrower or a Subsidiary in the manufacturing facilities identified on SCHEDULE 1.1(c) hereto.

            "MORTGAGES" means, collectively, (i) the mortgages and leasehold mortgages in substantially the form of EXHIBIT 1.1(D) hereto (with such state by state modifications as may be appropriate) as required by the Agent, each dated as of the date hereof (subject to SECTION 5.1.17) and each by the Borrower or a Subsidiary, as applicable, as mortgagor, in favor of the Agent for the benefit of the Lenders (or its designee), as mortgagee, relating to the Mortgaged Property, and (ii) any other mortgage, leasehold mortgage, deed of trust, collateral assignment of lease or similar agreement executed by the Borrower or a Subsidiary of the Borrower pursuant to which such Person shall have granted a mortgage, leasehold mortgage or other Lien to the Agent for the benefit of the Lenders, as each such agreement may at any time be amended, supplemented, restated or otherwise modified in accordance with the terms thereof and in effect.

            "MOST RECENT BALANCE SHEET" means the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered to the Agent and each Lender pursuant to SECTION 5.1.1(b)(i).

            "MULTIEMPLOYER PLAN" means any plan described in Section 4001(a)(3) of ERISA and not excluded pursuant to Section 4021(b) thereof to which contributions are or have been made by the Borrower or any of its Subsidiaries or any ERISA Affiliate.

            "NET AWARDS" is defined in the Mortgages.

            "NET PROCEEDS" is defined in the Mortgages.

            "NEW RECEIVABLES FINANCING" is defined in SECTION 5.2.2(p).



                               Appendix - Page 20

          "NOTE" means any of the Term Notes, Revolving Notes or the Swing Line Note and "NOTES" means all of such promissory notes collectively.

            "NOTE PROSPECTUS" means the Prospectus for the First Mortgage Notes and the Senior Notes dated October ___, 1994.

            "NOTICE OF BORROWING" is defined in SECTION 2.5.

            "NOTICE OF CONVERSION OR CONTINUATION" is defined in SECTION
2.6.

            "NOTICES" is defined in SECTION 9.4.

            "OBLIGATIONS" means the Term Loan Obligations, the Revolving Loan Obligations, the Swing Line Loan Obligations, the L/C Obligations and all other liabilities and obligations of the Borrower and any Subsidiary of the Borrower now or hereafter arising under this Agreement or any of the other Loan Documents, whether for principal, interest, reimbursements, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

            "OFFSITE PROPERTY" is defined in SECTION 5.1.15.

            "PARTICIPANTS" is defined in SECTION 9.12(c).

            "PARTICIPATING SUBSIDIARY" means any Wholly-Owned Subsidiary of the Borrower which is a participant in the Accounts Receivable Financing Program with respect to one or more business lines thereof; PROVIDED, HOWEVER, that in no event shall Seminole Kraft, S-CC or any of its Subsidiaries or any Wholly-Owned Subsidiary which is not domiciled in the United States or Canada be a Participating Subsidiary.

            "PARTICIPATION AGREEMENTS" means, collectively, the D&K Participation Agreement and the WCC Participation Agreement (as each of such terms is defined within the definition of "Florence Agreements") and "PARTICIPATION AGREEMENT" means either of such Agreements.

            "PAYMENT OFFICE" is defined in SECTION 2.7.

            "PBGC" means the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA.

            "PERMITTED BENEFICIARY" means any insurance company, state workers' compensation authority, state or Federal environmental agency, related trustee or surety, local utility, municipality, other domestic or foreign Governmental Authority, any vendor of goods or services being purchased by the Borrower or any


                               Appendix - Page 21
of its Subsidiaries, any domestic or foreign financial institution, or any other Person approved by the Facing Agent, in its sole discretion.

            "PERMITTED INVESTMENTS" mean (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America,
(ii) any certificate of deposit, maturing not more than 360 days after the date of purchase issued by a commercial banking institution which is a member of the Federal Reserve System or a Canadian banking institution and which has a combined capital and surplus and undivided profits of not less than $200 million, (iii) commercial paper, maturing not more than 360 days after the date of purchase, issued by a corporation (other than the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates) organized and existing under the laws of (A) any state within the United States of America with a rating, at the time of purchase, of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Corporation, or (B) solely with respect to Permitted Investments made by a foreign Subsidiary, any foreign country with a rating equivalent to that specified in clause (A) above, (iv) demand deposits with any bank or trust company, (v) investments in money market funds having a rating from each of Moody's Investors Service, Inc. and Standard & Poor's Corporation in the highest investment category granted thereby (including without limitation funds for which any Lender, the Agent or any Co-Agent is investment manager or adviser),
(vi) reverse repurchase agreements with respect to indebtedness issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America, and (vii) in the case of foreign Subsidiaries of the Borrower, short-term investments comparable to the foregoing.

            "PERMITTED LIENS" means with respect to any Person:

            (a) Liens existing on the date hereof and referenced on SCHEDULE 1.1(d) hereto;

            (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition, construction, repair or improvement cost of such property (including any refinancing thereof), PROVIDED that such Lien does not extend to any other property;

            (c) Liens for taxes or assessments or governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves, if appropriate under generally accepted accounting principles, are being maintained;


                               Appendix - Page 22

            (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves, if appropriate under generally accepted accounting principles, are being maintained;

            (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, or progress payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (f) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (g) Liens existing on any property prior to the acquisition thereof, prior to the acquisition of the Person which owns such property or prior to the Person becoming a Subsidiary, by the Borrower or any of its Subsidiaries, in each case which lien was not created in contemplation of such acquisition;

            (h) the rights of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or its Subsidiaries on deposit with or in the possession of such Lender;

            (i) Liens created by the Loan Documents and any other Liens granted to the Agent to secure, directly or indirectly, all or any portion of the Obligations or other obligations arising pursuant to the Loan Documents;

            (j) the Lien granting ratable security in certain of the Mortgaged Properties and Collateral pursuant to the requirements of the Continental Guaranty;

            (k) Liens on the property of Seminole Kraft, S-CC or any Subsidiary of S-CC securing indebtedness which is non-recourse to the Borrower and each other Subsidiary of the Borrower (other than Subsidiaries of S-CC in the case of indebtedness of S-CC or any of its Subsidiaries) and Liens on the property of S-CC or any Subsidiary of S-CC to the extent permitted by the S-CC Debt Documents;

            (l) Liens in favor of any Lender which is a party to a foreign exchange or interest rate swap or hedging agreement with the Borrower as permitted by SECTION 5.2.2(o)(i), PROVIDED that


                               Appendix - Page 23
such Liens are not senior to those of the Lenders with respect to such agreements and do not attach to properties of the Borrower other than those in which the Lenders have a security interest or mortgage;

            (m) Liens on the property of StoneSub securing obligations of StoneSub incurred pursuant to the Accounts Receivable Financing Program and Liens in favor of StoneSub granted by the Borrower or any Participating Subsidiary with respect to Receivables purportedly sold to StoneSub by the Borrower or any Participating Subsidiary pursuant to the Accounts Receivable Financing Program in order to evidence the right, title and interest of StoneSub in and to such Receivables;

            (n)   Liens for Indebtedness for Money Borrowed permitted by
SECTION 5.2.2(R) PROVIDED that such Liens attach only to unearned and return premiums, dividends and loss payments which reduce the unearned premiums under insurance policies the premiums of which have been financed with such Indebtedness for Money Borrowed;

            (o) Liens (other than those listed in clauses (a) through (n) above) securing Indebtedness for Money Borrowed in an aggregate principal amount not to exceed $175 million at any time outstanding, provided such Liens do not extend to property securing all or any part of the Obligations;

            (p)   Liens securing Indebtedness for Money Borrowed permitted by
SECTION 5.2.2(K), PROVIDED that at the time of creation thereof, such Liens do not extend to property securing all or any part of the Obligations;

            (q) Liens securing the First Mortgage Notes pursuant to the First Mortgage Note Documents as in effect on the Closing Date, including substitutions and replacements permitted thereby;

            (r) extensions, renewals or replacements of any Lien referred to in clauses (a) through (q) above, PROVIDED that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and

            (s) Liens on an account maintained by Stone-Canada or an escrow agent therefor or Liens on amounts held back by S-CC, in any case for the payment of certain liabilities identified at the time of the December 1993 transfer of Stone-Canada's assets to S-CC in compliance with and to the extent required by the bulk sales provisions of the Civil Code of Lower Canada (Quebec).

            "PERMITTED PREFERRED STOCK" means preferred or preference stock of the Borrower so long as and to the extent that such


                               Appendix - Page 24
preferred or preference stock is not subject to a sinking fund payment or other mandatory redemption or payment prior to July 15, 2000.

            "PERMITTED USES" means (i) for ongoing working capital and general corporate purposes of the Borrower, (ii) the making or incurrence of Capital Expenditures and/or Investments in excess of the annual limitations (and without reduction of the annual permitted basket amounts) set forth in SECTIONS
5.2.7(D) AND 5.2.11, and (iii) the prepayment of any maturity or maturities of debt securities of the Borrower, including the payment of principal, stated premium, if any, and interest thereon.

            "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "PLAN" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which may be or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its Subsidiaries or any ERISA Affiliate, but not including any Multiemployer Plan.

            "PLAN ADMINISTRATOR" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

            "PLAN SPONSOR" has the meaning assigned to the term "plan sponsor" in Section 3(16)(b) of ERISA.

            "PRIME RATE" means at any time, the greater of (i) the rate which BT announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate plus 1/2 of 1% per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BT may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PRIME RATE LOAN" means any Loan which bears interest at a rate determined with reference to the Prime Rate.

            "PRIME RATE REVOLVING LOAN" means a Revolving Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.

            "PRIME RATE TERM LOAN" means the Term Loan or any portion thereof during any period in which it bears interest at a rate determined with reference to the Prime Rate.

            "PRO FORMA" is defined in SECTION 4.11(b).



                               Appendix - Page 25

            "QUARTERLY PAYMENT DATE" means the 25th day of March, June, September and December of each year.

            "RECEIVABLES" has the meaning assigned to that term in the definition of Accounts Receivable Financing Program.

            "RECEIVABLES FINANCING" has the meaning assigned to that term in the definition of Accounts Receivable Financing Program.

            "REFERENCE BANKS" means, collectively, BT, Chemical Bank and The First National Bank of Chicago and any successor reference bank determined pursuant to SECTION 2.8(j).

            "REFUNDED SWING LINE LOANS" is defined in SECTION 2.11(c).

            "REGULATION D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "RELATED TRANSACTIONS" means, collectively, the execution and delivery of the Basic Agreements, the consummation of the Mergers pursuant to the Merger Documents, the issuance and sale of the Senior Notes and First Mortgage Notes pursuant to the Senior Note Documents and the First Mortgage Note Documents, respectively, the funding of the Term Loan and each Borrowing under the Revolving Loan and Swing Line Loan (if any) and each issuance of a Letter of Credit (if any) on the Closing Date, the consummation of the Debt Refinancing pursuant to the Debt Refinancing Documents, the Stone Savannah Transactions and the payment of all fees, costs and expenses associated with all of the foregoing.

            "RELEASE" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment or into or out of any property of the Borrower or its Subsidiaries, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property of the Borrower or its Subsidiaries.

            "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent or minimize the Release or threat of Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "REPLACED LENDER" is defined in SECTION 2.14.

            "REPLACEMENT LENDER" is defined in SECTION 2.14.


                               Appendix - Page 26

            "REPORTABLE EVENT" means a "reportable event" described in Section 4043(b) of ERISA or in the regulations thereunder or receipt of a notice of withdrawal liability or reorganization with respect to a Multiemployer Plan pursuant to Section 4202 or 4242 of ERISA.

            "REQUIRED LENDERS" means, as of the date of determination thereof, the Lenders having greater than 50% of the sum of (i) the aggregate principal amount of loans and other extensions of credit then outstanding under any of the Loan Documents plus (ii) the aggregate amount of the remaining available commitments of the Lenders under any of the Loan Documents; PROVIDED, HOWEVER, that for purposes of determining the amount of a Revolving Lender's Loans, each Revolving Lender shall be deemed to hold the principal amount of Swing Line Loans and the amount of L/C Obligations and Florence L/C Obligations equal to its Revolving Loan Pro Rata Share of the Swing Line Loans, L/C Obligations and Florence Obligations then outstanding.

            "RESPONSIBLE OFFICER" means, with respect to any Person, any of the chairman of the board of directors, the chief executive officer, chief operating officer, chief financial officer, any executive vice president, any vice president, treasurer, secretary or any other similar officer or position of such Person.

            "RESTRICTED SUBSIDIARY" means Seminole Kraft and S-CC, individually, upon the Borrower acquiring all of their respective outstanding shares of capital stock.

            "REVOLVER TERMINATION DATE" means May 15, 1999.

            "REVOLVING LENDER" means, at any time, any Lender which then has a Revolving Loan Commitment or is owed a Revolving Loan.

            "REVOLVING LOAN COMMITMENT" means, with respect to any Lender, the obligation of such Lender to (i) make Revolving Loans to the Borrower, (ii) participate in Swing Line Loans made by the Swing Line Lender and (iii) participate in Letters of Credit issued by the Facing Agent for the account of the Borrower, in an aggregate principal amount and/or Stated Amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 1.1(a) hereto under the caption "Amount of Revolving Loan Commitment." Each Revolving Loan Commitment shall be subject to reduction from time to time in accordance with the terms of this Agreement.

            "REVOLVING LOAN OBLIGATIONS" means the obligations of the Borrower to repay principal, and pay interest, on the Revolving Loans pursuant to
SECTION 2.2(b).

            "REVOLVING LOAN PRO RATA SHARE" means, with respect to any Revolving Lender and any described aggregate or total amount,


                               Appendix - Page 27
the amount equal to the result obtained by multiplying such aggregate or total amount by a fraction, the numerator of which shall be such Lender's Revolving Loan Commitment in effect at the time (or, if the Total Revolving Loan Commitments have been terminated, the principal amount of such Lender's Revolving Loans then outstanding) and the denominator of which shall be the Total Revolving Loan Commitments in effect at the time (or, if the Total Revolving Loan Commitments have been terminated, the aggregate principal amount of all Revolving Loans then outstanding).

            "REVOLVING LOANS" means, individually and collectively, each of the loans by each of the Revolving Lenders to the Borrower in accordance with
SECTION 2.1(B), which Revolving Loans shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.

            "REVOLVING NOTE" is defined in SECTION 2.2(b).

            "REVOLVING PORTION" is defined in SECTION 3.6(c).

            "S-CC" means Stone-Consolidated Corporation, a Canadian federal corporation.

            "S-CC DEBT DOCUMENTS" means the documentation pursuant to which S-CC has incurred the Indebtedness for Money Borrowed permitted by SECTIONS 5.2.2(u), as such documentation may be amended, supplemented, restated or otherwise modified from time to time, and including documentation related to refinancings of such Indebtedness for Money Borrowed permitted by such Section.

            "SECURITY AGREEMENTS" means, collectively, (i) the Security Agreement in the form of EXHIBIT 1.1 (a) hereto dated as of the Closing Date between the Borrower and the Agent, (ii) the Security Agreement in the form of
EXHIBIT 1.1(b) hereto dated as of the Closing Date between Stone Savannah and the Agent, (iii) the Security Agreement in the form of EXHIBIT 1.1(b) hereto dated as of the Closing Date between Stone Southwest and the Agent, (iv) any Security Agreement executed by any Subsidiary of the Borrower to secure all or any portion of the Obligations after the Closing Date and (v) any Supplemental Pledge Agreement, in each case, as amended, supplemented, restated or otherwise modified from time to time.

            "SEMINOLE KRAFT" means Seminole Kraft Corporation, a Delaware corporation.

            "SENIOR INDEBTEDNESS" has the meaning assigned to that term in each of the Senior Subordinated Note Indenture, the Senior Subordinated (11-1/2%) Indenture, the Convertible Indenture, the Convertible Subordinated Indenture and, from and after the merger of Stone Southwest with and into the Borrower, the Stone Southwest Indenture.


                               Appendix - Page 28

            "SENIOR NOTE DOCUMENTS" means the Senior Note Indenture, the
Senior Notes and all other documents, instruments and agreements now or hereafter evidencing all or any portion of the Borrower's obligations under the Senior Note Indenture and the Senior Notes, including any documents, instruments or agreements evidencing the amendment, refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, supplement, reissuance or resale thereof.

            "SENIOR NOTE INDENTURE" means the Indenture dated as of ____________, 1994 between the Borrower and _________, as Trustee, pursuant to which the Borrower issued its Senior Notes, as amended, supplemented, restated or otherwise modified from time to time.

            "SENIOR NOTES" means, collectively, the Borrower's ___% Senior Notes due _____ in the aggregate principal amount of $200 millon and issued pursuant to the Senior Note Indenture, as amended, supplemented, restated or otherwise modified from time to time.

            "SENIOR SUBORDINATED (11-1/2%) INDENTURE" means the Indenture dated as of September 1, 1989 between the Borrower and Bankers Trust Company, as Trustee, pursuant to which the Borrower issued its 11-1/2% Senior Subordinated Notes due September 1, 1999, as amended, supplemented, restated, or otherwise modified from time to time.

            "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of March 15, 1992 between the Borrower and The Bank of New York, as Trustee, pursuant to which the Borrower issued its 10-3/4% Senior Subordinated Notes due June 15, 1997, its 10-3/4% Senior Subordinated Debentures due April 1, 2002 and its 11% Senior Subordinated Notes due August 15, 1999, as amended, supplemented, restated or otherwise modified from time to time.

            "STANDBY LETTERS OF CREDIT" means any of the standby Letters of Credit issued by the Facing Agent for the account of the Borrower pursuant to SECTION 2.12.

            "STATED AMOUNTS" means, with respect to any letter of credit, the stated or face amount of such letter of credit to the extent available at the time for drawing (subject to presentment of all requisite documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

            "STONE-CANADA" means Stone Container (Canada) Inc., a Canadian federal corporation and formerly named Stone-Consolidated Inc., and its successors and assigns.

            "STONE MERGER SUBSIDIARIES" is defined in the definition of Certificates of Ownership and Merger.


                               Appendix - Page 29

            "STONE SAVANNAH" means Stone Savannah River Pulp & Paper Corporation, a Delaware corporation, and any successor thereto.

            "STONE SAVANNAH CREDIT AGREEMENT" means the Credit Agreement dated as of December 9, 1988, as amended, by and among Stone Savannah, Manufacturers Hanover Trust Company and Citibank, N.A., as co-managers, the financial institutions signatory thereto and Citibank, N.A., as agent.

            "STONE SAVANNAH SENIOR SUBORDINATED NOTES" means the 14.125% Senior Subordinated Notes due December 15, 2000 of Stone Savannah issued pursuant to the Stone Savannah Senior Subordinated Notes Indenture.

            "STONE SAVANNAH SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated as of December 15, 1988, between Stone Savannah and The Bank of New York (as successor to Manufacturers Hanover Trust Company), as Trustee, in respect of the Stone Savannah Senior Subordinated Notes, as amended from time to time.

            "STONE SAVANNAH TRANSACTIONS" is defined in SECTION 5.1.13.

            "STONE SOUTHWEST" means Stone Southwest, Inc., a Delaware corporation.

            "STONE SOUTHWEST INDENTURE" means the Indenture dated as of September 15, 1983 between Stone Southwest (as successor to Southwest Forest Industries, Inc.) and National Westminster Bank USA (as successor to Bankers Trust Company), as Trustee, as amended, restated or otherwise modified from time to time.

            "STONE SOUTHWEST MERGER SUBSIDIARIES" is defined in the definition of Certificates of Ownership and Merger.

            "STONESUB" means, individually and collectively, one or more corporations organized under the laws of one of the United States of America or Canada which are special purpose Wholly-Owned Subsidiaries of the Borrower formed to engage in the Accounts Receivable Financing Program, and including any Wholly-Owned Subsidiary formed as a holding company, the only assets of which consist of the capital stock of such subsidiaries formed to engaged in the Accounts Receivables Financing Program.

            "SUBORDINATED DEBT" means (i) the Borrower's 10-3/4% Senior Subordinated Notes due June 15, 1997, 11% Senior Subordinated Notes due August 15, 1999 and 10-3/4% Senior Subordinated Debentures due April 1, 2002 issued pursuant to the Senior Subordinated Note Indenture, (ii) the Borrower's 11-1/2% Senior Subordinated Notes due September 1, 1999 issued pursuant to the Senior Subordinated (11-1/2%) Indenture, (iii) the Borrower's 12-1/8% Subordinated Debentures due September 15, 2001 under the


                               Appendix - Page 30

Stone Southwest Indenture, (iv) the Borrower's 8-7/8% Convertible Senior Subordinated Notes due July 15, 2000 issued pursuant to the Convertible Indenture, (v) the Borrower's 6-3/4% Convertible Subordinated Debentures due February 15, 2007 issued pursuant to the Convertible Subordinated Indenture and
(vi) any other Indebtedness for Money Borrowed of the Borrower which is subordinate and junior in right of payment to the prior payment in full of all amounts owing to the Lenders under the Loan Documents pursuant to an agreement in form, terms and substance satisfactory to the Required Lenders.

            "SUBSIDIARY" of any Person means any corporation of which such Person, directly or indirectly, shall at the time own shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the board of directors (or the governing body) of such corporation, other than shares having such power only by reason of the happening of a contingency. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, SVCPI shall not be deemed to be a Subsidiary for any purposes of this Agreement (including without limitation the definition of "Wholly-Owned Subsidiary") regardless of the fact that Stone-Canada and/or Affiliates of Stone-Canada may at any time own a majority or all of the outstanding voting shares of SVCPI, PROVIDED, HOWEVER that in the event Stone-Canada and/or Affiliates of Stone-Canada become the owner of a majority of the outstanding voting shares of SVCPI, then (i) SVCPI shall be deemed to be a Subsidiary for purposes of SECTIONS 5.1.1(f), (g) and (h), 5.1.6 and
5.1.7 and (ii) for purposes of the financial statements referred to in SECTIONS 5.1.1(b), (c), (d) and (e), SVCPI shall be accounted for utilizing the equity method.

            "SUBSIDIARY GUARANTEES" means, collectively, (i) the Subsidiary Guarantees each in the form of EXHIBIT 1.1 (c) hereto dated as of the Closing Date and executed by Stone Savannah and Stone Southwest in favor of the Agent and the Lenders and (ii) any Subsidiary Guarantee executed by any Subsidiary of the Borrower after the Closing Date pursuant to SECTION 5.1.16, in each case as amended, supplemented, restated or otherwise modified from time to time.

            "SUBSTITUTE COLLATERAL" is defined in SECTION 9.13(c).

            "SUPPLEMENTAL PLEDGE AGREEMENT" means a pledge or security agreement in a form reasonably acceptable to the Agent pursuant to which the recipient of any equity interest or other non-cash consideration described in the penultimate sentence of SECTION 5.2.8 or the last sentence of SECTION
5.2.12 pledges or hypothecates such equity interest or non-cash consideration to the Agent for the benefit of the Lenders to secure the "Obligations" (as defined in the Security Agreements).


                               Appendix - Page 31

            "SVCPI" means Stone Venepal Consolidated Pulp Inc., a Canadian federal corporation.

            "SWING LINE LENDER" means BT.

            "SWING LINE COMMITMENT" means, with respect to the Swing Line Lender at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to SECTION 2.11 in the amount referred to therein.

            "SWING LINE LOANS" is defined in SECTION 2.11(a).

            "SWING LINE LOAN OBLIGATIONS" means the obligations of the Borrower to repay principal, and pay interest, on the Swing Line Loans pursuant to SECTION 2.2(c).

            "SWING LINE LOAN PARTICIPATION CERTIFICATE" means a certificate, substantially in the form of EXHIBIT 2.11(d).

            "SWING LINE NOTE" is defined in SECTION 2.2(c).

            "TAXES" is defined in SECTION 3.11(a).

            "TERM LENDER" means, at any time, any Lender which then has a Term Loan Commitment or is owed any portion of the Term Loan.

            "TERM LOAN" means, individually and collectively, the loans made by each of the Term Lenders to the Borrower in accordance with SECTION 2.1(a), which Term Loan shall from time to time be comprised of Prime Rate Loans or Eurodollar Rate Loans or any combination of the foregoing.

            "TERM LOAN COMMITMENT" means, with respect to each Term Lender, the principal amount set forth opposite such Term Lender's name on SCHEDULE 1.1(a) hereto under the caption "Amount of Term Loan Commitment."

            "TERM LOAN MATURITY DATE" means April 1, 2000.

            "TERM LOAN OBLIGATIONS" means the obligations of the Borrower to repay principal, and pay interest, on the Term Loan pursuant to SECTION 2.2(a).

            "TERM LOAN PRO RATA SHARE" means, with respect to any Term Lender and any described aggregate or total amount, the amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be the portion of the Term Loan made by such Lender and outstanding at the time and the denominator of which shall be the aggregate amount of the Term Loan made by all of the Term Lenders and outstanding at the time.



                               Appendix - Page 32

            "TERM NOTE" is defined in SECTION 2.2(a).

            "TOTAL AVAILABLE REVOLVING COMMITMENT" means, at the time any determination thereof is made, the sum of the respective Available Revolving Commitments of the Revolving Lenders at such time.

            "TOTAL CONSOLIDATED INDEBTEDNESS FOR MONEY BORROWED" means, subject to the last sentence of SECTION 1.2, the total of all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries.

            "TOTAL MAXIMUM COMMITMENT" means, at the time any determination thereof is to be made, the sum of the respective Maximum Commitments of the Lenders at such time.

            "TOTAL REVOLVING LOAN COMMITMENTS" means, at any time any determination thereof is to be made, the sum of the respective Revolving Loan Commitments of the Revolving Lenders at such time.

            "TRANSACTION DOCUMENTS" means the Merger Documents, the Senior Note Documents, the First Mortgage Note Documents, the Debt Refinancing Documents and any other document, instrument or agreement executed and/or delivered in connection with the consummation of the Related Transactions.

            "TYPE" means any type of Loan, namely a Prime Rate Loan or a Eurodollar Rate Loan (whether a Term Loan or Revolving Loan).

            "UNDERFUNDED PLAN" is defined in SECTION 4.15(a).

            "UNMATURED EVENT OF DEFAULT" means an event, act or occurrence which, with the giving of notice or the lapse of time (or both), would become an Event of Default.

            "U.S. CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 1, 1989, executed as of October 25, 1993 and effective as an amended and restated agreement effective as of December 17, 1993, as further amended, by and among the Borrower, BT, as Agent, Citibank, N.A., Chemical Bank (as successor to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as Co-Agents, and certain financial institutions signatory thereto.

            "WAIVED PROCEEDS" is defined in SECTION 3.6(f).

            "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, at any time any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person. Unless otherwise expressly provided,


                               Appendix - Page 33
all references herein to a "Wholly-Owned Subsidiary" shall mean a Wholly-Owned Subsidiary of the Borrower.

            The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein", "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Unless specifically stated to the contrary, all references to "Sections," "subsections," "paragraphs," "Exhibits" and "Schedules" in this Agreement shall refer to Sections, subsections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


c:\docs\bsh\bt\stone\creditag.10



                               Appendix - Page 34

                             TABLE OF CONTENTS


                                                                          Page

                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS...................  2
      Section 1.1       DEFINITIONAL APPENDIX............................  2
      Section 1.2       ACCOUNTING TERMS; FINANCIAL STATEMENTS...........  2

                                 ARTICLE II

                        LOAN PROVISIONS..................................  3
      Section 2.1       LOAN COMMITMENTS.................................  3
                  (a)   TERM LOAN........................................  3
                  (b)   REVOLVING LOANS..................................  3
      Section 2.2       OBLIGATIONS; NOTES...............................  3
                  (a)   TERM LOAN OBLIGATIONS............................  3
                  (b)   REVOLVING LOAN OBLIGATIONS.......................  4
                  (c)   SWING LINE LOAN OBLIGATIONS......................  5
      Section 2.3       BORROWING OPTIONS................................  6
      Section 2.4       MINIMUM AMOUNT OF EACH BORROWING.................  6
      Section 2.5       NOTICE OF BORROWING..............................  7
      Section 2.6       CONVERSION OR CONTINUATION.......................  7
      Section 2.7       DISBURSEMENT OF FUNDS............................  8
      Section 2.8       INTEREST.........................................  9
                  (a)   PRIME RATE REVOLVING LOANS.......................  9
                  (b)   EURODOLLAR RATE REVOLVING LOANS..................  9
                  (c)   PRIME RATE TERM LOANS............................ 10
                  (d)   EURODOLLAR RATE TERM LOANS....................... 10
                  (e)   SWING LINE LOANS................................. 10
                  (f)   DEFAULT RATE INTEREST............................ 10
                  (g)   ACCRUAL AND PAYMENT OF INTEREST.................. 10
                  (h)   NOTIFICATION OF RATE............................. 11
                  (i)   MAXIMUM INTEREST................................. 11
                  (j)   REFERENCE BANKS.................................. 11
      Section 2.9       INTEREST RATE ADJUSTMENTS........................ 11
      Section 2.10      INTEREST PERIODS................................. 12
      Section 2.11      SWING LINE LOANS................................. 12
                  (a)   SWING LINE COMMITMENT............................ 12
                  (b)   PROCEDURE FOR SWING LINE BORROWING............... 13
                  (c)   REFUNDING OF SWING LINE LOANS.................... 13
                  (d)   PARTICIPATION IN SWING LINE LOANS................ 13
                  (e)   OBLIGATIONS UNCONDITIONAL........................ 14
      Section 2.12      LETTERS OF CREDIT................................ 14
                  (a)   ISSUANCE BY FACING AGENT......................... 14
                  (b)   PARTICIPATION OF REVOLVING LENDERS............... 15
                  (c)   REQUESTS FOR ISSUANCE............................ 16
                  (d)   REIMBURSEMENT OF DRAWINGS........................ 16
                  (e)   FAILURE TO REIMBURSE............................. 17
                  (f)    LETTER OF CREDIT FEES........................... 18
                  (g)   REIMBURSEMENT OBLIGATION UNCONDITIONAL........... 19
                  (h)   INCREASED COSTS.................................. 20

                  (i)   INDEMNIFICATION.................................. 21
                  (j)   LETTER OF CREDIT BENEFICIARIES................... 21
                  (k)   FACING AGENT..................................... 22
                  (l)   NO INDEMNIFICATION FOR CERTAIN ACTS.............. 22
      Section 2.13      INCREASED COSTS, ILLEGALITY, ETC................. 22
      Section 2.14      REPLACEMENT OF AFFECTED LENDERS.................. 25
      Section 2.15      CHANGE OF LENDING OFFICE......................... 26
      Section 2.16      FUNDING LOSSES................................... 26
      Section 2.17      PRO RATA BORROWINGS.............................. 26

      Section 2.18      FLORENCE LETTERS OF CREDIT....................... 27

                                 ARTICLE III

                        TERMINATION OF COMMITMENTS, PREPAYMENTS
                          AND FEES....................................... 27
      Section 3.1       MANDATORY REVOLVING LOAN AND SWING LINE LOAN
                        PREPAYMENTS AND COMMITMENT REDUCTIONS............ 27
      Section 3.2       VOLUNTARY PREPAYMENTS............................ 27
      Section 3.3       VOLUNTARY COMMITMENT REDUCTIONS.................. 28
      Section 3.4       MANDATORY PREPAYMENTS............................ 29
                  (a)   PREPAYMENTS FROM EXCESS CASH FLOW................ 29
                  (b)   PREPAYMENTS FROM INCURRENCE OF INDEBTEDNESS...... 29
                  (c)   PREPAYMENTS FROM ASSET SALES..................... 30
      Section 3.5       OTHER PROVISIONS WITH RESPECT TO THE LOANS....... 31
      Section 3.6       ORDER OF PREPAYMENT AND PAYMENT.................. 32
      Section 3.7       COMMITMENT FEES.................................. 34
      Section 3.8       CLOSING FEES..................................... 34
      Section 3.9       AGENT'S FEES..................................... 34
      Section 3.10      AGENT'S ADMINISTRATIVE FEE....................... 34
      Section 3.11      PAYMENTS......................................... 34


                                 ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES................... 37
      Section 4.1       DUE ORGANIZATION AND STANDING.................... 37
      Section 4.2       POWER AND AUTHORITY.............................. 37
      Section 4.3       SUBSIDIARIES..................................... 37
      Section 4.4       NO VIOLATION OF AGREEMENTS....................... 38
      Section 4.5       DUE AUTHORIZATION, ETC........................... 39
      Section 4.6       INDEBTEDNESS FOR MONEY BORROWED.................. 39
      Section 4.7       FISCAL QUARTERS AND YEAR......................... 40
      Section 4.8       TITLE TO AND CONDITIONS OF PROPERTIES............ 40
      Section 4.9       LITIGATION, PROCEEDINGS, LICENSES, PERMITS....... 40
      Section 4.10      GOVERNMENTAL CONSENTS, ETC....................... 41
      Section 4.11      FINANCIAL STATEMENTS............................. 41
      Section 4.12      NO MATERIAL ADVERSE CHANGE....................... 43
      Section 4.13      TAX RETURNS AND PAYMENTS......................... 43

      Section 4.14        PATENTS, ETC..................................... 43
      Section 4.15        ERISA............................................ 43
      Section 4.16        GOVERNMENTAL REGULATION.......................... 45
      Section 4.17        FEDERAL RESERVE REGULATIONS...................... 45
      Section 4.18        TRANSACTION DOCUMENTS............................ 46
      Section 4.19        SOLVENCY OF THE BORROWER......................... 46
      Section 4.20        CERTAIN FEES..................................... 46
      Section 4.21        ENVIRONMENTAL MATTERS............................ 47
      Section 4.22        DISCLOSURE....................................... 47
      Section 4.23        SURVIVAL OF WARRANTIES; COVENANT REGARDING
                             DISCLOSURE.................................... 48

                                  ARTICLE V

                          COVENANTS........................................ 48
      Section 5.1         AFFIRMATIVE COVENANTS OF THE BORROWER............ 48
              5.1.1       FINANCIAL DATA................................... 48
              5.1.2       DISCHARGE OF TAXES, ETC.......................... 53
              5.1.3       CORPORATE EXISTENCE; BUSINESS.................... 53
              5.1.4       COMPLIANCE WITH LAWS............................. 54
              5.1.5       PERFORMANCE OF BASIC AGREEMENTS.................. 54
              5.1.6       INSPECTION OF BOOKS AND PROPERTIES............... 54
              5.1.7       MAINTENANCE OF BOOKS AND RECORDS................. 55
              5.1.8       ERISA............................................ 55
              5.1.9       INSURANCE........................................ 56
              5.1.10      MAINTENANCE OF PROPERTIES........................ 56
              5.1.11      USE OF PROCEEDS.................................. 57
              5.1.12      LENDER MEETING................................... 57
              5.1.13      REDEMPTION OF SENIOR SUBORDINATED NOTES AND STONE
                            SAVANNAH STOCK................................. 57
              5.1.14      ENVIRONMENTAL NOTIFICATION....................... 58
              5.1.15      ENVIRONMENTAL COMPLIANCE......................... 58
              5.1.16      ADDITIONAL SUBSIDIARY GUARANTEES................. 59
              5.1.17      DELAYED COLLATERAL............................... 59
              5.1.18      MERGER OF STONE SOUTHWEST........................ 61
      Section 5.2         NEGATIVE COVENANTS OF THE BORROWER............... 61
              5.2.1       LIENS............................................ 61
              5.2.2       INDEBTEDNESS FOR MONEY BORROWED.................. 61
              5.2.3       GUARANTEES....................................... 67
              5.2.4       AFFILIATE TRANSACTIONS........................... 68
              5.2.5       DIVIDENDS........................................ 68
              5.2.6       NEGATIVE DEBT COVENANTS.......................... 70
              5.2.7       INVESTMENTS...................................... 71
              5.2.8       MERGERS.......................................... 73
              5.2.9       PURCHASE OF STOCK OR ASSETS...................... 74
              5.2.10      PREPAYMENT OF INDEBTEDNESS; CERTAIN AMENDMENTS. 76
              5.2.11      CAPITAL EXPENDITURES............................. 77
              5.2.12      SALE OF ASSETS................................... 78
              5.2.13      SALE OF ACCOUNTS RECEIVABLE...................... 79
              5.2.14      SUBSIDIARIES..................................... 80
              5.2.15      LEASE PAYMENTS................................... 80

            5.2.16      ACCOUNTS RECEIVABLE FINANCING PROGRAM............ 80
    Section 5.3         FINANCIAL COVENANTS OF THE BORROWER.............. 80
            5.3.1       INTEREST COVERAGE RATIO.......................... 80
            5.3.2       INDEBTEDNESS RATIO............................... 81


                                 ARTICLE VI

                        CONDITIONS OF CREDIT............................. 81
      Section 6.1       CONDITIONS PRECEDENT TO THE INITIAL BORROWING.... 81
      Section 6.2       CONDITIONS PRECEDENT TO ALL CREDIT EVENTS........ 85
                  (a)   REPRESENTATIONS AND WARRANTIES................... 85
                  (b)   NO DEFAULT....................................... 85
                  (c)   NOTICE OF BORROWING; LETTER OF CREDIT REQUEST.... 85
                  (d)   OTHER INFORMATION................................ 86

                                 ARTICLE VII

                        EVENTS OF DEFAULT................................ 86
      Section 7.1       EVENTS OF DEFAULT................................ 86
                  (a)   PAYMENTS......................................... 86
                  (b)   REPRESENTATIONS AND WARRANTIES................... 86
                  (c)   CERTAIN COVENANTS................................ 86
                  (d)   OTHER COVENANTS.................................. 87
                  (e)   BANKRUPTCY....................................... 87
                  (f)   INVOLUNTARY PROCEEDINGS.......................... 87
                  (g)   INDEBTEDNESS FOR MONEY BORROWED.................. 87
                  (h)   JUDGMENTS........................................ 88
                  (i)   BASIC AGREEMENTS................................. 88
                  (j)   ERISA............................................ 88
                  (k)   OTHER ERISA...................................... 89
                  (l)   CROSS-DEFAULTS................................... 89
                  (m)   CHANGE OF CONTROL................................ 89
      Section 7.2       REMEDIES......................................... 89


                                ARTICLE VIII

                        THE AGENT ....................................... 91
      Section 8.1       APPOINTMENT...................................... 91
      Section 8.2       NATURE OF DUTIES................................. 91
      Section 8.3       RIGHTS, EXCULPATION, ETC......................... 91
      Section 8.4       EMPLOYMENT OF AGENTS AND COUNSEL................. 92
      Section 8.5       RELIANCE......................................... 93
      Section 8.6       INDEMNIFICATION.................................. 93
      Section 8.7       NOTICE OF DEFAULT................................ 93
      Section 8.8       THE AGENT ....................................... 93
      Section 8.9       RESIGNATION BY THE AGENT......................... 94
      Section 8.10      HOLDERS OF OBLIGATIONS........................... 94

      Section 8.11      CO-AGENTS........................................ 95

                                 ARTICLE IX

                        MISCELLANEOUS.................................... 95
      Section 9.1       NO WAIVER; MODIFICATIONS IN WRITING.............. 95
      Section 9.2       AMENDMENTS....................................... 95
      Section 9.3       CERTAIN OTHER AMENDMENTS......................... 96
      Section 9.4       NOTICES, ETC..................................... 96
      Section 9.5       COSTS, EXPENSES AND TAXES........................ 97
      Section 9.6       INDEMNIFICATION.................................. 98
      Section 9.7       SPECIAL EXPENDITURES............................. 99
      Section 9.8       CONFIRMATIONS....................................100
      Section 9.9       ADJUSTMENT.......................................100
      Section 9.10      RIGHT OF SETOFF..................................101
      Section 9.11      EXECUTION IN COUNTERPARTS........................101
      Section 9.12      BINDING EFFECT; ASSIGNMENT.......................102
      Section 9.13      RELEASE OF COLLATERAL............................105
      Section 9.14      CONSENT TO JURISDICTION..........................107
      Section 9.15      GOVERNING LAW....................................107
      Section 9.16      SEVERABILITY OF PROVISIONS.......................107
      Section 9.17      HEADINGS.........................................108
      Section 9.18      TIME.............................................108
      Section 9.19      FURTHER ASSURANCES...............................108
      Section 9.20      FLORIDA REAL PROPERTY............................108
      Section 9.21      TREATMENT OF SEMINOLE KRAFT......................108
      DEFINITIONAL APPENDIX..............................................  1

                       INDEX OF EXHIBITS AND SCHEDULES

                                 EXHIBITS

Exhibit 1.1(a)          -        Form of Stone Container Security Agreement
Exhibit 1.1(b)          -        Form of Subsidiary Security Agreement
Exhibit 1.1(c)          -        Form of Subsidiary Guarantee
Exhibit 1.1(d)          -        Form of Mortgage
Exhibit 1.1(e)          -        Recourse Receivables Financings
Exhibit 2.2(a)          -        Form of Term Note
Exhibit 2.2(b)          -        Form of Revolving Note
Exhibit 2.2(c)          -        Form of Swing Line Note
Exhibit 2.5             -        Form of Notice of Borrowing
Exhibit 2.6             -        Form of Notice of Conversion or Continuation
Exhibit 2.11(d)         -        Form of Swing Line Loan Participation
                                 Certificate
Exhibit 2.12            -        Form of Request for Issuance/Amendment
                                 of Letter of Credit
Exhibit 4.11(b)         -        Pro Forma Consolidated Balance Sheet
Exhibit 4.11(c)         -        Forecasts
Exhibit 5.1.1           -        Form of Officer's Certificate pursuant to
                                 Section 5.1.1
Exhibit 6.1(h)          -        Form of Opinion of Sidley & Austin
Exhibit 6.1(m)          -        Form of Certificate of Responsible Officer
                                 pursuant to Section 6.1(m)
Exhibit 6.1(o)          -        Form of L/C Agreement Amendment
Exhibit 9.12(d)         -        Form of Assignment Agreement


                                 SCHEDULES

Schedule 1.1(a)         -        Loan Commitments
Schedule 1.1(b)         -        Performance Tests
Schedule 1.1(c)         -        Mortgaged Properties
Schedule 1.1(d)         -        Permitted Liens
Schedule 3.4            -        Existing Contractual Restrictions
Schedule 3.8            -        Facility Fee and Additional Commitment
                                 Fee
Schedule 4.3            -        Subsidiaries of the Borrower
Schedule 4.4            -        Consents and Approvals
Schedule 4.6            -        Indebtedness for Money Borrowed
Schedule 4.8            -        Title to and Conditions of Properties
Schedule 4.10           -        Governmental Consents
Schedule 4.11(d)        -        Material Liabilities
Schedule 4.12           -        Public Filings
Schedule 4.15           -        Pension Liabilities Relating to Stone-
                                 Canada and Subsidiaries of Stone-
                                 Canada
Schedule 4.21           -        Environmental Matters
Schedule 5.2.2          -        IRBs and IRB Put Contracts

Schedule 5.2.3          -        Guarantees
Schedule 5.2.4          -        Affiliate Transactions
Schedule 5.2.6          -        Encumbrances and Restrictions
Schedule 5.2.7          -        Investments
Schedule 5.2.7-A        -        Commitments and Contracts
Schedule 6.1(g)         -        Title Insurance relating to Mortgaged
                                 Properties
Schedule 9.13(a)        -        Collateral Subject to Release Upon